Financial Institutions, Inc.

Aiming higher.

2025

Proxy Statement

FROM OUR INDEPENDENT BOARD CHAIR FELLOW SHAREHOLDERS:

On behalf of the Board of Directors of Financial Institutions, Inc., I would like to sincerely thank you for your interest and investment in our Company. Whether you are a long-time shareholder, or joined us through our December 2024 common equity offering, we are proud to have you alongside us.

Our Board and executive management team are focused on strong execution of community banking fundamentals and enhancing our profitability in a manner that prioritizes safety and soundness, in order to deliver long-term value to you, our shareholders. Our operating model and strategic framework are designed around this value creation goal as well as our vision of being a high-performing community bank offering a simple, connected and trusted experience in the markets we serve.

2024 was a year in which our Company persevered through tremendous challenges, executed at a high level on strategic initiatives that position us well for the future, and focused on delivering meaningful customer experiences across our commercial, retail and wealth management lines of business in support of organic and sustainable growth. Our fourth quarter public equity offering and subsequent balance sheet restructuring were bold actions that provided strong momentum into 2025 and position us well to deliver improved earnings and profitability, both this year and in future periods.

We understand the importance of an engaged and evolving Board in stewarding our Company’s success. Consistent with our commitment to board refreshment, we appointed Angela Panzarella to our Board in January 2025 and have also nominated Robert Schrader to serve as a Director. Ms. Panzarella spent the majority of her career in the highly regulated health care industry, overseeing corporate strategy, financial and business operations, business development and more. Mr. Schrader brings more than 25 years of experience in corporate finance and public accounting, and we believe his expertise and counsel will be very valuable as we continue to execute on our strategic objectives. We are pleased to recommend these two highly qualified and capable individuals to serve as independent directors.

As we welcome them, I would like recognize the contributions of Samuel Gullo, who will be retiring as a director at the 2025 Annual Meeting of Shareholders. The Company has benefited from Mr. Gullo’s dedicated service for 25 years. His unwavering commitment and impactful contributions to the Board of Directors have been instrumental in shaping our Company’s future. His passion for the organization has inspired us all and he will certainly be missed.

We greatly value engagement with our shareholders and seek opportunities to proactively engage regularly, through conference attendance, virtual and in-person meetings, and publicly available quarterly investor calls. Your engagement in our annual meeting is also important, and we encourage you to read this 2025 Proxy Statement and vote online to ensure that you are represented. Thank you again for your support of our Company.

Cordially,

Susan R. Holliday
Chair of the Board

April 14, 2025

Financial Institutions, Inc.

FROM OUR CEO FELLOW SHAREHOLDERS:

Our Company successfully navigated an incredibly dynamic 2024, rising above challenges, to execute strategic initiatives that support our strong focus on organically growing our community banking franchise and position us for improved performance not only in 2025, but for the years to come.

From the sale of the assets of our insurance subsidiary in the second quarter, to our decision to wind down our Banking-as-a-Service offering as announced in the third quarter, we have taken strategic actions in the last year that allow us to focus on organically growing our core community banking franchise. More recently, in the fourth quarter of 2024, we completed a successful and oversubscribed common equity public offering and balance sheet restructuring that is expected to contribute meaningfully to improved financial results and profitability metrics moving forward. We accomplished these successful outcomes while also responding to the deposit-related fraud event experienced in the first quarter of 2024 and, more recently, reaching a settlement related to a longstanding auto lending litigation.

As always, we remained a committed and engaged partner to the communities we serve, supporting them through grants, financial literacy education, volunteerism and more. Our 2024 Community Report details many of the ways we have given and continue to give back to our communities.

We cordially invite you to our 2025 Annual Meeting of Shareholders on Wednesday, May 28, 2025, at 10:00 am, Eastern Time. The meeting will be held in virtual format through a live webcast, accessible at www.virtualshareholdermeeting.com/FISI2025.

You will be asked to vote on several items including the election of directors, compensation of our named executive officers (the say-on-pay vote), an amendment to our long-term incentive plan, and the ratification of the appointment of RSM US LLP to serve as our independent registered public accounting firm for 2025. Your vote is important, and we encourage you to read the proxy statement and vote your shares as promptly as possible. Proxy materials are again being provided via the internet this year, expediting delivery to shareholders, supporting effective expense management and reducing the environmental impact of our meeting.

Information on how to attend the annual meeting, vote and submit questions is provided in the attached notice of annual meeting.

On behalf of the Company’s executive and senior leadership team, I thank you for your continued support of and investment in Financial Institutions, Inc.

Sincerely,

Martin K. Birmingham

President and Chief Executive Officer

April 14, 2025

Financial Institutions, Inc.

Notice of the Annual Meeting of Shareholders	2	Other Factors Affecting Executive Compensation	51
Corporate Governance and Board Matters	4	Management Development & Compensation
Separate Chair and Chief Executive Officer	4	Committee Report	53
Board of Directors Role in Risk Oversight	4	Executive Compensation Tables	54
Succession Planning	4	Summary Compensation Table	54
Shareholder Engagement	5	All Other Compensation	55
Director Resignation Policy	5	2024 Grants of Plan-Based Awards	55
Director and Executive Stock Ownership Policies	5	Outstanding Equity Awards at
Stock Ownership Requirements	5	December 31, 2024	56
Clawback Provisions	6	Restricted Stock Vested in 2024	57
Derivatives, Pledging and Hedging Policy	6	Pension Benefits	57
Policy Prohibiting Insider Trading and Related		Stock Option Award Policy	58
Procedures	6	Potential Payments Upon Termination of
Code of Ethics	6	Employment or Change in Control	59
Certain Relationships and Related Party		Management Development & Compensation
Transactions	7	Committee Interlocks and Insider Participation	61
Corporate Strategy and Enterprise Risk		CEO Pay Ratio	61
Management	7	Pay Versus Performance	62
Board Composition and Director Nominees	9	Relationship Disclosure	64
Director Independence and Qualifications	9	Performance Metrics	65
Composition of our Directors	9	Proposal 3. Approve the Second Amended and
Tenure and Board Refreshment	10	Restated 2015 Long-Term Incentive Plan (LTIP)	66
Board Self-Assessment	11	Why Shareholders Should Approve the Second
Shareholder Nominees	11	Amended & Restated 2015 LTIP (Second A&R Plan)	67
Communication with Our Board	11	Summary of the Second A&R Plan	68
Sustainability and Corporate Responsibility	12	Certain Federal Income Tax Consequences	71
Proposal 1. Election of Directors	13	New Plan Benefits	72
Business Experience and Qualification of Directors	14	Aggregate Award Granted	72
Biographies – Director Nominees	14	Proposal 4. Ratification of Appointment of
Biographies – Directors Continuing in Office	17	Independent Registered Public Accounting Firm	74
Board of Directors Skills Matrix	21	Audit Committee Report	75
Board and Committee Meetings	23	Our Executive Officers	76
Committees of the Board	23	Stock Information	78
Director Compensation	27	Security Ownership of Certain Beneficial Owners and
Annual Meeting Attendance	29	Management	78
Proposal 2. Advisory Vote to Approve the		Delinquent Section 16(a) Reports	79
Compensation of Our Named Executive Officers	30	Future Shareholder Proposals	80
Executive Compensation	31	Information About the Meeting	81
Compensation Discussion and Analysis (CD&A)	31	General Information	81
Introduction	31	Voting Matters	81
Executive Summary	31	Other Matters	83
Shareholder Input and Outreach	38	Appendix A — Reconciliations of GAAP to
Compensation Philosophy and Best Practices	38	Non-GAAP Financial Measures	A-1
Program Elements and Pay Decisions	40	Appendix B — Financial Institutions, Inc. Second
Compensation Process	47	Amended and Restated 2015 LTIP	B-1

Financial Institutions, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD- LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future results or events and include, among others:

•
statements with respect to the beliefs, plans, objectives, and expectations regarding the initiatives and goals of Financial Institutions, Inc. (“FII”) and its subsidiaries (collectively the “Company”); and
•
statements preceded by, followed by or that include the words “aim,” “believe,” “commit,” “goal,” “intend,” “plan,” “potential,” “strive,” or similar expressions.

These forward-looking statements are based on management’s current expectations and beliefs and are not guarantees of future results, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this Proxy Statement. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, please see the risks and other factors detailed from time to time in the Company’s most recent periodic reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”).

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

2025 Proxy Statement 1

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2025 ANNUAL MEETING INFORMATION

Meeting Date:	May 28, 2025

Virtual Meeting Place:	www.virtualshareholdermeeting.com/FISI2025

Meeting Time:	10:00 a.m. (Eastern)

Record Date:	April 2, 2025

To attend, vote and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/FISI2025 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

For additional information about our Annual Meeting, see “Information About the Meeting” on page 81.

ANNUAL MEETING BUSINESS

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held for the following purposes:

1.
To elect four directors nominated by the Board of Directors (the “Board”) to serve until the 2028 Annual Meeting and one director nominated by the Board to serve until the 2027 Annual Meeting.
2.
To approve, on an advisory basis, the compensation of our named executive officers.
3.
To approve the Second Amended and Restated 2015 Long-Term Incentive Plan.
4.
To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2025.
5.
To transact such other business as may properly come before the Annual Meeting.

Owners of Financial Institutions, Inc. common stock at the close of business on the meeting record date of April 2, 2025, or their legal proxy holders, are entitled to vote at our Annual Meeting.

YOUR VOTE IS IMPORTANT – HOW TO VOTE:

By Internet	By Phone	By Mail	During the Meeting
Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail	You will need the control number that appears on your proxy card or notice to vote during the virtual meeting.

For more information on how to vote your shares, please refer to “Voting Matters” on page 81.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via the Internet instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.

2 Financial Institutions, Inc.

NOTICE OF THEANNUAL MEETING OF SHAREHOLDERS

Beginning on April 14, 2025, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Samuel J. Burruano, Jr.
Chief Legal Officer and Corporate Secretary

220 Liberty Street Warsaw, New York 14569 April 14, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, May 28, 2025: this proxy statement and the 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, are available at www.proxydocs.com/FISI and on our website www.FISI-Investors.com.

2025 Proxy Statement 3

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

FII is the parent company for Five Star Bank and Courier Capital, LLC, which we collectively refer to in the proxy statement as the “Company,” “we,” “our” or “us.” Throughout the proxy statement, we refer to Five Star Bank as the “Bank.” We refer to our combined workforce as “Five Star.”

Our Corporate Governance Guidelines and other key governance policies and documents, including the charters for each of our standing Board committees, stock ownership requirements, and our codes of conduct and ethics are available on our website at www.FISI-Investors.com by clicking on “Governance,” then on “Governance Documents.” Information available on our website is not a part of, and is not incorporated into, this proxy statement.

SEPARATE CHAIR AND CHIEF EXECUTIVE OFFICER

The Board believes that effective corporate governance is best accomplished if the roles of Chair of the Board and Chief Executive Officer (“CEO”) are separated. The Board believes that separating these two positions allows each person to focus on their individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus attention on the day-to-day operations and performance of the Company and work to implement our long-term, Board-approved strategic plan. At the same time, our non-executive Chair of the Board can focus attention on long-term strategic issues, setting the agenda for and presiding at Board meetings, working collaboratively with other Board members and providing insight and guidance to our CEO through regular interaction.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board is actively engaged in the oversight of the prudent management of risk and ensures strategic objectives are aligned with our risk appetite. The Board approves our Risk Appetite Statement, Enterprise Risk Management (“ERM”) Program, Compliance Management Program and Policy, Fair Lending Policy and Program, Community Reinvestment Act (“CRA”) Policy and Program, Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) Policy and Program, Codes of Conduct and Ethics, Information Security Program and Framework, and Risk Management Policy and approves updates to each annually to ensure that our risk framework remains relevant and current to address evolving external and internal risks. Our Board committees have subject matter expertise and conduct primary oversight of certain risks that may affect us. The Board’s Risk Oversight Committee has oversight of our credit, capital, liquidity and funding, market, strategic, operational, compliance (including Fair and Responsible Banking and CRA), legal, physical security, cybersecurity and electronic data processing risks, among others. The Board’s Audit Committee oversees disclosure of financial risks, including those that could arise from our accounting and financial reporting processes and from financial disclosure relative to cybersecurity and other matters, in addition to complaints that may raise material financial or ethical concerns. The Board’s Management Development and Compensation (“MD&C”) Committee oversees risks arising from our compensation policies and programs.

SUCCESSION PLANNING

The Board’s MD&C Committee has active oversight of our management succession and development plan, including discussion regarding performance of the Company’s leadership team with a focus on key positions at the senior and executive officer levels. This planning and recurring oversight reflects our strong commitment to recruiting, developing and retaining highly qualified senior and executive leaders, and our support for employee development and internal succession opportunities. Succession planning provides our organization alternatives in the event of both planned and unplanned succession needs.

Our Board believes that director refreshment is an important component of good corporate governance. More than half of the Board’s 11 independent directors joined since 2016. Three directors have joined since 2021 and a new director nominee is up for election this year. Board of Director succession planning is overseen by the Board’s Nominating and Governance (“Governance”) Committee and is further described on page 26.

4 Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

SHAREHOLDER ENGAGEMENT

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics and in a variety of ways throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Members of our executive team, including our CEO and Chief Financial Officer (“CFO”), regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences and other channels of communication. When shareholders are likely to have questions relevant to their areas of focus, other members of our executive management team, which may include our Chief Legal Officer and Corporate Secretary and Chief Human Resources Officer, participate in these communications. Topics discussed at these meetings are shared with our Board and our Board Chair is made available for meetings when requested by shareholders, reflecting the Board’s commitment to shareholder engagement.

In addition, we conduct an annual outreach to our largest shareholders and have conversations with corporate governance teams regarding corporate governance, financial performance, executive compensation and other topics of interest to our shareholders. Our most recent outreach effort, initiated in late 2024, included more than two dozen of our largest shareholders representing more than 50% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the Board and its committees and is reflected in adjustments to our policies and practices.

DIRECTOR RESIGNATION POLICY

Our Board has adopted a director resignation policy for director nominees who receive a majority of WITHHELD votes. The policy is incorporated into our Corporate Governance Guidelines. If the election is uncontested (the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than us), once the vote has been tabulated and certified and it is established that a director nominee received more WITHHELD votes than FOR votes (with abstentions and broker non-votes not counted as either), the director must immediately submit his or her resignation to the Board.

On receipt of the resignation, the Board’s Governance Committee will evaluate what is in the best interests of the Company and its shareholders and will make a recommendation to the independent directors of the Board. The recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing the perceived cause of the WITHHELD votes or determining that the director should not stand for re-nomination in the future. Within 90 days of the Annual Meeting, the independent directors will determine the action to be taken and a public announcement will be promptly made. Directors do not participate in deliberations or determinations relating to matters in which they have an interest.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP POLICIES

Stock Ownership Requirements

To demonstrate strong commitment to our Company and sound corporate governance, members of our Board and Executive Management Committee (“EMC”) (members identified by footnote 1 to Executive Officers listed on page 76) must comply with the Director and Executive Stock Ownership Requirements (“Stock Requirements”) approved by our Board. Annually, the Governance and MD&C Committees review the Stock Requirements for participant compliance of Directors and EMC members, respectively, and make recommended changes to the Board to ensure they remain current and reflective of industry practices and investor expectations. Current Stock Requirements are set forth below:

Position	Required Ownership
President and CEO	3x Annual Base Salary
Executive Vice Presidents	1.5x Annual Base Salary
Other Members of EMC	1x Annual Base Salary
Non-employee Directors	3x Annual Cash Retainer

2025 Proxy Statement 5

CORPORATE GOVERNANCE AND BOARD MATTERS

Pursuant to the Stock Requirements, directors and EMC members are deemed the owner of shares they own outright, shares owned indirectly (e.g. by a spouse or a trust) if the Participant has a pecuniary interest in such shares, vested restricted stock or other vested stock-based awards (excluding options) granted under FII or Five Star Bank’s incentive plans or other equity compensation arrangements, unvested restricted stock/units subject only to time-based vesting requirements and shares of our stock held by the individual in the Company stock fund of our 401(k) plan. Unexercised options and unvested performance-contingent shares/units are not counted towards meeting the requirements. No directors or officers held any stock options as of December 31, 2024.

In 2024, all directors and EMC members met the Stock Requirements.

Clawback Provisions

In connection with the SEC’s and Nasdaq’s rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, the Company has adopted the Financial Institutions, Inc. Clawback Policy. If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Company will recoup any erroneously awarded incentive-based compensation paid during the three completed fiscal years immediately preceding such restatement from the Company’s current and former Section 16 officers as set forth in this policy, provided that such individuals served as Section 16 officers at any time during the applicable performance period. Pursuant to the policy, the MD&C Committee shall determine the terms of any required repayment and its determination shall be final, conclusive, and binding. To date, no clawback action has been required.

Derivatives, Pledging and Hedging Policy

Our Insider Trading Policy prohibits all employees and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

POLICY PROHIBITING INSIDER TRADING AND RELATED PROCEDURES

Our Insider Trading Policy governs the purchase, sale, and other dispositions of the registrant's securities by directors, senior management, and employees and we believe that it is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq exchange listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

CODE OF ETHICS

Expectations for our directors, officers and employees are memorialized in our Code of Business Conduct and Ethics Policy (“Code of Ethics”) that is annually approved by our Board of Directors. The Code of Ethics is applicable to all employees and covers professional conduct, including, but not limited to, conflicts of interest, safeguarding of confidential information, protecting company assets, anti-trust compliance, fair and responsible banking, and financial responsibility. New and existing employees and directors (on an annual basis) are required to acknowledge receipt of and compliance with the Code of Ethics.

Additionally, we have a code of ethics for the CEO, CFO and senior financial officers that sets additional and heightened expectations for honest and ethical conduct and compliance with applicable laws, rules and regulations applicable to financial related matters (this code of ethics and the Code of Ethics collectively are referred to as “Ethics Codes”). Each applicable employee and director must annually review and affirm their intent to comply with the Ethics Codes.

Current versions of these codes may be viewed on our website at www.FISI-Investors.com by clicking on “Governance,” then on “Governance Documents.” Exceptions or an amendment to any provision of the Ethics Codes must be approved by the Chief Compliance Officer (“CCO”) and are reported to and ratified or approved by the Board. We intend to notify shareholders of any exceptions or amendments granted on our website at www.FISI-Investors.com. We did not grant any exceptions or approve any amendments during 2024 and our investor website includes the current versions of the Ethics Codes.

6 Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Related Party Transactions Policy is similarly reviewed and updated annually and provides for the handling and oversight of related party transactions, as defined under Item 404(a) of SEC Regulation S-K. Our CCO is notified when a potential related party transaction is being contemplated. Potential transactions are referred to the Board’s Audit Committee to determine whether the transaction is a related party transaction. If the Audit Committee determines that the potential transaction is a related party transaction, the Committee decides whether to approve or decline the proposed transaction. In determining whether to approve a potential related party transaction, the Audit Committee considers regulatory requirements, whether the transaction is consistent with the Ethics Codes, and all other factors it deems appropriate using its business judgment.

During 2024, we were not a party to any transaction or series of transactions, and there is not any currently proposed transaction, in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•
Compensation arrangements described within this document; and
•
The transactions described below.

Before approving an extension of credit to an insider, the Bank’s Compliance team reviews the proposed extension of credit to ensure the Bank does not offer extensions of credit to insiders on a basis that gives preferential treatment, presents a conflict of interest, or involves more than normal risk of repayment. During 2024, certain of our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us. These loans and other transactions did not involve more than the normal risk of collectability or present other unfavorable features to the Company.

All loans to our directors and executive officers are subject to limitations contained in and made in compliance with the Federal Reserve Act and applicable regulations. Presently, we have such loans and expect to have similar loans with our directors, executive officers, 5% or greater shareholders and their affiliates in the future.

CORPORATE STRATEGY AND ENTERPRISE RISK MANAGEMENT

Our Board of Directors regularly reviews our strategy, the environment in which we operate, the Company’s risk profile and regulatory expectations, and the progress we are making toward the goals we set. Our Board has established a three-year strategic plan that clearly defines strategic priorities and underlying business unit objectives, which are set against a Board-approved Risk Appetite Statement. The Company’s Risk Appetite Statement summarizes the risk appetite for each Line of Business and the level and types of risk that the Company is willing to accept in executing its strategy. The Board reviews and approves updates to the three-year strategic plan annually to ensure that it remains current and relevant. The annual review process is robust with Directors assessing the strategic plan during a two-day offsite retreat, and Directors, the Board and its Executive Committee providing feedback through the fall of each year until the updated plan is approved by the Board at the beginning of each year, with appropriate key performance indicators that are reviewed throughout the year.

We remain committed to an effective and efficient risk and control environment. Our three-year strategic plan is firmly linked to our Risk Appetite Statement and Enterprise Risk Management (“ERM”) Program which are similarly approved by the Board each year.

Consistent with our commitment to ownership, accountability and transparency, our strategic plan and ERM Program each have metrics (key performance indicators/key risk indicators). The Board and its Executive Committee regularly track the status and progress of meeting strategic objectives, and the Board’s Risk Oversight Committee regularly oversees administration of the ERM Program and the level of the risk metrics set forth in it. The Board’s MD&C Committee tracks and evaluates executive performance against achievement of strategic initiatives while prudently managing associated risks.

2025 Proxy Statement 7

CORPORATE GOVERNANCE AND BOARD MATTERS

Risk is an inherent part of our daily business and activities as a financial services institution. The Company’s success and reputation depend on effectively managing all risks it faces to the benefit of the Company’s shareholders, customers, and other stakeholders. We do this through robust and comprehensive risk management programs, underlying policies and controls, and the governance framework discussed earlier in which Management and Board Committees provide focused oversight over risk management. Our documented risk programs are updated at least annually and include the conduct of risk assessments and testing, complaint management with root cause analysis, the administration of appropriate training and Board oversight. The Company’s risk management philosophy focuses on achieving risk-adjusted returns through prudent risk-taking that is intended to protect shareholder value, manage unpredictability of risks, and minimize potential adverse impact on operating performance and financial condition.

An effective ERM program helps to holistically manage the various risks that the Company is exposed to in pursuit of its strategic objectives, including but not limited to strategic, credit, market, liquidity, operational, compliance, legal, and reputational risks through early identification of emerging internal and external issues or events which have the potential to impact our strategic objectives. The ERM program, coupled with an effective policy framework, allows us to establish appropriate risk mandates and limits, which enables and controls specific risk-taking activities. Management of risk is embedded into each level of the Company, with all associates responsible for the awareness and management of risks. This is done by specifying responsibilities through a “Three Lines of Defense” model where each line is overseen by the next, resulting in a strong risk management framework with independence and robust governance.

In 2024, we further strengthened our comprehensive risk governance framework by establishing two new management-level governance committees: the BSA/AML and OFAC Committee (“BAOC”) and the Fraud Prevention Committee (“FPC”). The BAOC is responsible for the effective administration of the BSA/AML and OFAC Program, while the FPC is responsible for the effective administration of fraud-related programs, controls, systems, policies, and procedures relative to the Anti-Fraud Program. Both of these committees provide comprehensive reporting to the management-level Company Risk Committee and the Risk Oversight Committee of the Board of Directors, and is chaired by our Chief Risk Officer (“CRO”).

Based on the complex and continuously evolving cybersecurity threat landscape, we established, manage and continually enhance an enterprise-wide Information Security Program (“ISP”). The ISP is based on the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework (“CSF”). The CSF provides guidance for organizations to better manage and reduce cybersecurity risk while helping organizations understand, assess, prioritize and communicate cybersecurity risks and mitigation. The ISP encompasses critical management components such as risk management, asset management, access controls, cyber awareness training, data security, detection and response, incident response and business continuity. The ISP is designed and implemented to comply with or exceed regulatory control requirements. Multiple internal and independent third-party assessments and audits are conducted annually to ensure our compliance with ISP policies, controls and regulatory requirements. The execution of the ISP relies on our committed investment in people, processes and technology. We have invested in market-leading technology and award-winning security partners to execute key processes that minimize risk and ensure the confidentiality, integrity and availability of Company assets.

The Board is actively engaged in the oversight and prudent management of risk, including those relating to cybersecurity and regulatory compliance. A comprehensive program update is delivered to the Board annually by the Chief Information Security Officer (“CISO”). The Board annually reviews and approves the ISP and related Information Security policies to ensure alignment with the Company’s risk appetite and strategic defense amidst the evolving cybersecurity risk landscape.

Effective risk management, which is further supported by our Company-wide, Board-approved ERM framework, is a priority for the Company’s leadership. This framework facilitates thorough and frequent communication and the appropriate escalation of risk matters, integrating risk management into a comprehensive Company-wide structure that facilitates the incorporation of risk assessments into strategic planning and decision-making processes across the Company.

Following a three lines of defense model, the Company’s risk management and compliance functions, respectively, operate independently from the lines of business, enabling second line of defense risk leaders to effectively challenge business leaders. The Company’s risk management and compliance functions are responsible for defining policies and frameworks for the management of risk across the Company. We also deploy a separate internal audit function that reports to the Board’s Audit Committee, and serves as the Company’s third line of defense to risk.

8 Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Given the complex and evolving nature of our lines of business, we invest time and resources in maintaining a risk management culture that is incisive and knowledgeable and subject to ongoing review and enhancement to align with our evolving risk profile.

Annually, our Board of Directors approves the ERM Program, and throughout the year, the Board’s Risk Oversight Committee oversees the performance and administration of it. Our incentive plans are reviewed by our CCO and CRO, as our second line of defense, before they are implemented. The CRO certifies that the incentive plans are in compliance with regulatory requirements and do not encourage inappropriate risk-taking. The MD&C Committee reviews the CRO’s annual incentive plan report and certification, providing requisite Board oversight.

BOARD COMPOSITION AND DIRECTOR NOMINEES

Director Independence and Qualifications

Our Corporate Governance Guidelines require that a majority of our directors be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Only one management director, generally the CEO, will be permitted to serve on our Board at any given time. A director will not be considered “independent” unless our Board affirmatively determines that the director meets the applicable requirements of the SEC and Nasdaq and has no relationship with the Company that would interfere with the exercise of his or her independent judgment. The Board and its Governance Committee have determined that each of our directors, except for President and CEO Martin K. Birmingham, is independent in accordance with the standards set forth by the SEC and Nasdaq.

One of the Board’s most important responsibilities is identifying, evaluating and selecting Board candidates. The Board’s Governance Committee is responsible for making recommendations to the Board relative to director succession and refresh, reviewing the qualifications of potential candidates and making recommendations to the Board regarding candidates for election and to fill vacancies that may occur between annual meetings of shareholders. The Board’s Governance Committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors.

Consistent with the Corporate Governance Guidelines, the Board’s Governance Committee selects nominees for director based on character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, ability to make time commitments to the Company, demonstrated teamwork and ability to bring unique and diverse perspectives and understandings to the Board.

The Board values variety of experiences, perspectives and skill sets among its individual directors. When identifying Board candidates, consistent with our Corporate Governance Guidelines, the pool of candidates from which the Board’s Governance Committee recommends nominees will include diverse candidates, considering the diversity of Board members’ skills, experiences, age, race, ethnicity, gender and sexual orientation, in addition to the qualities highlighted above. The Board seeks to balance the value that longevity of director service can bring to the Company with the value of new ideas, perspectives and insights that come with the addition of new members to the Board.

Composition of Our Directors

The Board believes that the composition of the board in terms of experience, perspectives, skill sets and background that our directors bring add value to its decision-making and oversight of the Company, and this is reflected in the make-up of the Board and in its ongoing commitment to director refreshment.

Of the Board’s current independent directors, three have joined in the last four years. Four of the six current directors who have joined our Board since 2016 are women or a racial or ethnic minority. Five of the seven Board leadership positions, or 71%, are chaired by women or a minority, including our Board Chair, Executive Committee Chair, and the Chairs of the Board’s Technology & Data, Risk Oversight and Governance Committees.

2025 Proxy Statement 9

CORPORATE GOVERNANCE AND BOARD MATTERS

Tenure and Board Refreshment

Our Board believes that director refreshment is an important component of good corporate governance. More than half of the Board’s 11 independent directors joined since 2016. Three directors have joined since 2021 and a new director nominee is up for election this year. In 2021, the Board also elected a new Board chair. As outlined on page 21, the Board utilizes a skills matrix developed and approved by its Governance Committee to facilitate the comparison of its directors’ skills versus those deemed necessary to provide appropriate oversight over the Company’s operations and current strategy. The matrix serves as an important director succession planning tool the Board’s Governance Committee utilizes to recommend candidates to be nominated for election to the Board as it considers opportunities for director refreshment. The Board’s Governance Committee continued to discuss implementing age and term limits for members of our Board of Directors in 2024 and decided against recommending any changes observing the level of director refresh that has occurred, deep experience and significant contributions being made by directors, past shareholder voting history, the Company’s Director Resignation Policy and other factors bearing on director succession.

INDEPENDENCE		BOARD REFRESHMENT
92%	of directors are independent	5	current directors have joined the Board within the last 8 years

TENURE	DEMOGRAPHIC COMPOSITION
The Board’s approach to refreshment helps ensure institutional knowledge and balanced with fresh perspective	41% of all directors and 45% of independent directors are women or represent a racial or ethnic minority

10 Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Self-Assessment

The Board is committed to regularly assessing its own performance to identify its strengths as well as areas in which it may improve performance. The annual self-evaluation process, which is established by the Board’s Governance Committee, involves each independent Director completing annual written evaluations of the performance of the Board Chair, each Board Committee, and the full Board, review and discussion of the results of the evaluations by both the Board’s Governance Committee and full Board and the consideration of actions to improve Board performance. In addition, to supplement the annual evaluation process of Board and Board Committee performance, the Chair of the Board meets with each director individually and shares constructive feedback received with the Board’s Governance Committee and the Board.

Shareholder Nominees

The Board’s Governance Committee will consider nominees for the Board recommended by shareholders. Information regarding this process is provided in our Corporate Governance Guidelines and in our Amended and Restated Bylaws (our “Bylaws”) and is further discussed in “Committees of the Board—Nominating & Governance Committee” on page 26.

COMMUNICATION WITH OUR BOARD

Shareholders may communicate with the Board of Directors or any individual director by sending the communication to the attention of our Corporate Secretary at our corporate headquarters at 220 Liberty Street, Warsaw, NY 14569. Any communication received will be forwarded to the Board or individual directors, as appropriate.

2025 Proxy Statement 11

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

At Five Star, we care deeply about promoting sustainable business practices that deliver long-term shareholder value and help to ensure that our associates and the customers and communities we serve thrive.

Grounded in the legacy of our community-oriented traditions representing rural Western New York State for more than 200 years, sustainability is embedded in our business practices.

Our commitment to corporate citizenship and sustainability starts at the top, with sustainable business practices serving as a core pillar of our Board-approved three-year strategic plan. Our strategic plan is directly linked to our Board-approved Risk Appetite Statement to ensure that execution of it is done prudently and mindful of evolving risks that impact our Company. These risks have been integrated into our Board-approved ERM Program, which facilitates direct periodic tracking and monitoring of a wide range of risks by our Board and Management team.

We believe that our steadfast commitment to environmentally conscious activity, socially responsible behavior and sound and transparent corporate governance is not only a prudent business practice but also our corporate responsibility, and in turn will support our long-term growth. Against this backdrop, our areas of sustainability and corporate responsibility focus include:

Associates	Community	Environmental Responsibility	Governance

12 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is typically elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our Bylaws to determine, from time to time, the number of directors that constitute our Board. The Board size is currently set at twelve members. The nominees for director at the 2025 Annual Meeting are:

•
Martin K. Birmingham
•
Bruce W. Harting
•
Angela J. Panzarella
•
Robert L. Schrader
•
Kim E. VanGelder

Ms. VanGelder and Messrs. Birmingham, Harting and Schrader have been nominated by the Board of Directors, upon the recommendation of the Board’s Governance Committee, to stand for election for a term expiring at the Company’s annual meeting to be held in 2028 and until his or her respective successor is duly elected and qualified. Ms. Panzarella has been nominated to stand for election for a term expiring at the Company’s 2027 annual meeting and until her successor is duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serve as nominees for election to the Board and to serve as members of the Board if elected by the Company’s shareholders. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board, upon the recommendation of the Board’s Governance Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The following pages contain a biography of each director nominee and director continuing in office with information regarding the individual’s service as a director, business and other experiences, director positions and information regarding experiences, qualifications, attributes, and skills considered by the Board’s Governance Committee and the Board.

Ages shown are as April 2, 2025. No director, director nominee or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees Martin K. Birmingham, Bruce W. Harting, Angela J. Panzarella,

Robert L. Schrader and Kim E. VanGelder and recommends that you vote

“FOR ALL NOMINEES”

2024 Proxy Statement 13

PROPOSAL 1. ELECTION OF DIRECTORS

BUSINESS EXPERIENCE AND QUALIFICATIONS OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

MARTIN K. BIRMINGHAM

Director Since: 2013 Term Expires: 2025 New Term Expires: 2028 Age: 58 President & CEO	Business Experience
	–	President and Chief Executive Officer of the Company and the Bank since 2013
	–	President and Chief of Community Banking of the Bank (2012-2013)
	–	Commercial Banking Executive and Rochester Region President of the Bank (2005-2012)
	–	President, CEO and Director of former subsidiary, The National Bank of Geneva (2005)
	–	President of Rochester Region, Bank of America (2004-2005)
	–	Progressive corporate banking roles including Regional President, Fleet Financial Group/ Bank of America (1989-2004)
Current Nonprofit Boards
–

New York Bankers Association (Chair and Past Treasurer); AAA of Central and Western New York, Inc. (Past Chair and Past Vice Chair); Greater Rochester Chamber of Commerce; MCC Foundation; ROC2025; St. John Fisher College (Past Chair); The Business Council of New York State; and University of Rochester Medical Center

Past Nonprofit Boards
–

Federal Reserve Bank of NY Community Depository Institutions Advisory Council; The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education
	–	St. Lawrence University
	–	MBA, University of Rochester, Simon Business School
	–	Honorary Doctorate of Humane Letters, St. John Fisher College

BRUCE W. HARTING

Director Since: 2022 Term Expires: 2025 New Term Expires: 2028 Age: 67 Independent Committee Membership: • Audit • Risk Oversight	Business Experience
	–	Managing Director, Wedbush Securities, since 2023
	–	Team Chief Investment Officer, Private Wealth Advisor at Rockefeller Capital Management (2022)
	–	Managing Director, Investment Banking, Deutsche Bank (2017-2022)
	–	Managing Director, Investment Banking, Credit Suisse (2015-2017)
	–	Managing Director, Investment Banking, Barclays Capital (2012-2015)
	–	Managing Director, Equity Research, Barclays Capital/ Lehman Brothers (1996-2012)
	–	Senior Analyst, Equity Research, Salomon Brothers (1988-1996)
Past Nonprofit Boards
	–	Brooklyn Youth Choir
Education
	–	American University
	–	M.A., University of Pennsylvania

14 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

ANGELA J. PANZARELLA

Director Since: 2025 Term Expires: 2025 New Term Expires: 2027 Age: 67 Independent Committee Membership: • Audit • Management Development & Compensation	Business Experience
	–	Chief Executive Officer of the YWCA of Rochester and Monroe County (2018-2020)
	–	President of ACM Medical Laboratory, Inc. (2010-2015)
	–	Industry Consultant (2008-2010)
	–	Corporate Vice President, Global Vision Care at Bausch + Lomb (2002-2008) and President, Canada and Latin America (2007-2008)
–

Diverse business experience at Bausch + Lomb during 20-year tenure starting in 1988, with responsibilities including strategy, commercial operations, investor relations, product management, and legal (1988-2008)

	–	Associate Attorney, Harris Beach PLLC (1982-1988)
Past Public Company Boards
	–	Transcat Inc.
Past Nonprofit Boards
	–	UR Medicine Home Care
	–	United Way of Greater Rochester
	–	St. Ann’s Community
Education
	–	BA, St. John Fisher College
	–	JD, Albany Law School of Union University

ROBERT L. SCHRADER

Director Since: Nominee New Term Expires: 2028 Age: 53 Independent	Business Experience
	–	Certified Public Accountant and Senior Vice President, Chief Financial Officer of Paychex, since 2023
–

Progressive corporate finance leadership roles at Paychex since joining the public company in 2014, including Vice President of Finance and Investor Relations (Corporate Controller), Senior Director of Financial Planning and Analysis, and Director of Internal Audit

	–	Chief Financial Officer, Unither Pharmaceuticals (2013-2014)
–

Progressive leadership roles during 10-year tenure at Bausch + Lomb across multiple areas, including finance, global quality and operations, most recently serving as Vice President of Finance (2003-2013)

	–	Audit Manager, PricewaterhouseCoopers, LLP (1997-2003)
Current Nonprofit Boards
	–	Junior Achievement of Central Upstate New York (current Advisory Board member, former member of Finance and Executive Committees)
Education
	– –	BS, State University at New York Brockport MBA, University of Rochester Simon School of Business

2025 Proxy Statement 15

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

KIM E. VANGELDER

Director Since: 2016 Term Expires: 2025 New Term Expires: 2028 Age: 60 Independent Committee Membership: • Risk Oversight (Chair) • Nominating & Governance • Technology & Data	Business Experience
	–	Chief Information Officer of Eastman Kodak Company (“Kodak”), a global manufacturer focused on commercial print and advanced materials and chemicals, since 2004
	–	Progressive information technology leadership roles at Kodak with responsibilities including cybersecurity, global applications, and global technology infrastructure
	–	Also served as Kodak’s Director of Worldwide Customer Operations from 2011 to 2014
Current Nonprofit Boards
	–	Rochester Institute of Technology
	–	Western New York Society for Information Management
Past Nonprofit Boards
	–	Rochester Area Community Foundation
	–	Dean's Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology
Education
	–	Rochester Institute of Technology

16 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

DONALD K. BOSWELL

Director Since: 2017 Term Expires: 2026 Age: 73 Independent Committee Membership: • Nominating & Governance (Chair) • Technology & Data	Business Experience
	–	President and CEO, Seven Film & Theater Productions, since 2022
	–	President and CEO Emeritus and Consultant for the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 2021; President and CEO (1998-2021)
–

North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996-1997); Vice President of Marketing and Corporate Development (1986-1996); and Vice President of Development (1982-1986)

	–	KCTS-TV, Seattle: Vice President of Development (1981-1982)
	–	WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977-1981)
Current Other Company Boards
	–	Vice Chair of Independent Health, since 2020
Past Public Company Boards
	–	HSBC Bank USA, N.A.
Past Other Company Boards
	–	AAA National Board
	–	Blue Cross Blue Shield (Health Now)
	–	New Era Cap Company
Current Nonprofit Boards
	–	Artpark & Company; 43 x 79 Group; American Public Television; AAA of Central and Western New York, Inc.; and The John R. Oishei Foundation
Past Nonprofit Boards
	–	Buffalo AKG Art Museum; Buffalo Philharmonic Orchestra; Buffalo Science Museum; University of Buffalo Foundation; and American Friends of the Art Gallery of Ontario (Chair)
Education
	–	BS and M.ED., Pennsylvania State University
	–	Management Development Certificate, The Wharton School at The University of Pennsylvania
	–	Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

DAWN H. BURLEW

Director Since: 2017 Term Expires: 2027 Age: 61 Independent Committee Membership: • Technology & Data (Chair) • Management Development & Compensation • Risk Oversight	Business Experience
	–	President, Watkins Glen International since January 2024
	–	Director of Government Affairs & Business Development, Global Government Affairs Division of Corning Incorporated (2008-2024)
	–	Town of Erin Supervisor since 2014
	–	Corning Incorporated: Corporate Real Estate Portfolio Manager (2002-2008); progressive corporate and management roles (1984-2002)
Current Nonprofit Boards
–

Bethany Village (Chair); Chemung County Chamber of Commerce (Vice Chair); Guthrie Corning Hospital (Vice Chair); Incubator Works; International Motor Racing Research Center; and Southern Tier Economic Growth

Past Nonprofit Boards
–

Business Council of New York State (Vice Chair); Chemung County Industrial Development Agency (Vice Chair); Chemung County Property Development Corp. (Vice Chair); Corning Community College Housing LLC; Corning’s Gaffer District; Corning Community College Development Foundation; Healthcare Association of New York State (HANYS); Southern Tier Central Regional Planning & Development; Three Rivers Development Corp. (Vice Chair); and Southern Tier Regional Economic Development Council

Education
	–	Cazenovia College and Keuka College

2025 Proxy Statement 17

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

ANDREW W. DORN, JR.

Director Since: 2014 Term Expires: 2026 Age: 74 Independent Committee Membership: • Management Development & Compensation (Chair) • Executive • Risk Oversight	Business Experience
	–	Chair, Coal Ash Recycling, LLC, a private company focused on the beneficial reuse of coal ash to make lower carbon “green” concrete, since 2021
	–	Co-Managing Director of Energy Solutions Consortium, LLC (2015-2021)
	–	Managing member of Moundsville Power LLC (2012-2015)
	–	Chair and Chief Financial Officer of Demand Response Partners, Inc. (2008-2015)
	–	President and Chief Investment Officer of Hunterview LLC (2008-2013)
	–	Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997-2008)
	–	Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994-1997)
Past Public Company Boards
	–	Great Lakes Bancorp
Current Nonprofit Boards
	–	Health Foundation for Western & Central New York
	–	The Western New York Foundation
Past Nonprofit Boards
–

Brooks Memorial Hospital (Vice Chair); Buffalo Urban League; Chautauqua County Fund for the Arts (Chair); D’Youville College (Chair); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chair); and several additional community and nonprofit boards in Erie and Chautauqua counties

Education
	–	University at Buffalo-State University of New York
	–	MBA, Canisius College

ROBERT M. GLASER

Director Since: 2014 Term Expires: 2026 Age: 78 Independent Committee Membership: • Audit (Chair) • Executive	Business Experience
	–	Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016
	–	Retired Chair of the Board of Freed Maxick CPAs, P.C. (1994-2015)
	–	Joined Freed Maxick CPAs, P.C. as a partner in 1981 and served as Chair and Managing Director (1994-2011)
	–	Price Waterhouse (1968-1981)
Past Appointed Positions
	–	Chair of the Erie County Fiscal Stability Authority
	–	Independent Judicial Election Qualification Commission for the Eighth Judicial District
Current Private Company Boards
	–	NA Realty Fund II
	–	Noco, Inc.
Past Nonprofit Boards
	–	Audit Committee for Kaleida Health; CPA Associates, Inc.; and several nonprofit and cultural boards in Western New York
Education
	–	Canisius College

18 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

SUSAN R. HOLLIDAY

Director Since: 2002 Chair Since: 2021 Vice Chair: 2020-2021 Term Expires: 2026 Age: 69 Independent Committee Membership: • Executive (Chair)	Business Experience
	–	Chief Executive Officer of Dumbwaiter Design, LLC, a former full-service web and app design and development firm (2011-2023)
	–	President and Publisher of the Rochester Business Journal (1988-2016)
Past Public Company Boards
	–	Rochester Gas & Electric Corp
Current Private Company Boards
	–	Complemar Partners, Inc.
Past Other Company Boards
	–	Key Bank of New York
Current Nonprofit Boards
–

Greater Rochester Chamber of Commerce (Past Chair); Health Care Trustees of New York State (Past Chair); Healthcare Association of New York State; Riedman Foundation (Trustee); Rochester Institute of Technology (Vice Chair); and University of Rochester Medical Center (Past Chair)

Past Nonprofit Boards
	–	MCC Foundation; Rochester Museum & Science Center (Chair); United Way of Greater Rochester (Vice Chair); and various additional community and nonprofit boards
Education
	–	Cornell University
	–	MBA, Rochester Institute of Technology

ROBERT N. LATELLA

Director Since: 2005 Chair: 2014-2021 Vice Chair: 2012-2014 Term Expires: 2027 Age: 82 Independent Committee Membership: • Executive • Nominating & Governance • Technology & Data	Business Experience
	–	Of Counsel at the law firm Barclay Damon, LLP since 2009; Partner (2004-2009)
–

Previous Roles: Chief Operating Officer of Integrated Nano-Technologies, LLC; Chief Operating Officer of the Genesee Corporation; Chief Financial Officer of The Case Hoyt Corporation; and Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards
	–	Genesee Corporation
Past Other Company Boards
	–	Marine Midland Bank–Rochester
Current Nonprofit Boards
–

University of Rochester Medical Center (Member, Executive Committee and Past Chair); Highland Hospital of Rochester (Senior Member of Board and Past Chair); Highland Community Development Corporation; Highland Living Center; and The Highlands at Brighton

Past Nonprofit Boards
	–	Monroe Community College (Trustee and Chair); Monroe Community College Foundation, Inc.; and several additional community and nonprofit boards
Education
	–	Fordham College
	–	LLB, Vanderbilt University School of Law
	–	LLM, New York University School of Law

2025 Proxy Statement 19

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

MARK A. ZUPAN, PHD

Director Since: 2021 Term Expires: 2027 Age: 65 Independent Committee Membership: • Audit • Risk Oversight	Business Experience
	–	President of Alfred University since 2016
–

Simon Business School at the University of Rochester: Director of the Bradley Policy Center and Olin Professor of Economics and Public Policy (2014-2016) and Dean and Professor of Economics and Public Policy (2004-2014)

	–	Dean and Professor of Economics at Eller College of Management, University of Arizona (1997-2003)
	–	Visiting Professor, Amos Tuck School of Business Administration at Dartmouth College (Fall 1995)
	–	Marshall School of Business at the University of Southern California: Associate Dean (1992-1994), Associate Professor (1991-1996) and Assistant Professor (1986-1991)
Past Public Company Boards
	–	Constellation Brands
	–	PaeTec Holding Corporation
	–	Steuben Trust Company
Current Nonprofit Boards
	–	Allegany County Economic Development Committee
Past Nonprofit Boards
	–	Harley School; Western New York Regional Economic Development Council; and United Way of Southern Arizona
Education
	–	BA, Economics, Harvard University
	–	Ph.D., Economics, Massachusetts Institute of Technology (MIT)

20 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS SKILLS MATRIX

The Board utilizes a skills matrix developed and approved by its Governance Committee to facilitate the comparison of its directors’ skills versus those deemed necessary to provide appropriate oversight over the Company’s operations and current strategy. The matrix serves as an important director succession planning tool the Board’s Governance Committee utilizes to recommend candidates to be nominated for election to the Board.

Each year, the Board’s Governance Committee assesses the ongoing relevance of the skills set forth in the matrix and evaluates the skills included in the matrix against the Company’s strategy to ensure that director nominees have the complementary experience, qualifications, skills and attributes to provide requisite oversight over Company operations, including execution of the Company’s three-year strategic plan and delivering long-term shareholder value.

The Board’s Governance Committee ensures that the skills matrix directly aligns with the Company’s three-year strategic plan. Leadership and Strategic Development skills are not included in the matrix as these skills are a prerequisite to serving on the Board.

		Financial				Technology
	Financial	Services	Nonprofit	Public	Risk	& Digital	Mergers &
Director or Nominee	Expert	Industry	Board	Board	Oversight	Innovation	Acquisitions
Birmingham	✓	✓	✓		✓		✓
Boswell		✓	✓	✓	✓	✓
Burlew		✓	✓		✓		✓
Dorn	✓	✓	✓	✓	✓	✓	✓
Glaser	✓	✓	✓		✓		✓
Gullo		✓	✓		✓
Harting	✓	✓	✓		✓		✓
Holliday, Chair		✓	✓	✓	✓	✓	✓
Latella	✓	✓	✓	✓	✓		✓
Panzarella			✓	✓	✓		✓
Schrader	✓	✓	✓		✓
VanGelder			✓		✓	✓
Zupan, PhD		✓	✓	✓	✓	✓

Financial Expert

Definition: Requires an understanding of generally accepted accounting principles and financial statements; experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the Company’s financial statements; experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Company’s financial statements; experience with internal controls and procedures for financial reporting; and an understanding of audit committee functions.

A person shall have acquired such attributes through:

(i)
Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
(ii)
Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
(iii)
Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
(iv)
Other relevant experience.

2025 Proxy Statement 21

PROPOSAL 1. ELECTION OF DIRECTORS

Why we value this skill: We use this skill to identify Directors who not only meet the SEC definition of a financial expert but also have strong knowledge of or experience in accounting, financial reporting or auditing processes and standards. By using this elevated standard, we ensure that the Board has sufficient depth to effectively oversee the Company’s financial position and condition and the accurate reporting thereof, to assess the Company’s strategic objectives from a financial perspective and to ensure that we are well-positioned with successors to lead the Audit Committee if a change is needed.

Financial Services Industry Experience

Definition: Financial services industry experience outside of service on the FII and FSB Boards, such as serving on another board or working for a company that markets and sells banking, lending, investment or insurance products or services.

Why we value this skill: Experience in the financial services industry is vital in understanding, overseeing and reviewing our strategy, including opportunities and challenges facing our businesses. Directors with this skill have specific insight and expertise that will foster active participation in the development and implementation of our operating plan and business strategy.

Nonprofit Board Experience

Definition: A dedicated and significant commitment to community engagement through membership on a board or multiple boards of nonprofits or community organizations.

Why we value this skill: As a community bank, we are committed to creating a measurable impact in neighborhoods and communities across our geographic footprint and therefore value directors and nominees who seek out opportunities for community engagement and have experience working on nonprofit boards or civic and charitable entities.

Public Board Experience

Definition: Past or present board member of another publicly-traded company.

Why we value this skill: Service on the boards of other public companies provides directors with an understanding of corporate governance practices, trends and insights into board management, strong board and management accountability, protecting stakeholder interests, relations between the board and senior management, agenda setting, and succession planning.

Risk Oversight Experience

Definition: Experience assessing and mitigating significant competitive, regulatory, legal, cyber security, or technological risks across an enterprise. This experience should be employment-based and not based on board service. It could come from serving as a Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Compliance Officer, General Counsel or similar senior executive role or through service as outside counsel or similar professional risk, compliance, or other advisor that focuses on these risks.

Why we value this skill: The Board plays a key role in risk oversight and closely monitors administration of the Company’s robust ERM Program. Therefore, we seek directors who can help identify, manage, and mitigate key risks, including cybersecurity, regulatory compliance, and human capital.

22 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

Technology & Digital Innovation Experience

Definition: Experience managing or developing core technology business functions, such as anticipating technological trends, and driving innovation and product development. The experience should be based on the director’s experience as an employee and not from service on a board.

Why we value this skill: Directors with an understanding of technology as both a challenge and an opportunity for growth can help address emerging needs and challenges for our business.

Mergers & Acquisitions Experience

Definition: Experience in evaluating, financing, executing, and implementing corporate development transactions involving publicly traded corporations.

Why we value this skill: A merger and acquisition strategy is an essential part of an overall growth strategy. We believe ongoing general dialogue around inorganic growth allows the Board to act decisively when a potential deal emerges. Directors with an understanding of mergers and acquisitions can assist the Board in evaluating potential deals and ensure that the transaction fits the Company’s strategy.

BOARD AND COMMITEE MEETINGS

The Board meets on a regularly scheduled basis throughout the year to review significant developments, act on matters that require Board approval and perform its oversight functions. The Board also conducts an annual two-day offsite retreat with meetings dedicated to strategic reflection and updating the Company’s three-year strategic plan. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2024, our Board of Directors met 12 times. All directors attended more than 75% of the Board meetings and the meetings of Board committees on which they serve, during the periods in which they served.

COMMITTEES OF THE BOARD

The Board has six standing committees to assist in performing oversight functions: Audit, Executive, MD&C, Governance, Risk Oversight and Technology & Data. Board leadership and membership are established at least annually by the Board upon recommendations made by the Chair and the Board’s Governance Committee. All committees are comprised of independent directors, and accordingly, while Director Birmingham is an invited guest to attend Board Committee meetings, he is not included in the below table and the Committees meet outside his presence as appropriate. Committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities, along with the Company’s Corporate Governance Guidelines and Bylaws. Committee charters and the Corporate Governance Guidelines are reviewed and updated at least annually by the Board, on the review and recommendation of the Board’s Governance Committee, and are available on our website at www.FISI-Investors.com by clicking on “Governance,” then on “Governance Documents.”

2025 Proxy Statement 23

PROPOSAL 1. ELECTION OF DIRECTORS

The current composition of each committee of the Board and the number of meetings each committee held in 2024 are provided below. Our Directors may attend any Committee meeting, and it has been a practice for the Board Chair to attend, depending on her availability, all scheduled Board Committee meetings. Our CEO also attends all Board and Board Committee meetings and is excused as necessary to enable the Board and Board Committees to engage in independent discussion.

			Management	Nominating
			Development &	&	Risk	Technology &
	Audit	Executive	Compensation	Governance	Oversight	Data
Director	Committee	Committee	Committee	Committee	Committee	Committee
Boswell				Chair		✓
Burlew			✓		✓	Chair
Dorn		✓	Chair		✓
Glaser	Chair	✓
Gullo	✓		✓
Harting	✓				✓
Holliday, Chair		Chair
Latella		✓		✓		✓
Panzarella(1)	✓		✓
VanGelder				✓	Chair	✓
Zupan	✓				✓
2024 Meetings	11	7	7	5	5	4

(1)
Ms. Panzarella was appointed to the Board on January 2, 2025.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to financial controls and disclosures. The primary roles of the Audit Committee are to:

•
Serve as an independent and objective party to oversee the integrity of our financial statements and accounting and financial reporting process
•
Monitor our compliance with legal and regulatory requirements relative to financial controls and disclosures
•
Review and assess the performance of our internal audit department and execution of the annual audit plan
•
Review all potential related party transactions for conflict-of-interest situations
•
Select and regularly assess the performance of our independent public accounting firm
•
Monitor the qualifications, independence and performance of our independent public accounting firm
•
Oversee our system of disclosure controls and procedures
•
Oversee our internal controls over financial reporting
•
Oversee our compliance with ethical standards related to accounting and financial reporting
•
Provide an open forum for communication among the independent public accounting firm, senior management, the internal audit department, and the Board

The Audit Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board’s Governance Committee and the Board have affirmatively determined that all Audit Committee members are independent as defined by SEC rules and Nasdaq listing standards applicable to audit committees.

24 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

Mr. Glaser, who chairs the Committee, has been designated as the Company’s “audit committee financial expert” within the meaning of SEC regulations.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to strategic planning and execution and corporate development activities. The Executive Committee’s primary roles are to:

•
Make recommendations to the Board and assist the Board in its oversight responsibility for strategic planning, strategic execution, and merger, acquisition, branching and other business expansion proposals
•
Act on behalf of the Board on resolutions involving routine or operational matters, and such other matters as are specifically delegated to the Executive Committee by the Board, subject to the limitations set forth in our Bylaws and the laws of the State of New York

The Executive Committee is required to meet at least four times annually and meets during the months in which there is no regular meeting of the Board.

Management Development & Compensation Committee

The MD&C Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to the attraction, development, recognition, and retention of the Company’s senior leadership and the Company’s management compensation policies and practices. The MD&C Committee’s primary roles are to:

•
Oversee the development and implementation of our plans, policies and programs for the development of senior leadership and the succession plan for executive officers
•
Independently determine and approve the compensation of our CEO and other executive officers
•
Review and approve the incentive compensation policies and programs for our officers
•
Review and approve the annual Compensation Discussion and Analysis (“CD&A”) and the MD&C Committee Report for our annual proxy statement
•
Oversee the development and implementation of human capital and inclusivity related strategies and initiatives, in furtherance of the Company’s three-year strategic plan

The MD&C Committee also:

•
Reviews and approves corporate goals and objectives relevant to our CEO and EMC members and evaluates their performance in light of those goals and objectives
•
Creates a CEO Succession Plan and oversees succession plans for EMC members
•
Evaluates the risks associated with the Company’s compensation philosophy and compensation programs
•
Approves the “peer group” to be used for competitive compensation analysis through consultation with the Committee’s independent compensation consultant
•
Evaluates competitive compensation levels for our executives based on reliable industry analyses using the approved peer group
•
Approves all grants and awards under the Company’s stock incentive plan or any successor benefit plan thereto and administers the Plan in accordance with its terms
•
Evaluates competitive compensation levels for Directors, including the Chair of the Board, based on reliable industry analysis using the approved peer group, and makes Director compensation recommendations to the Board for approval

2025 Proxy Statement 25

PROPOSAL 1. ELECTION OF DIRECTORS

The MD&C Committee is required to meet at least four times annually. In carrying out its responsibilities, the Committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors, including from an independent compensation consultant, and approves the associated fees and terms of engagement. The Board’s Governance Committee and the Board have affirmatively determined that all MD&C Committee members are independent as defined by Nasdaq listing standards applicable to compensation committees.

Nominating & Governance Committee

The Board’s Governance Committee is similarly required to meet at least four times each year and assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to governance matters. The Board’s Governance Committee’s primary roles are to:

•
Identify qualified individuals to become directors
•
Recommend to the Board qualified director nominees for election at the Annual Meeting of Shareholders
•
Determine membership on Board committees, with input from appropriate resources including the Board Chair
•
Regularly review and monitor the Corporate Governance Guidelines
•
Conduct annual self-evaluations of the Board and Board committees
•
Develop and administer orientation and development programs for directors

The Board’s Governance Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary at our corporate headquarters. The Board’s Governance Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily based on their record of performance as a director of the Company. Consistent with our Corporate Governance Guidelines, all nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interests of the Company and its shareholders.

The Board’s Governance Committee considers whether the candidate is “independent” under applicable SEC rules and Nasdaq listing standards and whether the candidate fits the Board’s current and ongoing needs for geographic connections to the Company’s market region and professional expertise in its process of evaluating director candidates. The Board’s Governance Committee investigates and interviews director candidates as it deems necessary to make a fair evaluation. If a majority of the Board’s Governance Committee determines a candidate is qualified, the committee may propose the candidate to the Board as a nominee for election, to fill a vacancy, or to be held in reserve in a prospective director pool.

Our Corporate Governance Guidelines also task the Board’s Governance Committee with composing a Board of Directors that as a whole reflects diversity with respect to experience, gender, race, personal qualities and accomplishments. The committee implements this requirement through discussions and deliberations among committee members and assesses its effectiveness annually as part of its self-evaluation process.

The Board’s Governance Committee believes that the years of service provided by our continuing directors have given them unique knowledge of our business and the banking industry. The committee engages in a thorough vetting process of director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and refreshed when appropriate. The Board’s Governance Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed given the current composition and contributions being made by our directors and the level of refresh that has occurred with the nominations and elections of three new directors in the past two years and six new directors over the past seven years. There has also been a significant refresh in Board leadership positions.

In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement.

26 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

Risk Oversight Committee

Pursuant to its charter, the Risk Oversight Committee is required to meet at least four times each year and is charged with assisting the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to risk oversight. The CRO and senior leaders in the organization engage and present regularly at committee meetings. Additionally, the CRO has independent access to the Chair of the Risk Oversight Committee. The Committee’s primary roles are to provide oversight of:

•
Our ERM framework and administration of our ERM Program that regularly tracks all material risks impacting the Company
•
Our capital, liquidity and funding planning and strategy
•
Our risk appetite statement, including risk tolerance levels and limits
•
The performance of our risk management function

The Risk Oversight Committee assists the Board in its oversight of our risk appetite statement, including risk tolerance levels and limits consistent with our strategic objectives. It also reviews our ERM framework and processes, including those policies, procedures and practices employed to identify, measure, monitor and control our risk profile.

In performance of its oversight functions, the committee meets at least quarterly with our risk management leaders. At these meetings, the committee receives quarterly updates from management on the nature and management of all material risks, our cybersecurity risk profile and cybersecurity program initiatives, and performance of our overarching ERM Program and underlying BSA/AML, Fraud, Compliance, Credit, Market, Liquidity, Fair Lending, CRA, and Information Security programs.

Technology & Data Committee

The Technology & Data Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the Company and its subsidiaries relative to technology and enterprise data management. The Technology & Data Committee’s primary role is to oversee major technology investment, strategy, operational performance and trends that might affect our operations. The Bank’s Chief Information Officer (“CIO”) and the Chief Information Security Officer (“CISO”) engage and present at Committee meetings on various topics covering technology, data, and information security matters. The Committee’s responsibilities include:

•
Review and oversee significant technology and enterprise data related strategies, investments and expenditures
•
Monitor and evaluate existing and future trends in technology and the financial service industry’s use of technology; assess and make recommendations to the Board regarding opportunities to leverage technology to drive organizational strategy and performance
•
Monitor and evaluate existing and future trends with enterprise data management and the financial industry’s use of data to maximize the customer experience value
•
Review reports from management on technology and enterprise data related activities, strategies, and metrics, including technology and enterprise data project performance, technological operations performance, and technology architecture, and associated technological policies, programs, operations, practices, and personnel
•
Review and recommend to the Board any other appropriate technology and enterprise data related actions

The Technology & Data Committee is required to meet at least four times annually.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as non-employee members on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, the skill levels required, and the competitive market for director compensation.

2025 Proxy Statement 27

PROPOSAL 1. ELECTION OF DIRECTORS

Every two years, the Board’s MD&C Committee reviews director compensation and considers peer review related compensation guidance provided by its independent compensation consultant. This compensation review was most recently done in 2024, and recommendations were made by the MD&C Committee following that review. The Board sets director compensation based on recommendations provided by its MD&C Committee.

During 2024, non-employee directors were eligible to receive a cash retainer for serving on our Board of Directors and the Board of Directors of the Bank, our wholly-owned subsidiary, and holding Board and committee chair positions . Non-employee directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. We provide our Chair a car allowance and reimburse other non-employee directors for reasonable travel expenses to attend meetings.

The following chart sets forth the cash amount we pay non-employee directors for their service on the FII Board and the Board of Directors of the Bank, including the leadership roles noted below:

	FII	Five Star Bank

Annual Retainer Fees:
Chair	$73,500	$36,500
Chair of the Audit Committee	47,000	23,000
Chair of the Risk Oversight Committee	45,500	22,000
Chair of the MD&C Committee	43,500	21,500
Chair of the Nominating & Governance and Technology & Data Committees	42,000	20,500
Other Directors	37,000	18,000

The stock-based compensation of non-employee members of the Board was in the form of receipt of a grant of restricted shares with a value of $35,000 on June 5, 2024, the date of the 2024 Annual Meeting of Shareholders. The number of shares issued was based upon the June 5, 2024 closing price of the Company’s common stock.

50% of the shares vest immediately upon the date of the grant, and the remaining 50% of the shares vest on the day prior to our 2025 Annual Meeting of Shareholders, provided that the director remains in continuous service as a director. Subject to the terms of individual award agreements, if a non-employee director ceases to serve as our director prior to the shares vesting, the unvested shares will be immediately forfeited. The 2024 restricted share awards do not entitle directors to receive any dividends paid with respect to unvested shares of restricted stock.

For additional information regarding Stock Ownership Requirements for Directors, please see the discussion under “Stock Ownership Requirements” on page 5.

28 Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

Compensation paid to our non-employee directors in 2024 for service on the Boards of both FII and the Bank is summarized below.

	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	All Other Compensation (4)	Total
Director Name	($)	($)	($)	($)

Donald K. Boswell	62,500	34,997	—	97,497
Dawn H. Burlew	62,500	34,997	—	97,497
Andrew W. Dorn, Jr.	65,000	34,997	—	99,997
Robert M. Glaser	70,000	34,997	—	104,997
Samuel M. Gullo	55,000	34,997	—	89,997
Bruce W. Harting	55,000	34,997	—	89,997
Susan R. Holliday	110,000	34,997	9,000	153,997
Robert N. Latella	55,000	34,997	40,000	129,997
Mauricio F. Riveros (5)	2,260	17,507	—	19,767
Kim E. VanGelder	67,500	34,997	—	102,497
Mark A. Zupan	55,000	34,997	—	89,997

(2)
Annual retainer, including the portion elected to be paid in shares of common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2024: Mr. Boswell—708 shares, Ms. Burlew—1,360 shares, Mr. Glaser—2,654 shares, Mr. Latella—708 shares and Mr. Zupan—649 shares.
(3)
Aggregate grant date fair value, calculated in accordance with FASB Topic ASC 718, of 2,001 shares of restricted stock granted under the 2015 Long-Term Incentive Plan to each director. Mr. Riveros’ stock awards reflect the forfeiture of 1,000 shares following his retirement.
(4)
Each director serving on the Board as of December 31, 2024 held 1,000 shares of unvested restricted stock awards as of that date. No director held any stock options as of December 31, 2024.
(5)
Car allowance of $750 per month paid to Ms. Holliday for service as Chair of the Board during 2024 and a one-time $40,000 additional cash payment paid to Mr. Latella, as approved by the MD&C Committee, in recognition for additional leadership work he performed at the request of the Board’s Executive Committee.
(6)
Mr. Riveros retired from the Board on June 19, 2024, and was paid fees on a pro-rata basis through that date.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All directors attended last year’s annual meeting.

2025 Proxy Statement 29

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure that we attract and retain high-performing talent and properly incentivize executives to continually improve Company performance and increase shareholder value over time. In support of educated decision making as it relates to setting executive compensation, we utilize an independent third-party compensation consultant to conduct competitive market analysis of executive positions annually. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

At the 2024 annual meeting, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), every year until the next vote on the frequency of shareholder votes on executive compensation.

Our executive officers, including our named executive officers (“NEOs”), as identified in “Executive Compensation— Compensation Discussion and Analysis,” are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2024 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2025 Annual Meeting of Shareholders, is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the Company, the MD&C Committee or our Board of Directors. However, our Board of Directors and our MD&C Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the MD&C Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

2025 Proxy Statement 30

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of our compensation programs as well as perspective and context for 2024 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our NEOs. These NEOs are:

Name	Title
Martin K. Birmingham	President and Chief Executive Officer
W. Jack Plants II	Executive Vice President (“EVP”), Chief Financial Officer and Treasurer
Kevin B. Quinn	Senior Vice President (“SVP”), Chief Commercial Banking Officer
Samuel J. Burruano, Jr.	EVP, Chief Legal Officer & Corporate Secretary
Laurie R. Collins	SVP, Chief Human Resources Officer

EXECUTIVE SUMMARY

Business Performance Highlights and Key Results

2024 was a dynamic year in which the Company rose above challenges to execute strategic initiatives that strengthen its position for the future. Results reflect the Company's previously disclosed balance sheet restructuring plan, which was executed in December following its successful and oversubscribed underwritten public common stock offering, which generated net proceeds of $108.6 million.

•
In the fourth quarter of 2024, the Bank sold $653.5 million of available-for-sale investment securities, which resulted in a pre-tax loss on the sale of securities of $100.2 million. The after-tax impact of the loss of approximately $75 million was entirely funded by a portion of the capital raised through the Company's equity offering that was contributed to the Bank. The net proceeds from the pre-tax sale of the securities were reinvested into higher yielding, agency wrapped investment securities. The Company expects that the improved yield on the investment securities portfolio will support higher levels of net interest income and net interest margin in 2025.
•
Primarily as a result of the investment securities restructuring executed in December 2024, in addition to expenses associated with the previously disclosed provision for litigation accrual and fraud event, the Company reported a net loss for the year of $41.6 million compared to net income of $50.3 million in 2023.
•
Diluted (loss) earnings per share (“EPS”) were $(2.75) in 2024 and $3.15 in 2023.
•
Provision for credit losses was $6.2 million in 2024 and $13.7 million in 2023.
•
Net interest income of $163.6 million was $2.1 million lower than 2023, and net interest margin of 2.86% was eight basis points lower than 2023, amid the higher interest rate environment that persisted through much of 2024 that drove funding costs higher. Both net interest income and net interest margin are expected to increase meaningfully in 2025, given the fourth quarter 2024 investment securities restructuring.
•
The Company reported a loss for noninterest income of $46.7 million, reflecting the fourth quarter 2024 investment securities loss, compared to income of $48.2 million in 2023.
•
Noninterest expense was $178.9 million in 2024, compared to $137.2 million in 2023. The year-over-year increase was primarily attributable to the previously disclosed fraud matter and the provision for the litigation settlement.
•
Total loans at year-end were $4.48 billion, an increase of $17.1 million, or 0.4%, from December 31, 2023, as commercial loan growth was largely offset by an intentional reduction in the consumer indirect loan portfolio.

31 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

•
Total deposits were $5.10 billion as of December 31, 2024, $108.2 million lower than at December 31, 2023, primarily attributable to a decrease in brokered deposits and lower reciprocal balances. Brokered deposits were reduced by more than $175 million during the year, as the Company utilized more cost effective funding sources.
•
Net charge-offs remained low at 0.20% of average loans for 2024, consistent with the prior year.
•
The Company reported meaningful increases in capital ratios from year-end 2023, including a common equity tier 1 ratio of 10.54%, up 111 basis points.
•
Common book value per share at year-end was $27.43, compared to $28.40 in the prior year. The decrease reflects the impact and higher share count from the fourth quarter 2024 equity offering, in addition to the provision for litigation settlement that was recorded in the fourth quarter of 2024.
•
Dividends of $1.20 per common share were declared in 2024, consistent with 2023.

Management remains focused on growing its core community banking franchise, which includes its consumer, commercial and municipal banking offerings, as well as wealth management, in a prudent, profitable and sustainable manner. Accordingly, it continues to focus on credit-disciplined loan growth, core deposit retention and acquisition, revenue diversification and expense discipline. Notable 2024 achievements include:

•
In April, the Company completed the sale of its insurance business, generating approximately $27.0 million in proceeds, or an after-tax gain of $11.2 million before selling costs, strengthening its capital position and supporting earnings.
•
In September, it announced its intent to wind-down its Banking-as-a-Service business, following a careful review by the Company’s executive management and the Board of Directors undertaken in conjunction with its annual strategic planning process.
•
In December, the Company completed an underwritten public offering of 4.6 million common shares that raised net proceeds of approximately $108.6 million, a portion of which was used to fund losses associated with the previously mentioned investment securities restructuring.

Throughout 2024, we remained steadfast in our mission to support our customers and our communities. We continued to invest in people and resources to address the needs of the communities we serve, enable us to capitalize on industry changes and deliver positive outcomes supporting long-term shareholder value. Among the human capital investments that we made was the appointment of a CIO to oversee all of the Company’s technology-related activities, as well as the build out of an independent compliance testing function that reports to our CCO. We believe these investments will allow us to better serve our customers and communities by leveraging technology to improve efficiency and further mitigate the Company’s risk.

2024 Executive Compensation Program Highlights

Our compensation philosophy focuses on attracting and retaining high-performing talent through market-competitive compensation programs that properly incentivize sustained business growth, operational excellence, and alignment with shareholder interests. We believe our programs accomplish this by:

•
Operating in a pay-for-performance environment by tying a significant portion of executive compensation to the achievement of performance goals aligned with the Company’s annual business plan, long-term strategic plan and ongoing shareholder value creation
•
Establishing market-competitive programs that enable us to attract, retain and motivate high-performing executive talent

To ensure that these objectives are met, the MD&C Committee actively engaged with its independent compensation consultant and management throughout 2023 and 2024 to assist with structuring of the 2024 executive compensation program and overseeing the performance of our executive officers. Details of 2024 compensation program decisions implemented by the MD&C Committee are discussed throughout the CD&A.

The financial impact of the strategic investment securities restructuring executed in December negatively impacted the level of achievement for the following 2024 performance goals: Pre-Provision Net Income (“PPNI”) under the 2024 Executive Incentive Plan (“EIP”), and Return on Average Assets (“ROAA”) and Relative Return on Average Equity (“ROAE”) under the 2022, 2023 and 2024 grants of Long-Term Incentive Plan (“LTIP”) Performance-Based Restricted Stock Units (“PSUs”). The MD&C Committee approved a normalizing adjustment for the financial impact of the

32 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

investment securities restructuring to the 2024 EIP because the Board’s decision to implement this restructuring strategy occurred after the performance metrics were set, had a significant impact on PPNI, and was in the best long-term interest of the Company, given the positive impact that the improved investment securities portfolio yield is expected to have on several of the Company’s financial metrics in 2025 and in future years. The MD&C Committee determined that such adjustment was appropriate because the decision to realize the loss was not a result of and did not accurately reflect the executive officers’ 2024 performance. The MD&C Committee also adjusted PPNI under the 2024 EIP to exclude the fourth quarter 2024 provision for litigation accrual, as the Committee determined that the settlement was extraordinary in nature, not related to execution against strategic targets and not an indication of achievement of budget targets or future financial guidance. In addition, the Board’s decision to approve the settlement agreement achieved certainty in resolving a complex legal and financial legacy issue.

The strategic investment securities restructuring also had a profound impact on LTIP performance metrics. PSU grants that were previously projected to meet at least threshold performance (2022 grant for the Relative ROAE metric, 2023 grant for the Relative ROAE metric, and 2024 grants for both the ROAA and Relative ROAE metrics) are now forecast to achieve a payout of 0% as a result of the impact of the investment securities restructuring.

The MD&C Committee will consider the investment securities restructuring’s impact on projected PSU awards in determining future executive compensation decisions.

Elements of our executive compensation program design are outlined in the following chart.

2025 Proxy Statement 33

EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary (Cash)	• Salaries provide market-competitive fixed pay to reflect job responsibilities	Annual adjustments based on achievements and development in the prior year, competitive considerations, changes in scope/responsibilities, and the results of peer compensation reviews
EIP (Cash)	• Motivate and reward NEOs for achievement of strategic goals over a one-year period

Gateway criteria for award payout:

•
Meet or exceed target capital funding levels measured using Basel III framework
•
NEO generally must be employed on date of payment

Company performance metrics for 2024:

– Pre-Provision Net Income (“PPNI”) (40%)

– Total Loan Growth (20%)

– Non-Public Deposit Growth (20%)

– Net Charge-off Ratio (20%)

Financial performance funds a total bonus pool for plan participants that allows for discretion to modify the award calculation based on individual and executive team performance up to 25%.

LTIP – Time-Vested Restricted Stock Units (“RSUs”)	• Promotes retention of talent • Aligns NEO interests with long-term shareholder value creation through appreciation in stock price • Promotes meaningful stock ownership	• 50% of total long-term incentive at target • RSU awards vest three years from the date of grant based on continued satisfactory employment • NEO generally must be employed on the date of vesting
LTIP – Relative ROAE PSU
•
Promotes achievement of long-term value creation through achievement of strategic business objectives
•
Aligns NEO interests with long-term shareholder value creation through appreciation in stock price
•
Promotes meaningful stock ownership

•
25% of total long-term incentive at target
•
Gateway criteria for award payout:

– Meet or exceed target capital funding levels measured using Basel III framework

– NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

– NEO generally must be employed on date of vesting

•
Relative ROAE PSU awards based on the Company’s three-year ROAE against the NASDAQ Bank Index as the basis for comparison for the 2024 award
•
100% of the award is subject to forfeiture if relative ROAE performance is below the 30th percentile of the peer group

LTIP – ROAA PSU
•
Promotes achievement of long-term value creation through achievement of strategic business objectives
•
Aligns NEO interests with long-term shareholder value creation through appreciation in stock price
•
Promotes meaningful stock ownership

•
25% of total long-term incentive at target
•
Gateway criteria for award payout:

– Meet or exceed target capital funding levels measured using Basel III framework

– NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

– NEO generally must be employed on date of vesting

•
ROAA PSU awards based on achievement of three-year average ROAA performance goals for the three-year performance period

34 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Our executive compensation program design consists of the following elements at target level performance:

CEO COMPENSATION MIX	OTHER NEO AVERAGE COMPENSATION MIX

2024 EIP Results

Our CEO earned a 2024 EIP award of 39.0% of his base salary, and our other NEOs earned the following percentage of their base salaries: Mr. Plants 31.2%, Mr. Quinn 27.2%, Mr. Burruano 27.3% and Ms. Collins 27.3%. EIP results were measured by the performance of PPNI, Total Loan Growth, Total Non-Public Deposit Growth and Net Charge-Off Ratio.

The MD&C Committee evaluated executive management’s performance relative to funding targets established through the comprehensive 2024 budget cycle and approved actual funding based upon the Company’s percentage achievement of the performance measures respective of the weighting of each component. For the reasons noted above, the MD&C Committee decided to adjust PPNI to normalize for fourth quarter 2024 investment securities restructuring and provision for litigation settlement.

•
PPNI(1) of $54.5 million, which excludes the after-tax loss of $74.4 million related to the 2024 investment securities restructuring and the $17.1 million after-tax provision for litigation settlement recorded in the fourth quarter of 2024, was adversely impacted by the first quarter 2024 deposit-related fraud event, resulting in performance exceeding threshold but below target with a performance weighting of 32.8%.
•
Total Loan Growth was below threshold at 0.4%, as commercial loan growth was lower than planned, resulting in a performance weighting of 0%.
•
Non-Public Deposit Growth of 3.9% was below threshold due to in part to the Company’s decision to wind down its BaaS platform, announced in the third quarter of 2024, resulting in a performance weighting of 0%.
•
Net Charge-off Ratio was 0.20% for the year, reflecting a low level of charge-off experience for the majority of 2024, and resulted in a maximum performance weighting of 30.0%.

(1)
This is a non-GAAP measure that management and the MD&C Committee believe is useful in understanding our financial performance and condition. PPNI is defined as a non-GAAP financial measure that equals net income excluding provision for credit losses adjustment net of tax (utilizing marginal tax rate) and the after-tax impact of the loss on the fourth quarter 2024 sale of investment securities and the after-tax impact of the fourth quarter 2024 provision for litigation settlement. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2025 Proxy Statement 35

EXECUTIVE COMPENSATION

The EIP payout totaled 62.8% of target which was based upon the achievement of the financial results relative to budget targets. Through extensive review and deliberation, the MD&C Committee members approved discretionary adjustments to the 2024 EIP payouts in consideration of the achievements from Team and Individual scorecards, coupled with individual contributions to the successful initiatives that were not captured when the scorecards were created in the first quarter of 2024. 2024 EIP target and actual business performance levels for the four plan measures are shown below:

PPNI(1) ($MM) (1)	TOTAL LOAN GROWTH (2)

NON-PUBLIC DEPOSIT GROWTH (3)	NET CHARGE-OFF RATIO (4)

(1)
PPNI is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. PPNI is defined as a non-GAAP financial measure that equals net income excluding provision for credit losses adjustment net of tax (utilizing marginal tax rate) and the after-tax impact of the loss on the fourth quarter 2024 sale of investment securities and the after-tax impact of the fourth quarter 2024 provision for litigation settlement. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.
(2)
Total Loan Growth equals annual growth in gross loans including loans held for sale, including deferred costs (fees) and prior to reduction for allowance for credit losses of the Bank, the calculation excludes PPP loan balances from 2023 and 2024. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A for more information.
(3)
Non-Public Deposit Growth equals aggregate December year-over-year month-to-date average balances for the following deposit products: non-public deposit accounts including DDA (demand deposit account), NOW (negotiable order of withdrawal), savings, money market and time; but excluding ICS (IntraFi Cash Service) accounts, CDARS (certificate of deposit account registry service) accounts, municipality accounts, and accounts owned and maintained by the Company or the Bank.
(4)
Net Charge-off Ratio represents the Bank’s net charge-offs as a percentage of average loans outstanding as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

36 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2022 LTIP Results (2022 – 2024 Performance Period)

On March 16, 2022, NEOs were granted RSUs and PSUs under the 2015 LTIP. The RSUs and PSUs vested on March 16, 2025, three years from the grant date.

The performance measures for the 2022 PSUs were based on Relative ROAE (50% of units) and ROAA (50% of units). Relative ROAE performance was measured against our peer group (the NASDAQ Bank Index) for the performance period January 1, 2022 through December 31, 2024.

The achievement of these performance metrics was adversely impacted by the strategic investment securities restructuring executed in the fourth quarter, which was a primary reason for the net loss reported by the Company in the fourth quarter and full year 2024, in addition to expenses associated with the previously disclosed provision for litigation accrual and fraud event.

Relative ROAE Performance	2022 PSU Payout Percentage of Target

80th Percentile and above	150%
50th Percentile	100%
30th Percentile	25%
Below 30th Percentile	0%

Our Relative ROAE for the period was 5.03% and ranked in the 13th percentile for the performance period, which resulted in a payout of 0% of target for the Relative ROAE-based PSUs.

3-YEAR RELATIVE RETURN ON AVERAGE EQUITY

January 1, 2021 - December 31, 2024

ROAA performance was measured against internal threshold, target and maximum goals for a three-year average for years 2022, 2023 and 2024.

ROAA Performance	2022 PSU Payout Percentage of Target

Maximum (1.054% and above)	150%
Target (1.013%)	100%
Threshold (.993%)	25%
Below Threshold (below .993%)	0%

Our ROAA for the period was 0.48% which resulted in performance below threshold and a payout of 0% for the ROAA-based PSUs.

2025 Proxy Statement 37

EXECUTIVE COMPENSATION

SHAREHOLDER INPUT AND OUTREACH

At our 2024 annual meeting of shareholders, 88.5% of the votes cast in the “say on pay” advisory vote were cast “FOR” approval of our executive compensation.

Throughout 2024, the MD&C Committee took several proactive steps to gain insight into shareholder views on our executive compensation programs and practices, which included counsel and input from the Committee’s independent compensation consultant and the Company’s Investor Relations leader. Management continued to engage in dialogue with institutional and individual shareholders, joined by the Chair of the Board on occasion, during virtual and in-person investor conferences, quarterly earnings conference calls and virtual and in-person one-on-one meetings, soliciting investor input on a wide range of topics, including executive compensation. In Fall 2024, Management offered engagement with many of our largest institutional and individual holders. Outreach encompassed 28 of our largest shareholders, representing 54% of our outstanding shares.

Feedback from investor interactions was shared with the MD&C Committee and the full Board. We continue to seek and welcome feedback from shareholders.

Over the past several years, shareholder feedback has been generally positive with limited specific feedback provided on our compensation plans. Shareholders shared their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

•
Active Board of Director participation in compensation decisions is critical.
•
Compensation for executives should be significantly variable based on performance.
•
Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.
•
Incentive plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.
•
Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.
•
Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

The MD&C Committee found strong alignment between the above shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

COMPENSATION PHILOSOPHY AND BEST PRACTICES

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes industry best practice compensation features. Each year, the MD&C Committee, with support and guidance from its independent compensation consultant and informed by relevant peer analysis, reviews our executive compensation philosophy and practices to ensure that our programs are effective and competitive and reflect the interests of our shareholders.

To achieve our executive compensation philosophy, we intend our programs to:

•
Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;
•
Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk and contingent on our performance and the executive’s continued employment;
•
Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the executive’s individual performance;
•
Encourage our executives to think and act as long-term shareholders with stock-based compensation;

38 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

•
Attract, retain and motivate highly qualified executives needed to achieve our financial goals and maintain a stable executive management group;
•
Limit financial risk under compensation plans through risk-balanced plan design including clawback provisions; and
•
Use data and independent expertise to ensure compensation practices are market competitive.

Best Practices:

We continue to utilize sound governance and risk management practices that align with our compensation philosophy:

What we do	What we don’t do
We include clawback provisions in compensation plans and have adopted a clawback policy with respect to incentive-based compensation to our executive officers	We do not allow pledging of our stock
We incorporate pay-for-performance by aligning a substantial portion of NEO compensation to the achievement of short- and long-term business objectives	We do not allow hedging of our stock
We include gateway requirements for performance-based payment under incentive plans of meeting or exceeding target capital funding levels measured using Basel III framework	We do not allow holding our stock in margin accounts
We structure the compensation of our NEOs to include a substantial portion that is variable and at-risk	We do not provide excessive perks to our executives
We use an external, independent compensation consultant	We do not gross-up payments to offset tax obligations
We consider risks and adjust controls as appropriate when making pay decisions	We do not pay dividends or dividend equivalents on unvested equity awards
We require appropriate stock ownership levels for NEOs
We include a “double trigger” provision for accelerated vesting of grants in the event of a change in control
We seek shareholder feedback with a “say on pay” vote annually

Our policies concerning executive Stock Ownership Requirements, clawback policy, restrictions on derivatives, pledging and hedging are described on pages 5 and 6.

The MD&C Committee does not have any formal policies for allocating compensation among salary, annual cash incentive awards and long-term incentive equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, the MD&C Committee exercises judgment to establish a total compensation program for each executive officer that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that the MD&C Committee believes is appropriate to achieve the goals of our executive compensation program and our corporate goals and objectives. In setting the elements of compensation, the MD&C Committee considers prior compensation paid and amounts realizable from prior stock-based awards, as well as other benefits provided by the Company.

The MD&C Committee typically grants equity-based awards, including RSUs and PSUs, to our executive officers and other key employees on an annual grant cycle in March of each year and may also make off cycle awards from time to time on an as-needed basis. Awards to our directors are made immediately following the annual meeting of shareholders. The MD&C Committee does not currently grant stock options or stock appreciation rights. The Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

2025 Proxy Statement 39

EXECUTIVE COMPENSATION

PROGRAM ELEMENTS AND PAY DECISIONS

Base Salary

We review the base salaries of our NEOs regularly and whenever there is a change in NEOs. In considering base salary adjustments for 2024, the MD&C Committee reviewed the individual performance of our NEOs, their contributions to Company performance, and changes in level of responsibility, and also considered updated competitive market data provided by the MD&C Committee’s independent compensation consultant to understand the relationship of our NEO compensation package to those of similarly-positioned executives in the market, as described in our compensation philosophy.

Base salary for all employees, including NEOs, is reviewed annually to align with performance evaluations and incentive awards and to reinforce our pay-for-performance philosophy. In 2024, base salaries for all NEOs were increased as a result of individual performance and to ensure total compensation remained within the competitive range indicated in the competitive market assessment.

We approved the following base salary adjustments in 2024:

Name	12/31/2023 Annual Salary	12/31/2024 Annual Salary(1)	Total % Change

Martin K. Birmingham	$717,077	$738,589	3.0%
W. Jack Plants II	$350,700	$361,221	3.0%
Kevin B. Quinn	$309,000	$318,270	3.0%
Samuel J. Burruano, Jr.	$288,000	$296,640	3.0%
Laurie R. Collins	$267,000	$275,010	3.0%

(1)
A base pay adjustment of 3% was awarded to all NEOs on March 4, 2024 based on 2023 individual performance and the general increase of the cost of labor.

Executive Incentive Plan

The EIP is a performance-based cash plan designed to reward eligible executives, including our participating NEOs, for the achievement of corporate financial goals and demonstrated successful individual performance. The primary objective of the EIP is to provide participating NEOs with a direct link between their compensation and attainment of pre-established annual performance goals. We believe that the performance measures under the EIP contribute to our attaining and surpassing our annual business plan and achieving long-term strategic goals.

The 2024 EIP utilized the same metrics used to calculate the funding of the award pool as last year with the exception of deposit growth. The definition for the deposit growth metric was updated to reflect Non-Public Deposit Growth, which replaced Core Deposit Growth at the same 20% weighting. Non-Public Deposit Growth considers core deposits, coupled with time deposits. In lower interest rate environments, time deposits are often viewed as a non-core funding source. However, when the yield curve is inverted, like 2024, alternative funding sources and deposit acquisition are highly competitive, so time deposits present opportunities to acquire customers and provide cross-sell opportunities. Therefore the performance metric was updated from core deposit growth to non-public deposit growth.

The MD&C Committee has the ability to adjust the final calculated award pool based on performance levels of the executive team as measured on their Executive Performance Scorecards in order to reward individual and team performance. Executive performance scorecards are developed jointly on an annual basis between the CEO, NEOs and the MD&C Committee with a 50/50 weighting of individual executive and executive team goals directly aligned to our strategic plan.

Incentive Opportunity

We set target incentive opportunities and the total award pool under the EIP based on a percentage of base salary that reflects a market-level target compensation opportunity for each participating executive. The threshold and maximum percentages reflect both our review of market practices and judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflect each executive’s relative influence on achieving our performance goals based on his or her position. The actual amount of an executive’s award is based on our business results, subject to adjustment based on the executive’s individual performance within a total award pool.

40 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

	2024 EIP Award Opportunity as a Percent of Salary (Interpolated between performance levels)
Name	Threshold	Target	Maximum

Martin K. Birmingham	25.0%	50%	75.0%
W. Jack Plants II	20.0%	40%	60.0%
Kevin B. Quinn	20.0%	40%	60.0%
Samuel J Burruano, Jr.	17.5%	35%	52.5%
Laurie R. Collins	17.5%	35%	52.5%

Gateway Performance Criteria

Our EIP for 2024 required the following gateway performance criteria to be achieved for executives to receive payment of an award under the plan:

1.
The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2024 was 11.2%.)
2.
With appropriate discretion in the case of separation or retirement, executives must be employed at the time of payment.

The Tier 1 Capital Ratio gateway metric was met.

Company Performance Goals and Results

Performance in the EIP for 2024 was measured based on four financial metrics that the MD&C Committee chose to reward our NEOs for generating profits, growing outstanding balances for both total loans and non-public deposits, and maintaining strong credit quality: PPNI, Total Loan Growth, Total Non-Public Deposit Growth and Net Charge-offs. The MD&C Committee set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2024 operating plan in early 2024. Achievement of each performance measure is weighted to calculate the overall performance measurement relative to target. In the first quarter of 2024, the MD&C Committee established weighting, threshold, target, and maximum levels for each performance measure after analyzing the performance required and the potential shareholder value created at each award level, and consulting with its independent compensation consultant.

Our 2024 performance goals and results:

	Weighting of	2024 EIP Performance Goals			2024
	Performance				Actual	Weighted
Performance Measure	Measure	Threshold	Target	Maximum	Results	Performance

PPNI(1) ($MM)	40%	$44.87	$59.83	$68.80	$54.47	32.8%
Total Loan Growth	20%	0.94%	1.45%	1.81%	0.41%	—
Non-Public Deposit Growth	20%	4.22%	6.49%	8.11%	3.92%	—
Net Charge-Off Ratio	20%	0.43%	0.34%	0.26%	0.20%	30.0%

(1)
PPNI is a non-GAAP measure that management and the MD&C Committee believe is useful in understanding our financial performance and condition. The actual performance of this metric was adjusted by the MD&C Committee to remove the after-tax impact of the loss on the fourth quarter 2024 sale of investment securities and the after-tax impact of the fourth quarter 2024 provision for litigation settlement. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2025 Proxy Statement 41

EXECUTIVE COMPENSATION

We Consider Individual Performance

We believe that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes and in contemplating discretionary adjustments to NEO EIP payouts within the total award pool.

We measure individual performance for our NEOs using an annual goal-setting process set forth on each executive’s performance scorecard that aligns individual goals with our annual business plan, our strategic plan, and other key strategic initiatives. Individual performance is assessed after completion of the year.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual and enterprise performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process that is overseen by the MD&C. Goals are established at the beginning of the year and performance is assessed throughout the year with MD&C oversight. Performance goals align our annual business plans and long-term strategic plans, and include metrics focused on financial and operating results, business development, governance and risk management, people and organizational development, and customer experience. At the end of the year, employee performance is assessed against these goals and a performance rating is assigned.

Our NEOs’ individual goals and performance considerations included:

NEO	Individual Goal and Performance Considerations
Martin K. Birmingham
•
Guided refinement and execution of the Company’s long-term strategic plan in support of its vision of being a high-performing community bank offering a simple, connected, and trusted experience in its markets, including by simplifying the Company’s business lines through the wind-down of the Company’s BaaS offering
•
Led a successful and oversubscribed public common stock offering that generated net proceeds of more than $100 million, allowing for the execution of a strategic restructuring of the balance sheet and supporting a significant increase to tangible common equity
•
Successfully executed the sale of the Company’s insurance brokerage to a global firm, generating outstanding financial outcomes to the Company
•
Maintained strong internal and external relations regarding the first quarter 2024 fraud loss
•
Delivered quality core earnings results, as well as meaningful growth in stock price through year-end 2024, delivering positive returns to shareholders
•
Invested in the human capital bench and process, including through strategic hires and continued internal leadership development
•
Led continued strong community engagement across the Bank’s footprint

W. Jack Plants II
•
Assumed executive leadership responsibility over Technology, Operations, Indirect Lending and BaaS, drove forward-progress on key initiatives, and led thorough evaluation of BaaS line of business, supporting management’s and the Board’s decision to wind down the platform
•
Oversaw, together with the CEO, the Company’s public common stock offering, resulting in net proceeds of more than $100 million and engagement with many new and existing investors, and led execution of the subsequent balance sheet restructuring
•
Co-managed the insurance subsidiary asset sale, together with the Chief Legal Officer, resulting in outstanding financial outcomes and meaningful tangible equity accretion
•
Implemented a capital stress testing framework to link loss absorbing capital to CECL modeling assumptions for industry specific risks, coupled with the implementation of a formal Capital & Dividend Policy that includes credit concentration limits relative to regulatory capital
•
Established a process for repricing the money market product resulting in significant retention of deposits brought in through the initial campaign in 2023

Kevin B. Quinn
•
Continued to support commercial growth, including within Mid-Atlantic and Central New York regions, where the Company established loan production offices in recent years
•
Integral in the development of updated policies and processes that strengthen controls and risk mitigation while also improving customer experience
•
Continued to execute on established roadmap for growth within Treasury Management products and services
•
Further strengthened business development relationships within key markets for growth

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EXECUTIVE COMPENSATION

NEO	Individual Goal and Performance Considerations
Samuel J. Burruano, Jr.
•
Leadership of the Company’s legal response to its first quarter 2024 deposit-related fraud event
•
Provided legal and governance support on significant projects and initiatives, including the successful execution of the public common stock offering that generated net proceeds of more than $100 million, the announced plan to wind down the BaaS line of business in a timely and orderly manner, and the transition of branch-delivered retail wealth offerings to a new partner, while also continuing to advise on other corporate matters and strategic initiatives
•
Co-managed the insurance subsidiary asset sale, together with CFO, resulting in outstanding financial outcomes and meaningful tangible equity accretion

Laurie R. Collins
•
Made improvements to the talent processes in support of nurturing a performance culture and strengthening the talent bench
•
Oversaw significant enhancements to the training and capability programs including in the areas of retail, operations, corporate responsibility and escalation
•
Drove increased employee engagement in the community, resulting in establishing a number of key partnerships within footprint, expansion of the Company’s annual Work of Heart volunteerism event, and over 6,000 recorded community service hours in 2024
•
Led efforts around employee engagement via surveys, communications, and recognition programs, resulting in Great Place to Work Certification two years in a row

Calculation of EIP Awards

The EIP award pool is the aggregate funding percentage for the performance period as determined by four financial metrics, multiplied by the aggregate sum of the target amount of each EIP participant who was employed on the last day of the performance period or who is entitled to a pro rata award for the performance period, and further multiplied by the individual performance factor.

The MD&C Committee, in consultation with the CEO and the Chief Human Resource Officer (for awards other than their own), determines and approves the amount of each EIP participant’s award, if any, considering the participant’s target amount and the participant’s absolute and relative individual performance against their executive scorecard during the plan year. The aggregate total of all participants’ earned amounts for the plan year may not exceed the actual award pool as determined by four financial metrics and any adjustments to the pool that were approved to reward individual and team performance, unless the MD&C Committee determined otherwise.

In 2024, there were seven participants in the EIP (our five NEOs and two other EMC participants). Discretionary adjustments for individual and executive team performance were applied to the financially-driven formulaic payout as shown in the table below.

2025 Proxy Statement 43

EXECUTIVE COMPENSATION

Awards for 2024 Performance

Company performance goal achievement for 2024 was as follows: between Threshold and Target for PPNI, below Threshold for Loan Growth, below Threshold for Total Non-Public Deposit Growth and above Maximum for Net Charge-offs, yielding a calculated Award Percentage Achievement of 62.8% of the target award.

2024 EIP awards are summarized below:

NEO	Base Salary	Target Award	Award Percentage Achievement (1)	Calculated Award	Individual Performance Adjustment (2)	Total Incentive

Martin K. Birmingham	$738,589	50.0%	62.8%	$232,047	$56,003	$288,050
W. Jack Plants II	$361,221	40.0%	62.8%	$90,790	$21,911	$112,701
Kevin B. Quinn	$318,270	40.0%	62.8%	$79,994	$6,575	$86,569
Samuel J. Burruano, Jr.	$296,640	35.0%	62.8%	$65,238	$15,745	$80,983
Laurie R. Collins	$275,010	35.0%	62.8%	$60,481	$14,597	$75,078

(1)
This represents the calculated funding of the award pool based on normalized performance against the four financial metrics measured in the EIP which resulted in a calculated funding of the pool at 62.8%.
(2)
The individual performance modifier was applied based on individual and team performance of the NEOs and the executive team. Performance was measured against executive scorecards and approved by the Company’s MD&C Committee.

Long-Term Equity-Based Incentive Plan

We award long-term incentives in the form of performance-vesting PSUs and time-vesting RSUs to reward executives for long-term growth in profitability and shareholder value through the successful execution of our strategic plan. We, in consultation with and based on market intelligence provided by the MD&C Committee’s independent compensation consultant, annually review our long-term incentives to ensure the design and grant-date value fall within a competitive range of long-term incentives relative to peer group companies.

A change to the amount of annual RSU and PSU award grants was approved by the MD&C for 2024 after careful consideration of the 2024 peer group executive compensation benchmarking report provided by the MD&C Committee’s independent compensation consultant. The prior year grants of 17.5% RSU and 17.5% Target PSUs were increased to 20% RSUs and 20% Target PSUs to ensure alignment of total compensation of our NEOs with the peer group.

Structure of Awards

•
Awards are granted in the form of RSUs and PSUs. RSUs and PSUs are grants valued in terms of Company stock, but Company stock is not issued at the time of grant. As a result, there are no dividends or dividend equivalents paid on RSUs and PSUs, and RSUs and PSUs do not have voting rights. Upon vesting, RSUs and PSUs are settled in shares of Company common stock.
•
2024 RSUs cliff vest subject to continuous employment through the third anniversary of the grant date.
•
2024 PSUs are subject to the following gateway performance requirements:
o
The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2024 was 11.21%.)
o
The NEOs must receive a minimum individual performance evaluation rating on their individual executive performance scorecard of satisfactory or better for the performance period.
•
2024 PSUs are earned based on achievement of two performance metrics at the end of the three-year period:
o
50% of PSUs are based on a Relative ROAE measure for the 1/1/2024 – 12/31/2026 performance period, compared to the BANK – NASDAQ Bank Index peer group.
o
50% of the PSUs are based on average absolute ROAA for the 1/1/2024 – 12/31/2026 performance period.

44 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

o
Performance levels required for vesting of PSU awards are reflected in the following chart:

Performance Measures &	2024 Performance Goals

Measurement Periods(1)	Threshold	Target	Maximum

3-Year Relative ROAE Ranking (2) (01/01/2024 – 12/31/2026)	30th Percentile	50th Percentile	80th Percentile
ROAA (01/01/2024 – 12/31/2026)	0.849%	0.884%	0.920%

(1)
PSUs are granted at the target level and results are interpolated for performance between Threshold and Target, and between Target and Maximum.
(2)
If our absolute ROAE is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.
•
For NEOs, the grant date value of the annual 2024 RSUs and PSUs awards is based on a percentage of base salary as shown below.

	2024 Grant Date Value of RSUs and PSUs as a % of Base Salary

	Time-Based	Performance-Based PSUs
Name	RSUs	Threshold	Target	Maximum

Martin K. Birmingham	30.00%	15.00%	30.00%	45.00%
W. Jack Plants II	20.00%	10.00%	20.00%	30.00%
Kevin B. Quinn	20.00%	10.00%	20.00%	30.00%
Samuel J. Burruano, Jr.	20.00%	10.00%	20.00%	30.00%
Laurie R. Collins	20.00%	10.00%	20.00%	30.00%

The units awarded for the annual RSU and PSU grants on March 7, 2024 as described above were as follows:

	Time-Based RSUs	Performance-Based PSUs (1)
Name		Threshold	Target	Maximum

Martin K. Birmingham	11,614	5,807	11,614	17,421
W. Jack Plants II	3,788	1,894	3,788	5,682
Kevin B. Quinn	3,338	1,669	3,338	5,007
Samuel J. Burruano, Jr.	3,110	1,555	3,110	4,665
Laurie R. Collins	2,884	1,442	2,884	4,326

(1)
Performance for PSUs will be determined after the end of the performance period on 12/31/2026. PSUs are granted at the Target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2024 table on page 56.

Additional Elements of Compensation

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan (the “401(k) Plan”) which is available to all eligible employees including our NEOs. Participants may elect up to 25% of their account balance to be invested in FII stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

2025 Proxy Statement 45

EXECUTIVE COMPENSATION

Pension Plan

We maintain a defined benefit pension plan (the “DB Plan”) in which our NEOs participate. The DB Plan has two tiers of participation. Tier 1, which Mr. Birmingham accrued benefits under through January 31, 2023, provided for an age- and service-based traditional pension benefit. The accrued benefits of Tier 1 participants earned under the Tier 1 benefit formula as of January 31, 2023 have been frozen as a result of a past plan amendment. This means Mr. Birmingham does not accrue additional benefits under the Tier 1 benefit formula after January 31, 2023. Benefits for Mr. Birmingham, accrued on or after February 1, 2023, are now determined using the Tier 2 cash balance formula. Tier 2, which also included Messrs. Plants, Quinn, and Burruano and Ms. Collins in 2024, provides a cash balance-type benefit that is valued based on a hypothetical account balance based on pay and interest credits.

Information regarding the pension benefits of our NEOs can be found in the Pension Benefits table on page 57.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental, vision coverage, disability, and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that we believe are reasonable and consistent with our overall compensation program and peer group practices and allow our NEOs to more effectively discharge their responsibilities to the Company. In 2024, we provided our NEOs (other than our CEO) a $750 monthly vehicle stipend and our CEO a $1,000 monthly vehicle stipend. We have approximately 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them compensation for use of their personal vehicles.

We also reimbursed some NEOs for membership costs for various clubs and organizations. We believe such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each NEO’s vehicle stipend and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

46 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

COMPENSATION PROCESS

The MD&C Committee

The MD&C Committee is a standing committee of the Board that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable Nasdaq rules. While we rely on input from our CEO and other executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for our CEO and members of our EMC. The MD&C Committee annual work plan:

Month	Work Plan, Decision and Actions
January – February March May July
•
Approve payouts for EIP and LTIP based on prior year Company financial performance and individual performance
•
Review prior year performance goals and objectives for our CEO and evaluate performance considering these goals and objectives
•
Review and approve performance evaluations for EMC members
•
Approve annual base pay merit adjustments for the CEO and EMC members
•
Approve the plan design and corporate performance objectives for coming year executive and senior management compensation programs, which include our EIP and our LTIP performance metrics and awards
•
Review the MD&C Committee Charter and recommend any changes to the Board
•
Approve the pool of annual shares available for the CEO Equity Award Program
•
Update on executive compensation consultant RFP process.
•
Update on Say-On-Pay Vote for proxy
•
Approve the company compensation philosophy and policy
•
Review an update on Human Capital

•
Review compensation consultant independence
•
Approve EIP and LTIP PSU financial goals for current year
•
Prepare for the Annual Meeting, review the draft CD&A and other applicable sections of the proxy
•
Review share ownership guidelines of executives for any recommended updates and executive compliance
•
Approve enterprise-wide line of business incentive plans
•
Approve annual employee RSU and PSU equity grants and form of awards.

•
Review Board of Directors’ compensation with support from independent compensation consultant and make recommendations to the Board for approval
•
Review organization charts and management reports on succession planning and management development
•
Review and approve the CRO’s certification of compensation plans that evaluate risks associated with compensation philosophy and all compensation programs, including our incentive compensation plans

•
Review succession planning and management development strategy
•
Approve social and country club perquisite
•
Review year-to-date executive performance
•
Review year-to-date usage of the CEO Equity Award program
•
Establish peer group for use in the next compensation planning cycle
•
Review year-to-date financial performance for EIP and MIP and period-to-date performance for LTIP awards (PSUs)
•
Review defined benefit pension plan performance
•
Review results of annual shareholder voting.

2025 Proxy Statement 47

EXECUTIVE COMPENSATION

Month	Work Plan, Decision and Actions
October December
•
Review year-to-date financial performance for EIP and MIP and period-to-date performance for LTIP awards (PSUs)
•
Review the employee benefit program for the following year
•
Review executives’ peer review compensation analysis and other relevant market information provided by independent compensation consultant
•
Review an update on Human Capital
•
Review executive compensation consultant update on emerging trends and regulatory and compliance updates
•
Review Equal Employment Opportunity and Affirmative Action Plans

•
Review year-to-date financial performance and estimated results for EIP and MIP and period-to-date performance for LTIP awards (PSUs)
•
Discuss preliminary design and target compensation levels of executive compensation programs for the next year
•
Review projected NEOs for Proxy
•
Begin executive performance evaluations
•
Review year-to-date usage of the CEO Equity Award program
•
Executive Compensation Consultant Performance Review

The MD&C Committee conducts an annual evaluation of our CEO and delivers the results of that review to our CEO. Additionally, the MD&C receives a report concerning the CEO’s evaluation of the job performance and leadership of the other members of the EMC as well as the CEO’s compensation-related recommendations based on this annual evaluation and other factors noted above. The MD&C Committee evaluates the performance of our CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each member of the EMC.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment, or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2024, our CEO, Chief Legal Officer and Corporate Secretary, Chief Financial Officer, Chief Human Resources Officer, and Director of Total Rewards and Analytics regularly attended MD&C Committee meetings and assisted with the collection and presentation of required materials. Non-members of the Committee were excused as appropriate during the meeting. The MD&C Committee also has access to independent legal counsel and other professional advisors as needed.

Management Succession Planning

The MD&C Committee actively governed our succession planning and supported management in actions taken during the year to support the plan. The plan provides the organization alternatives in the event of both planned and unplanned succession of the CEO. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

The MD&C Committee Independent Compensation Consultant

The MD&C Committee completed a Request for Proposal process and completed interviews with three finalists in December 2023. After careful consideration the Committee selected Aon’s Human Capital Solution practice, a division of Aon plc (“Aon”) to serve as its independent compensation consultant commencing in February 2024.

Aon reported directly to the Chair of the MD&C Committee, and regularly attended committee meetings. Aon does not have a personal or business relationship with any member of the MD&C Committee.

48 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

The MD&C Committee assessed the independence of Aon considering SEC rules regarding compensation consultant independence. As part of this assessment, the MD&C Committee reviewed Aon’s compensation consultant independence letter and concluded that the services provided by Aon to the MD&C Committee do not raise any conflict-of-interest issues.

The MD&C Committee currently retains Aon to:

•
Provide analysis on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and
•
Provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While Aon provided reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2024, the MD&C Committee requested Aon to provide the following assistance:

•
Review and update our peer group based on parameters determined by the MD&C Committee;
•
Review the CD&A for the proxy statement;
•
Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation;
•
Assist in the review and design of annual and long-term incentives;
•
Analyze and present competitive market data on director compensation;
•
Provide a regulatory update report; and
•
Provide a study and benchmark report on Executive and Director Share Ownership requirements.

Assessment of Compensation Risk

We review our incentive compensation arrangements for all employees, including our CEO and other members of the EMC, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us. Each year, our Chief Risk Officer evaluates the design and operation of all incentive compensation plans and delivers an annual certification to the MD&C Committee that the Bank’s incentive compensation plans do not encourage excessive risk taking, are consistent with the safety and soundness of the organization, and materially comply with applicable regulatory requirements.

We have designed our compensation programs to avoid excessive risk-taking and related financial consequences. To this end, we:

•
Use both short- and long-term compensation and performance measures to balance the time horizon of decision- making;
•
Use a variety of performance measures that ensure a balanced focus on performance;
•
Define maximum potential award levels for performance-based awards;
•
Have a recoupment (“clawback”) policy in place, which is described on page 6; and
•
Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

In 2024, our CRO and the MD&C Committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

2025 Proxy Statement 49

EXECUTIVE COMPENSATION

Peer Group for 2024 Compensation Decisions

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer members of the EMC against a peer group of comparable institutions in our industry whose executives manage similarly sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information. The peer group that we used for 2024 compensation decisions includes publicly traded financial institutions that generally adhere to the following criteria:

•
Commercial banks listed on a national exchange;
•
Headquarters in New England, Mid-Atlantic and select Midwest U.S. states, excluding major metropolitan areas;
•
Asset sizes ranging from $4.0 billion to $11.1 billion; and
•
Additional refinement to exclude banks due to merger and acquisition activity or other considerations the MD&C Committee determines relevant.

In determining the peer group, we considered whether the peers identified by proxy advisory firm Institutional Shareholder Services adhered to our criteria and included them if we believed they fit the criteria for our peers. We considered competitive market data from 2023 from the following peer group when determining 2024 compensation for the members of the EMC. The 2024 peer group contained the same peers as the 2023 peer group:

1st Source Corporation	Independent Bank Corporation
Arrow Financial Corporation	Lakeland Financial Corporation
Bar Harbor Bankshares	Midland States Bancorp, Inc.
Camden National Corporation	Park National Corporation
CNB Financial Corporation	Peoples Bancorp Inc.
Community Trust Bancorp, Inc.	QCR Holding, Inc.
First Commonwealth Financial Corporation	S&T Bancorp, Inc.
First Financial Corporation	Stock Yards Bancorp, Inc.
German American Bancorp, Inc.	Tompkins Financial Corporation
Horizon Bancorp, Inc.	Washington Trust Bancorp, Inc

Peer Group for 2025 Compensation Decisions

We review peer group criteria annually to ensure continued proper market alignment with our executive talent. In July 2024, in consultation with Aon, the MD&C Committee determined that five peers in the 2024 group be replaced. Accordingly, the following peer group will be used when determining 2025 compensation for the members of the EMC:

Arrow Financial Corporation	Horizon Bancorp, Inc.
Bar Harbor Bankshares	Independent Bank Corporation
Camden National Corporation	Mercantile Bank Corporation
Civista Bancshares, Inc.	Midland States Bancorp, Inc.
CNB Financial Corporation	Park National Corporation
Farmers National Banc Corp.	Peoples Bancorp Inc.
First Busey Corporation	Premier Financial Corp.
First Commonwealth Financial Corporation	S&T Bancorp, Inc.
First Financial Corporation	Tompkins Financial Corporation
German American Bancorp, Inc.	Washington Trust Bancorp, Inc

50 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

OTHER FACTORS AFFECTING EXECUTIVE COMPENSATION

Executive Agreements

We have entered into executive agreements with Messrs. Birmingham, Plants, Quinn and Burruano and Ms. Collins that provide for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and to be consistent with similar benefits offered by our competitors. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

The agreements provide for certain compensation and benefits if certain events occur during a protection period of six months before to 24 months following a change in control (the “Protection Period”), as defined in the agreements. The agreements also contain provisions for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the agreements is effective for an initial term of three years and automatically extends for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, we give written notice to the executive that we do not intend to extend such term.

Under the agreements, in the event of an executive’s termination for a reason other than for cause, as defined in the agreements, or if an executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason within the Protection Period, the executive will receive an amount equal to the following: for Mr. Birmingham 2.99x; for Messrs. Plants and Burruano 2.00x; and for Mr. Quinn and Ms. Collins 1.25x, the sum of his or her base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual cash incentive compensation for the three most recent calendar years ending before the date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. We will also continue to pay for health and dental coverage, as follows: for and up to 36 months for Mr. Birmingham; for and up to 24 months for Messrs. Plants and Burruano, and up to 18 months for Mr. Quinn and Ms. Collins, for the executive and his or her covered dependents.

In addition, all RSUs, PSUs and other rights that the executive may hold to purchase or otherwise acquire company stock will immediately fully vest, and in the case of PSUs, such PSUs will vest at the greater of target performance or actual performance through the executive’s termination date. RSUs and PSUs will be paid as soon as practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the agreement or another arrangement with us. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his agreement, the non-competition and non-solicitation provisions of the agreements are effective 24 months for Mr. Birmingham; 18 months for Messrs. Plants and Burruano; and nine months for Mr. Quinn and Ms. Collins following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.

Further information regarding the benefits under the agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section starting on page 59.

2025 Proxy Statement 51

EXECUTIVE COMPENSATION

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation.

Overall, the MD&C Committee seeks to balance our objective of ensuring an effective compensation package for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers. The MD&C Committee believes that tax deductibility is one of many factors that should be considered in developing an appropriate compensation program for its executive officers, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of RSUs and PSUs.

52 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn Jr., Chair

Dawn H. Burlew

Samuel M. Gullo

Angela J. Panzarella

2025 Proxy Statement 53

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2024, 2023 and 2022 for which each officer was a NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)

Martin K. Birmingham	2024	734,452	362,125	288,050	—	24,336	1,408,963
President and Chief	2023	713,863	355,591	318,638	61,032	23,760	1,472,884
Executive Officer	2022	691,578	373,097	406,046	—	19,956	1,490,677
W. Jack Plants II	2024	359,198	118,110	112,701	7,260	19,351	616,620
EVP, Chief Financial	2023	331,339	96,561	130,089	17,237	12,809	588,035
Officer and Treasurer	2022	298,967	123,505	110,585	—	10,151	543,208
Kevin B. Quinn	2024	316,487	104,079	86,569	17,267	26,235	550,637
SVP, Chief Commercial	2023	307,130	89,431	109,845	17,604	20,913	544,923
Banking Officer	2022	285,472	119,278	104,186	12,796	20,918	542,650
Samuel J. Burruano, Jr.	2024	294,979	96,970	80,983	14,501	11,322	498,754
EVP, Chief Legal Officer &	2023	276,517	80,501	93,477	20,424	10,290	481,210
Corporate Secretary	2022	259,520	111,060	82,281	94	9,690	462,645
Laurie R. Collins(1)	2024	273,470	89,923	75,078	9,777	9,540	457,788
SVP, Chief Human	2023	257,949	75,103	83,050	14,826	9,300	440,229
Resources Officer

(1)
Pursuant to SEC rules, compensation for 2022 is not required to be reported for Ms. Collins.
(2)
The grant date fair value of all stock awards has been calculated in accordance with FASB ASC Topic 718. In the case of RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For PSUs awarded during 2024, amounts shown reflect the grant date fair value of such awards for the three-year performance period beginning in 2024, based on the probable outcome of performance measures related to these PSUs at the grant date. The 2024 PSUs include both ROAA and Relative ROAE performance measures as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section on page 44. The table below sets forth the grant date fair value for the PSUs granted during 2024:

Executive Name	Probable Outcome of Performance Measures Grant Date Fair Value ($)*	Maximum Outcome of Performance Measures Grant Date Fair Value ($)*

Martin K. Birmingham	181,062	271,593
W. Jack Plants II	59,055	88,582
Kevin B. Quinn	52,039	78,059
Samuel J. Burruano, Jr.	48,485	72,727
Laurie R. Collins	44,962	67,442

* Amounts shown represent the grant date fair value of PSUs subject to the ROAA and Relative ROAE performance measures (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the three-year performance period beginning in 2024. The grant date fair value of the ROAA- and the Relative ROAE-based PSUs awarded on March 7, 2024 was $15.59 per share, which was the closing share price of our common stock on that date reduced by the present value of the dividends expected to be paid on the underlying shares.

(3)
The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC Topic 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC Topic 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. The methodology applies the “no negative number” position for reporting the change in pension value.
(4)
Amounts reported in this column for 2024 are itemized in the following table captioned “All Other Compensation.”

54 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

ALL OTHER COMPENSATION

The following table sets forth details of the “All Other Compensation” column to the Summary Compensation Table for 2024.

	Vehicle	Club	Group Term Life
	Stipend	Memberships	Insurance	Total
Executive Name	($)(1)	($)	($)(2)	($)

Martin K. Birmingham	12,000	10,014	2,322	24,336
W. Jack Plants II	9,000	9,811	540	19,351
Kevin B. Quinn	9,000	14,084	3,151	26,235
Samuel J. Burruano, Jr.	9,000	–	2,322	11,322
Laurie R. Collins	9,000	–	540	9,540

(1)
Includes a monthly vehicle cash stipend of $1,000 for Mr. Birmingham and $750 for all other NEOs.
(2)
This column discloses the taxable portion of group term life insurance.

2024 GRANTS OF PLAN-BASED AWARDS

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2024 to each of our NEOs.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock	Grant Date Fair Value of Stock
Executive	Award		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	Awards(3)
Name	Description		Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)

Martin K. Birmingham	EIP	(1)		184,647	369,295	553,942
	RSU	(4)	3/7/2024							11,614	181,062
	PSU	(5)	3/7/2024				2,904	5,807	8,711		90,531
	PSU	(6)	3/7/2024				2,904	5,807	8,711		90,531
W. Jack Plants II	EIP	(1)		72,244	144,488	216,733
	RSU	(4)	3/7/2024							3,788	59,055
	PSU	(5)	3/7/2024				947	1,894	2,841		29,527
	PSU	(6)	3/7/2024				947	1,894	2,841		29,527
Kevin B. Quinn	EIP	(1)		63,654	127,308	190,962
	RSU	(4)	3/7/2024							3,338	52,039
	PSU	(5)	3/7/2024				835	1,669	2,504		26,020
	PSU	(6)	3/7/2024				835	1,669	2,504		26,020
Samuel J. Burruano, Jr.	EIP	(1)		51,912	103,824	155,736
	RSU	(4)	3/7/2024							3,110	48,485
	PSU	(5)	3/7/2024				778	1,555	2,333		24,242
	PSU	(6)	3/7/2024				778	1,555	2,333		24,242
Laurie R. Collins	EIP	(1)		48,127	96,254	144,380
	RSU	(4)	3/7/2024							2,884	44,962
	PSU	(5)	3/7/2024				721	1,442	2,163		22,481
	PSU	(6)	3/7/2024				721	1,442	2,163		22,481

(1)
This represents the annual cash incentive opportunity under our 2024 Executive Incentive Plan at threshold, target or maximum performance. The amount actually paid for 2024 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Executive Incentive Plan” starting on page 40 for additional information about the performance measures applicable to each payment.

2025 Proxy Statement 55

EXECUTIVE COMPENSATION

(2)
For PSUs, these columns show the potential number of shares that our NEOs could earn under our 2015 LTIP at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan” on page 44.
(3)
See footnote 2 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.
(4)
The RSUs are granted annually to the NEOs as a component of their complete compensation package and vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the Company.
(5)
The PSUs vest on March 1, 2027 and are subject to satisfaction of the gateway performance criteria and meeting the Relative ROAE performance measure and the recipient’s continued employment with the Company.
(6)
The PSUs vest on March 1, 2027 and are subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the Company.

For additional information regarding our EIP and our LTIP, please see the discussions under “Executive Incentive Plan” on page 40, and “Long-Term Equity-Based Incentive Plan” on page 44 in the CD&A.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024

Stock awards
Equity
			Equity	Incentive Plan
			Incentive Plan	Awards:
			Awards:	Market or
			Number of	Payout Value
	Number of	Market Value	Unearned	of Unearned
	Shares or	of Shares or	Shares, Units,	Shares, Units,
	Units of	Units of	or Other	or Other
	Stock That	Stock That	Rights That	Rights That
	Have Not	Have Not	Have Not	Have Not
	Vested	Vested	Vested	Vested
Executive Name	(#)	($)(6)	(#)(7)	($)(6)

Martin K. Birmingham	28,642 (1)	781,640	12,730	347,402
W. Jack Plants II	9,290 (2)	253,524	3,742	102,119
Kevin B. Quinn	8,554 (3)	233,439	3,392	92,568
Samuel J. Burruano, Jr.	7,918 (4)	216,082	3,110	84,872
Laurie R. Collins	7,420 (5)	202,492	2,888	78,814

(1)
6,356 shares vest on March 16, 2025, 10,672 shares vest on March 21, 2026, and 11,614 shares vest on March 7, 2027.
(2)
2,604 shares vest on March 16, 2025, 2,898 shares vest on March 21, 2026, and 3,788 shares vest on March 7, 2027.
(3)
2,532 shares vest on March 16, 2025, 2,684 shares vest on March 21, 2026, and 3,338 shares vest on March 7, 2027.
(4)
2,392 shares vest on March 16, 2025, 2,416 shares vest on March 21, 2026, and 3,110 shares vest on March 7, 2027.
(5)
2,282 shares vest on March 16, 2025, 2,254 shares vest on March 21, 2026, and 2,884 shares vest on March 7, 2027.
(6)
Market values calculated by multiplying the closing market price of our common stock as of December 31, 2024, or $27.29 per share, by the number of unvested shares.
(7)
This column shows outstanding unvested PSUs at threshold levels; however, as a result of the 2024 investment securities restructuring projected vesting is below threshold (0%) for the number of PSUs subject to ROAA performance measure granted on March 16, 2022, below threshold (0%) for the number of PSUs subject to Relative ROAE performance measure granted on March 16, 2022, below threshold (0%) for the number of PSUs subject to ROAA performance measure granted on March 21, 2023, below threshold (0%) for the number of PSUs subject to Relative ROAE performance measure granted on March 21, 2023, below threshold (0%) for the number of PSUs subject to ROAA performance measure granted on March 7, 2024, and below threshold (0%) for the number of PSUs subject to Relative ROAE performance measure granted on March 7, 2024. Consequently, these PSUs are not expected to become vested or earned.

56 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

RESTRICTED STOCK VESTED IN 2024

The following table provides information about restricted stock held by our NEOs that vested in 2024.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Martin K. Birmingham	16,346	298,968
W. Jack Plants II	3,578	65,442
Kevin B. Quinn	3,653	66,813
Samuel J. Burruano, Jr.	3,578	65,442
Laurie R. Collins	3,000	72,120

(1)
Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

PENSION BENEFITS

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit, years of credited service and the amount of any pension payments made in 2024 for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”).

		Number of	Present
		Years	Value of
		Credited	Accumulated
		Service	Benefit(1)
Executive Name	Plan Name	(#)	($)

Martin K. Birmingham	New York Bankers Retirement Plan	18.75	552,522
W. Jack Plants II	New York Bankers Retirement Plan	5.00	59,527
Kevin B. Quinn	New York Bankers Retirement Plan	4.00	63,518
Samuel J. Burruano, Jr.	New York Bankers Retirement Plan	8.00	108,119
Laurie R. Collins	New York Bankers Retirement Plan	3.00	35,794

(1)
The Present Value of Accumulated Benefit was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 19 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

Benefits for Tier 1 participants under the defined benefit pension plan for employees with a Date of Participation prior to January 1, 2016 (Mr. Birmingham) are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Tier 1 Basic Benefit for NEOs whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

▪
1.75% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

2025 Proxy Statement 57

EXECUTIVE COMPENSATION

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

▪
1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the NEO’s years of benefit earned prior to January 1, 2004 (up to 35); plus

For benefit service accrued on or after January 1, 2016:

▪
1.30% of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

The accrued benefits of Tier 1 participants earned under the Tier 1 benefit formula as of January 31, 2023 have been frozen in relation to a recent plan amendment. This means Tier 1 participants will not accrue additional benefits under the Tier 1 benefit formula after January 31, 2023. Future Accrued Benefits for prior Tier 1 participants, accrued on or after February 1, 2023, shall now be determined using the Tier 2 cash balance formula.

Tier 2 Basic Benefit for NEOs whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the NEO’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with 60 payments guaranteed for NEOs whose Date of Participation is prior to January 1, 2016. For NEOs whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension. There are a number of optional forms of benefit available to NEOs, all of which are adjusted actuarially.

For NEOs whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a NEO’s enrollment and vesting in the plan as of January 1, 2004. For NEOs whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Birmingham, Plants, Quinn, and Burruano and Ms. Collins are eligible for retirement.

STOCK OPTION AWARD POLICY

We have not historically granted stock options or similar awards as part of our equity compensation programs and did not grant any stock options during the year ended December 31, 2024. While the Company does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, if stock options or similar awards are granted in the future, our Insider Trading Policy provides that we will not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and we will not time the public release of such information based on stock option grant dates.

Consequently, the Company has not granted and does not expect to grant stock options or similar awards during periods in which there is material nonpublic information about the Company, including during “blackout” periods or at any time during the four business days prior to or the one business day following the filing with the SEC of any report on Forms 10-K, 10-Q, or 8-K that discloses material nonpublic information. The MD&C Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation.

These restrictions do not apply to RSUs or restricted stock awards or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

58 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 51, we have entered into executive agreements, which include change of control provisions, with Messrs. Birmingham, Plants, Quinn, and Burruano and Ms. Collins. The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason, in either case, in connection with the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.
any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than FII or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of FII securities possessing 25% or more of the voting power for the election of directors of FII; or
2.
there is consummated
i.
any consolidation, share exchange or merger in which FII is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or
ii.
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or
3.
“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least a majority of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within six months prior to or 24 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the Company both during and after the conclusion of the executive’s employment, and not solicit employees of FII and not compete with FII during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period

Martin K. Birmingham	2.99	36 months
W. Jack Plants II	2.00	24 months
Kevin B. Quinn	1.25	18 months
Samuel J. Burruano, Jr.	2.00	24 months
Laurie R. Collins	1.25	18 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation

2025 Proxy Statement 59

EXECUTIVE COMPENSATION

multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2024 for each of the NEOs were issued under the Financial Institutions, Inc. 2015 LTIP. Under the Financial Institutions, Inc. 2015 LTIP, upon death or disability of a participant, the following will occur: (1) full vesting of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2024.

Executive Name	Benefit	Termination Without Cause or For Good Reason Following a Change in Control(2) ($)	Death or Disability ($)

Martin K. Birmingham	Pay continuation	3,364,748	—
	Equity award vesting(1)	1,563,280	1,563,280
	Health benefits continuation	56,806	—
	Total	4,984,834	1,563,280

W. Jack Plants II	Pay continuation	970,759	—
	Equity award vesting(1)	479,758	479,758
	Health benefits continuation	37,871	—
	Total	1,488,388	479,758

Kevin B. Quinn	Pay continuation	539,455	—
	Equity award vesting(1)	439,587	439,587
	Health benefits continuation	24,203	—
	Total	1,003,246	439,587

Samuel J. Burruano, Jr.	Pay continuation	775,830	—
	Equity award vesting(1)	404,874	404,874
	Health benefits continuation	—	—
	Total	1,180,704	404,874

Laurie R. Collins	Pay continuation	442,981	—
	Equity award vesting(1)	377,694	377,694
	Health benefits continuation	24,203	—
	Total	844,877	377,694

(1)
The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $27.29 which was the closing price for a share of our common stock as of December 31, 2024.
(2)
The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

60 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Burlew and Messrs. Dorn and Gullo served on the MD&C Committee in 2024, with Mr. Dorn serving as Chair. Ms. Panzarella began serving on the MD&C Committee in January 2025, upon her appointment to the Board. We have no MD&C Committee interlocks. None of our MD&C Committee members is a current officer or employee of the Company. None of the members of the MD&C Committee has ever served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

CEO PAY RATIO

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee.

For 2024:

•
The annual total compensation of our median employee was $60,967.
•
The annual total compensation of Mr. Birmingham, as reported on page 54 in the Summary Compensation Table, was $1,408,963.
•
Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 23 to 1.

Our median employee for 2024 was identified among all employees (other than Mr. Birmingham) as of December 31, 2024 based on annualized Medicare wages as reported in Box 5 of each employee’s 2024 W-2. Once we identified our median employee, we determined the median employee’s annual total compensation using a methodology consistent with that used for the Summary Compensation Table. We did not make any assumptions, adjustments or estimates with respect to annual total compensation.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

2025 Proxy Statement 61

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance of the Company. The MD&C Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” starting on page 31.

The following table provides information regarding compensation paid to our principal executive officer (“PEO”) and other NEOs along with our Total Shareholder Return (“TSR”), the TSR of the S&P U.S. SmallCap Banks Index (“Peer Group”), our net income, and the Company’s PPNI, which is the most important financial performance measure used by the Company to link compensation paid to the NEOs, for 2024, to Company performance.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On: TSR(4)	Peer Group TSR(4)	Net (Loss) Income ($’000)	Company- Selected Measure (PPNI(5)) ($’000)

2024	$1,408,963	$1,350,492	$530,950	$532,453	$109.51	$132.44	$(25,981)	$54,471
2023	$1,472,884	$1,300,579	$550,383	$409,868	$80.80	$112.03	$50,264	$60,440
2022	$1,490,677	$1,352,023	$591,637	$546,792	$86.65	$111.47	$56,573	$66,474
2021	$1,490,370	$1,928,396	$526,957	$602,225	$108.30	$126.43	$77,697	$71,497
2020	$1,459,283	$1,153,554	$528,013	$414,981	$73.99	$90.82	$38,332	$58,551

(1)
Martin K. Birmingham, President and Chief Executive Officer, was the PEO for each of the years presented in the table.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the change in fair value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date) and the pension value attributable to the applicable years’ service and any change in pension value attributable to plan amendments made in the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Birmingham’s total compensation to determine the compensation actually paid:

	Martin K. Birmingham
	2024	2023	2022	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$1,408,963	$1,472,884	$1,490,677	$1,490,370	$1,459,283
Minus pension values reported in SCT	$—	$61,032	$—	$21,893	$157,872
Minus fair value of equity awards granted during fiscal year	$362,125	$355,591	$373,097	$364,277	$320,720
Plus pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$14,165	$11,877	$45,610	$49,376	$41,473
Plus fair value of equity compensation granted in current year—value at end of year-end	$633,892	$372,537	$309,664	$420,015	$283,680
Plus change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(49,180)	$3,021	$3,088	$(3,365)	$(8,031)
Plus change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(295,223)	$(143,117)	$(123,919)	$358,170	$(144,259)
Plus dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—	$—
Plus fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—	$—	$—
Compensation Actually Paid	$1,350,492	$1,300,579	$1,352,023	$1,928,396	$1,153,554

62 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

(3)
In 2024, the non-PEO NEOs include W. Jack Plants II, EVP, Chief Financial Officer and Treasurer, Kevin B. Quinn, SVP, Chief Commercial Banking Officer, Samuel J. Burruano, Jr., EVP, Chief Legal Officer and Corporate Secretary, and Laurie R. Collins, SVP, Chief Human Resources Officer; in 2023, the non-PEO NEOs include Messrs. Plants, Quinn, and Burruano and Ms. Collins, and Justin W. Bigham, Former EVP, Chief Community Banking Officer and Sean M. Willett, Former EVP, Chief Administrative Officer; in 2022, the non-PEO NEOs include Messrs. Plants, Bigham, Willett and Quinn; in 2021, the non-PEO NEOs include Messrs. Plants, Bigham, Willett, and Burruano; and in 2020, the non-PEO NEOs include Messrs. Bigham and Willet, Joseph L. Dugan, Former SVP, Chief Experience and Go To Market Officer, Craig Burton, Former SVP, Commercial Real Estate Executive, and William L. Kreienberg, Former EVP, Chief Banking and Revenue Officer. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the average NEO’s total compensation to determine the compensation actually paid:

	Average NEOs
	2024	2023	2022	2021	2020

Total Compensation as reported in SCT	$530,950	$550,383	$591,637	$526,957	$528,013
Minus pension values reported in SCT	$12,201	$18,138	$3,199	$16,521	$16,217
Minus fair value of equity awards granted during fiscal year	$102,270	$91,541	$129,844	$89,072	$90,587
Plus pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$12,354	$10,159	$12,316	$10,967	$10,811
Plus fair value of equity compensation granted in current year—value at end of year-end	$179,022	$59,640	$107,769	$102,701	$55,620
Plus change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(6,079)	$(1,512)	$(2,535)	$4,978	$(3,048)
Plus change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(69,323)	$(23,250)	$(29,352)	$62,215	$(26,039)
Plus dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—	$—
Plus fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$(75,873)	$—	$—	$(43,572)
Compensation Actually Paid	$532,453	$409,868	$546,792	$602,225	$414,981

(4)
TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019 and calculated on December 31 of each 2024, 2023, 2022, 2021 and 2020, respectively. The TSR peer group consists of the S&P U.S. SmallCap Banks, which is the same peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(5)
PPNI is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. PPNI equals net income excluding provision for credit losses adjustment net of tax (utilizing marginal tax rate) and the after-tax impact of the fourth quarter 2024 loss on the sale of investment securities and the fourth quarter 2024 provision for litigation settlement. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2025 Proxy Statement 63

EXECUTIVE COMPENSATION

RELATIONSHIP DISCLOSURE

The following charts show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and non-PEO NEOs “compensation actually paid” and (i) the Company’s TSR and the Peer Group’s TSR; (ii) the Company’s net income; and (iii) the Company’s PPNI, which is the Company selected measure:

Compensation Actually Paid vs. TSR 2020-2024

Indexed Total Shareholder Return
$200
$160
$120
$80
$40
$0
Compensation Actually Paid ($Mm)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$0.4
$1.2
$0.6
$1.9
$0.5
$1.4
$0.4
$1.3
$0.5
$1.4
2020
2021
2022
2023
2024
Avg. CAP to non-PEO NEOs
CAP to PEO
Co. TSR
Peer TSR

Compensation Actually Paid vs. Net Income (Loss) 2020-2024

$80
$60
$40
$20
$0
-$20
-$40
Actual Net Income (Loss) ($MM)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Compensation Actually Paid ($MM)
$38.3
$77.7
$56.6
$50.3
($26.0)
$1.2
$0.4
$1.9
$0.6
$1.4
$0.5
$1.3
$0.4
$1.4
$0.5
2020
2021
2022
2023
2024
Net Income (Loss)
CAP to PEO
Avg. CAP to non-PEO NEOs

64 Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Compensation Actually Paid vs. PPNI(1) 2020-2024

$80
$70
$60
$50
$40
$30
$20
$10
$0
Actual PPNI ($MM)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Compensation Actually Paid ($MM)
$58.6
$71.5
$66.5
$60.4
$54.5
$1.2
$0.4
$1.9
$0.6
$1.4
$0.5
$1.3
$0.4
$1.4
$0.5
2020
2021
2022
2023
2024
PPNI (1)
CAP to PEO
Avg. CAP to non-PEO NEOs

(1)
PPNI is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. PPNI equals net income excluding provision for credit losses adjustment net of tax (utilizing marginal tax rate) and the after-tax impact of the fourth quarter 2024 loss on the sale of investment securities and the fourth quarter 2024 provision for litigation settlement. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

PERFORMANCE MEASURES

The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:

Most Important Financial Performance Measures
PPNI
Total Loan Growth
Non-Public Deposit Growth
Net Charge-Off Ratio
Return on Average Equity
Return on Average Assets

2025 Proxy Statement 65

PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

We believe that our continuing policy to offer equity incentive awards under the Amended and Restated 2015 Long-Term Incentive Plan is critical to our ability to attract, motivate and retain highly qualified employees and directors. Accordingly, we are seeking shareholder approval of a Second Amended and Restated 2015 Long-Term Incentive Plan (“Second A&R Plan”), which would amend and restate our Amended and Restated 2015 Long-Term Incentive Plan (the “2015 Plan”). The Second A&R Plan would make, among other changes, the following material changes to the 2015 Plan (the “Amendments”):

•
increasing the number of shares of common stock reserved for issuance under the 2015 Plan by 400,000 shares;
•
extending the term of the 2015 Plan until May 28, 2035; and
•
combining the limit of grant date fair value of equity-based awards and the limit of the amount of cash-based awards and other fees payable to a Director in any given calendar year to $300,000 for incumbent directors; and increasing the combined limit to $500,000 for the Chairman of the Board, and $500,000 for new non-employee Directors during their first year of service.

The Board has determined that it is in the best interests of the Company and its shareholders to adopt this proposal. The Board, upon the recommendation of the MD&C Committee, has approved the Second A&R Plan, subject to shareholder consent.

If our shareholders approve this proposal, the Second A&R Plan will become effective as of May 28, 2025. If our shareholders do not approve this proposal, the Second A&R Plan will not take effect, and our 2015 Plan will continue to be administered in its current form.

As of April 2, 2025, approximately 230 employees and 11 non-employee directors are eligible to participate in the 2015 Plan. We believe that approximately the same number of employees and non-employee directors will be eligible to participate in the Second A&R Plan as of May 28, 2025, assuming its approval by our shareholders. The closing price of our common stock on April 2, 2025, on the Nasdaq Stock Market was $25.33.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the Second Amended and Restated 2015 Long-Term Incentive Plan.

66 Financial Institutions, Inc.

PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

WHY SHAREHOLDERS SHOULD APPROVE THE SECOND A&R PLAN

Equity compensation is an essential part of our compensation program, and our use of equity reinforces both pay for performance and alignment with shareholders’ interests. We have a long history of using equity grants responsibly as part of our pay for performance culture.

Responsible Share Usage

We believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholder equity and, therefore, we have carefully managed our equity incentive compensation awards. We believe our historical share usage, commonly measured by burn rate, has been responsible and mindful of shareholder interests. “Burn rate” reflects the gross number of common shares underlying the equity awards we grant annually divided by the basic weighted average common shares outstanding for the year.

Our burn rate for the three years ended December 31 was as follows:

2022	2023	2024	3-Year Average
0.91%	1.51%	1.46%	1.29%

The following table includes information regarding our outstanding equity awards (under all of our current and prior equity-based compensation plans under which shares of common stock may be issued) and shares available for future awards under the 2015 Plan as of April 2, 2025:

As of April 2, 2025
Shares Available for Grant (under all equity compensation plans before the Amendments)	224,482
Unvested Full-Value Awards	552,450
Unexercised Options	-
Shares Outstanding	20,109,712

Plan Features to Protect Shareholders

Like our 2015 Plan, the Second A&R Plan will continue to have several features designed to protect shareholder interests and appropriately reflect our compensation philosophy and developments in our compensation practices in recent years, including:

•
Limitation on Awards to Employees and Directors. The number of shares that may be subject to equity awards to any employee in a calendar year may not exceed 50,000 shares. One of the Amendments provides that the grant date fair value of equity-based awards and the amount of cash-based awards and other fees payable to a Director in any given calendar year to $300,000 for incumbent directors, $500,000 for the Chairman of the Board, and $500,000 for new non-employee Directors during their first year of service.
•
Minimum Vesting. The Second A&R Plan includes a minimum vesting term of one year for all awards granted under the plan, with only limited exceptions.
•
No Repricing Without Shareholder Approval. The Second A&R Plan does not allow repricing, amendment, or exchange of outstanding options or stock appreciation rights without shareholder approval.
•
No Discounted Awards. The exercise price or strike price per share of stock under an option or stock appreciation right must be not less than the fair market value of our common stock on the date of grant.
•
No Liberal Share “Recycling.” Shares surrendered for the payment of the exercise price or withholding taxes under equity awards may not be made available again for issuance under the 2015 Plan.

2025 Proxy Statement 67

PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

•
No “Liberal” Change in Control Definition. The 2015 Plan definition of change in control of the Company requires the consummation, not just shareholder approval, of a transaction in which a person becomes the beneficial owner of more than 50% of our voting stock, a merger, a sale of substantially all of our assets, or similar transaction, or a minimum acquisition of 20% of our outstanding common shares within a 12-month period, or a change in the composition of a majority of the Board.
•
“Double-Trigger” Change in Control Provision. Under the Second A&R Plan, awards that are assumed or replaced by the resulting entity after a change in control of the Company do not automatically accelerate unless an employee’s employment is also involuntarily terminated within two years of the change in control, and the MD&C Committee has no discretionary authority to accelerate awards in a change in control of the Company.
•
Clawback. Awards granted under the Second A&R Plan are subject to any then current clawback policy that applies to awards under the Second A&R Plan, and are therefore subject to clawback in the event of, among other things, an accounting restatement.
•
Independent Plan Administrator. The Second A&R Plan will be administered by the MD&C Committee, a committee comprised of “independent directors” who meet the definition of that term required by Nasdaq as well as the definition of “non-employee director” under SEC Rule 16b-3.

SUMMARY OF THE SECOND A&R PLAN

The discussion of the Second A&R Plan that follows is qualified in its entirety by reference to the full text of the Second A&R Plan, which is included as Appendix B to this Proxy Statement.

Eligibility

Awards may be granted under the Second A&R Plan to any employee (including officers) and non-employee director of the Company and its affiliates.

Available Shares

Subject to adjustment for changes in capitalization, the maximum number of shares of common stock that may be issued pursuant to awards granted under the Second A&R Plan is the sum of the following: (a) 1,134,000 shares of common stock, which reflects the 400,000 additional shares of common stock requested to be approved as part of the Second A&R Plan and the 734,000 shares of common stock previously approved in 2021; (b) 438,076 shares of common stock, which was the number of shares remaining available for issuance under the 2009 Management Incentive Plan and 2009 Directors’ Stock Incentive Plan (the “Prior Plans”) on the effective date of the 2015 Plan, or May 6, 2015; and (c) any shares of common stock that are subject to outstanding awards under the Prior Plans on the original effective date that are canceled, expired, forfeited, or otherwise not issued or are settled in cash after such date.

If less than the maximum number of shares of common stock which may be issued under a performance award is earned and issued, only the number of shares of common stock actually issued shall count against the above limit, and the excess of the maximum over the actual number of shares issued shall again become available for grants under the 2015 Plan. Further, if any award under the 2015 Plan or the Prior Plans shall expire, terminate, be canceled, or is unsettled or forfeited, then shares underlying the unexercised, unsettled, or forfeited award become available again under the 2015 Plan.

Shares of common stock equal in number to the shares tendered or withheld in payment of an option exercise price or in settlement of any other award, and shares of common stock that are tendered or withheld in order to satisfy any federal, state, or local taxes, count against the maximum available shares and do not become available again for grants under the Plan. In addition, the full number of shares of common stock subject to a stock appreciation right counts against the maximum available shares, and any shares that were not in fact used do not become available again under the 2015 Plan.

68 Financial Institutions, Inc.

PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

Limits Under the Second A&R Plan

Subject to adjustment for changes in capitalization, the Second A&R Plan provides that the maximum number of shares of common stock for which awards may be granted to any single participant during any single calendar year is 50,000, as it was under the 2015 Plan.

The aggregate grant date fair value of awards granted in any calendar year to any director, and the amount of cash-based awards and other fees payable to such director, may not exceed $300,000 in the case of an incumbent director, $500,000 in the case of Chairman of the Board who is a non-employee Director, or $500,000 in the case of a new non-employee Director during his or her first year of service.

Minimum Vesting Period

Awards granted under the Second A&R Plan are subject to a minimum vesting period of one year except that: (a) up to a maximum of 5% of the available shares of common stock that may be issued under the Second A&R Plan may be issued without regard to the minimum vesting period; (b) continued employment or provision of service for exercisability or vesting shall not be required as the MD&C Committee may determine or permit in connection with the occurrence of a retirement, death, or disability of a participant, or in the event of a change in control of the Company (subject to the limitations on acceleration in connection with a change in control set forth in the Second A&R Plan); and (c) awards granted to directors in lieu of cash-based director fees that the director elects to receive in the form of shares of common stock equal in value to the cash-based director fees that the director would otherwise have received.

Award Types

The Second A&R Plan provides for various awards denominated in shares of common stock. The Second A&R Plan provides for the granting of: stock options (“Options”); restricted stock (“Restricted Stock Awards”); restricted stock unit awards (“RSUs”); stock appreciation rights (“SARs”); unrestricted shares of common stock in lieu of cash fees (“Director Awards”); dividend equivalents (“Dividend Equivalents”); and other awards that are convertible into or otherwise based on common stock. All awards (other than awards granted to directors in lieu of cash-based director fees) are subject to the minimum vesting period described above.

Options. The MD&C Committee may grant Options that are either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”). An Option entitles the holder to purchase shares of common stock for a specified exercise price. Only eligible employees can receive ISOs, and the aggregate fair market value (determined as of the date on which the ISO is granted) of the shares of common stock with respect to which ISOs shall become exercisable for the first time during any calendar year cannot exceed $100,000. All Options granted under the Second A&R Plan must have an exercise price which is not less than the fair market value of the common stock on the date of grant (subject to very limited exceptions) and must have a term no longer than ten years. The Second A&R Plan expressly prohibits the repricing of Options without shareholder approval.

SARs. A SAR entitles the holder to receive, for each share as to which the SAR is granted, cash or common stock in an amount equal to the excess of the fair market value of the common stock on the exercise date over the specified strike price, which cannot be less than the fair market value of the common stock on the date of grant (subject to very limited exceptions). The term of a SAR cannot exceed ten years from the date of grant. The Second A&R Plan expressly prohibits the repricing of SARs without shareholder approval.

Restricted Stock Awards. A Restricted Stock Award is a delivery of common stock, subject to transfer restrictions and a risk of forfeiture. Except as may otherwise be provided by the MD&C Committee in connection with the occurrence of a retirement, death, or disability of a participant, upon the termination of a holder’s employment or service for any reason during the period before the Restricted Stock Award has vested, or in the event the conditions to vesting are not satisfied, the Restricted Stock Award that has not vested will be forfeited. Unless the MD&C Committee determines otherwise, during the restricted period, the award holder will have the right to vote the restricted stock and to receive any cash dividends. Stock dividends may only be paid on Restricted Stock Awards if and to the extent the Restricted Stock Award vests. The MD&C Committee may also grant Restricted Stock Awards conditioned on the attainment of specified performance goals, which we refer to as Performance Stock Awards.

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PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

RSUs. An RSU entitles the holder to receive one share of common stock (or the fair market value of a share of common stock in cash or other property) at a specified future time at or after the applicable vesting requirements have been satisfied. The MD&C Committee may condition the vesting and delivery of the shares of common stock (or cash or other property) upon the completion of a specified period of service or other criteria. RSUs carry no voting rights unless and until such time as shares of common stock are actually issued. The MD&C Committee may grant RSUs conditioned on the attainment of specified performance goals, which we refer to as Performance Stock Unit Awards, or PSUs.

Director Awards. Director Awards are grants of unrestricted shares of common stock. Directors may be permitted to elect to receive Director Awards in lieu of cash-based directors’ fees that the director would otherwise have received. Director Awards are not subject to the minimum vesting period requirement or the annual grant limit on awards to directors, but they do count against the number of available shares under the Second A&R Plan.

Dividend Equivalents. The MD&C Committee may grant Dividend Equivalents on an award (other than an Option or SAR), which are hypothetical dividends on the shares underlying the award. The entitlement of Dividend Equivalents must be contingent on the vesting of the underlying award.

Other Awards. The MD&C Committee may grant other awards that are convertible into or otherwise based on shares of common stock.

“Double-Trigger” in the Event of a Change in Control

In the event of a change in control of the Company, outstanding awards under the Second A&R Plan will not become immediately vested or exercisable, and the applicable restrictions shall not lapse, solely as a result of the change in control of the Company if the outstanding award is assumed by the acquirer or a comparable replacement award is made to the holder. In addition, the MD&C Committee does not have the discretion to accelerate the vesting, exercise, or payment of awards in the event of a change in control of the Company.

Except as otherwise provided by an award agreement or an employment, severance, or similar agreement with the participant, in the event of a participant’s involuntary termination of employment without “cause” or for “good reason” within the two-year period following a change in control of the Company, any outstanding and unvested awards held by the participant will immediately vest and become exercisable, and all vesting and exercisability restrictions on such awards, will immediately lapse at the time of such termination of employment.

Minimum Vesting Period

Awards granted under the Second A&R Plan are subject to a minimum vesting period of one year except that: (a) up to a maximum of 5% of the available shares of common stock that may be issued under the Second A&R Plan may be issued without regard to the minimum vesting period; (b) continued employment or provision of service for exercisability or vesting shall not be required as the MD&C Committee may determine or permit in connection with the occurrence of a retirement, death, or disability of a participant, or in the event of a change in control of the Company (subject to the limitations on acceleration in connection with a change in control set forth in the Second A&R Plan); and (c) awards granted to directors in lieu of cash-based director fees that the director elects to receive in the form of shares of common stock equal in value to the cash-based director fees that the director would otherwise have received.

Tax Withholding

The delivery, vesting, or retention of shares of common stock, cash, or other property under an award are conditioned upon full satisfaction by the participant of all tax withholding requirements with respect to the award. The MD&C Committee may make such provisions for the withholding of federal, state, and local taxes, including social security and Medicare withholding tax as it deems necessary. In satisfaction of tax withholding requirements, the MD&C Committee may, but need not, hold back shares of common stock from an award or permit a participant to tender previously owned shares of common stock (but not in excess of the minimum withholding required by law) or sell any shares of common stock contingently issued or credited by the Company for the purpose of paying such award or any other award under the Second A&R Plan to raise the amount necessary to satisfy applicable withholding requirements.

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PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

Clawback and Recovery

Awards under the Second A&R Plan, the shares of common stock granted or issued under an award, and the cash paid under an award, will be subject to any clawback or recovery policy implemented by the Company in accordance with such policies and procedures as the MD&C Committee may adopt from time to time.

Adjustments for Changes in Capitalization

The aggregate number of shares of common stock available for the grant of awards under the Second A&R Plan, the annual share limit per participant under the Second A&R Plan, the exercise price of each outstanding Option granted under the Second A&R Plan, the strike price of each outstanding SAR granted under the Second A&R Plan, and the specified number of shares of common stock to which each outstanding award granted under the Second A&R Plan pertains shall each be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization or any other increase or decrease in the number of issued and outstanding shares of common stock.

Plan Administration

The Second A&R Plan will be administered by the MD&C Committee, except that the MD&C Committee may designate and authorize individual officers or employees of the Company who are not members of the MD&C Committee to carry out its responsibilities under such conditions or limitations as the MD&C Committee may set, other than its authority and responsibility with regard to awards granted to an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

Term

If approved by our shareholders, the Second A&R Plan as amended by the proposed Amendment will become effective May 28, 2025. The Second A&R Plan as amended by the Amendment will have a 10-year term ending May 28, 2035.

Amendment and Termination

The MD&C Committee may at any time or times amend the Second A&R Plan or any outstanding award for any purpose which may at the time be permitted by law and may at any time terminate the Second A&R Plan as to any future grants of awards. However, except as otherwise expressly provided in the Second A&R Plan, the MD&C Committee may not, without a participant’s consent, alter the terms of an award so as to affect materially and adversely such participant’s rights under an award, unless the MD&C Committee expressly reserved the right to do so at the time the award was granted. Any amendments to the Second A&R Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the MD&C Committee.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the current federal income tax treatment generally arising with respect to grants of awards under the 2015 Plan for participants subject to taxation in the United States. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. We expect the same tax treatment will apply to grants of awards made under the Second A&R Plan for the foreseeable future, subject to whatever applicable changes Congress may enact to the Code.

NQSOs. A participant will not be subject to tax at the time an NQSO is granted. Upon the exercise of an NQSO, an amount equal to the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise will be included in the participant’s ordinary income. Upon disposition of shares of common stock acquired upon exercise, the appreciation or depreciation on the shares of common stock after the date of exercise will be treated by the participant as either capital gain or capital loss.

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PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

ISOs. A participant will not be subject to tax at the time an ISO is granted or exercised; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares of common stock received upon exercise of the ISO over the exercise price. Upon disposition of the shares of common stock acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares of common stock without satisfying both the holding period and employment requirements (a disqualifying disposition), the participant will recognize ordinary income at the time of the disqualifying disposition to the extent of the difference between the exercise price and the amount realized on such disqualifying disposition or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the ISO is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

SARs. A participant will not be subject to tax upon the grant of a SAR. Upon exercise of a SAR, an amount equal to the fair market value of the common stock on the date of exercise less the strike price will be taxable to the participant as ordinary income. A participant’s basis in any shares received will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period will begin on the day following the exercise date.

Restricted Stock Awards. A Restricted Stock Award typically is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions on such Restricted Stock Award lapse. A participant may elect to include in ordinary income the fair market value of the shares of common stock underlying a Restricted Stock Award at the time the award is granted, in which event, there would be no further ordinary income recognition when the restrictions lapse. A participant’s basis in the shares from the vesting of a Restricted Stock Award will be equal to the fair market value of such shares on the vesting date and the participant’s holding period will begin on such date, unless the participant elected to be taxed at the time that the restricted stock was awarded, in which case, the participant’s basis in the shares will be equal to the ordinary income recognized by the participant at the time of grant and the participant’s holding period will begin on such date of grant. Upon a subsequent sale of the share of restricted stock, the participant will recognize capital gain or loss.

RSUs. A participant will not recognize income at the time an RSU is granted. Upon receipt of shares of common stock (or the equivalent value in cash or any combination of cash and common stock) in settlement of an RSU, a participant will recognize ordinary income equal to the fair market value of the shares of common stock and cash received as of that date (less any amount he or she paid for the stock and cash).

Company Deductions. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including those imposed by Section 162(m) of the Code, as applicable.

NEW PLAN BENEFITS

The specific benefits or amounts to be received by or allocated to participants and the number of shares of common stock to be granted under the 2015 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the MD&C Committee.

AGGREGATE AWARD GRANTED

The following table sets forth information with respect to the number of shares of common stock subject to awards previously granted to the following listed individuals and specified groups under the 2015 Plan since its inception through April 2, 2025, our record date. This table includes shares subject to awards that may have been exercised, canceled, or forfeited. No person has received or as determined at this time, will receive, 5% or more of the available shares under the 2015 Plan.

72 Financial Institutions, Inc.

PROPOSAL 3. APPROVE THE SECOND AMENDED AND RESTATED 2015 LTIP

Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Stock Awards	Number of Shares Underlying RSUs
Martin K. Birmingham, President and Chief Executive Officer	-	-	164,606
W. Jack Plants II, EVP, Chief Financial Officer and Treasurer	-	-	36,651
Kevin B. Quinn, SVP, Chief Commercial Banking Officer	-	-	32,335
Samuel J. Burruano, Jr., EVP, Chief Legal Officer & Corporate Secretary	-	-	34,980
Laurie R. Collins, SVP, Chief Human Resources Officer	-	-	26,942
All current executive officers as a group	-	-	341,569
All current non-employee directors as a group	-	161,009	-
Each nominee for election as a director as a group	-	33,212	-
Each associate of any of such directors, executive officers or nominees	-	-	-
All employees, including current officers who are not executive officers, as a group	-	-	780,008

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2024, information about our equity compensation plans that have been approved by our shareholders, including the number of shares of our common stock exercisable under all outstanding options, warrants and rights, the weighted average exercise price of all outstanding options, warrants and rights, and the number of shares available for future issuance under our equity compensation plans. We have no equity compensation plans that have not been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, and Rights	Weighted-Average Exercise Price of Shares Underlying Outstanding Options, Warrants and Rights [1]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	396,244	-	385,722
Equity compensation plans not approved by shareholders	-	-	-
Total	396,244	-	385,722

(3)
Comprised of RSUs granted under our 2015 Plan. See Note 16, Share-Based Compensation, to the Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for further details. All RSUs are excluded from the weighted average exercise price column.

2025 Proxy Statement 73

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”), an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the Company and its subsidiaries for 2024 and has been selected to do so for 2025. Representatives of RSM are expected to be present at the Annual Meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. However, our Board of Directors is submitting this matter to shareholders as a matter of good corporate governance.

If shareholders fail to ratify the appointment, the Board will reconsider whether to retain RSM, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the Company and our shareholders.

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for 2024 and 2023, and fees billed for other services rendered by RSM.

	2024	2023

Audit Fees(1)	$843,954	$596,000
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total fees	$843,954	$596,000

(1)
Audit fees include fees for services that normally would be provided by RSM in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
(2)
Audit related fees consist of fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards. RSM did not perform any services for us under the audit related fees category during 2024 and 2023.
(3)
Tax fees are fees for professional services for tax compliance, tax advice, and tax planning. RSM did not perform any professional services for us under the tax fees category during 2024 and 2023.
(4)
There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to RSM for the fiscal year ended December 31, 2024 and 2023.

The Audit Committee pre-approves all permissible services to be performed by our independent accountant, including fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional routine professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. All accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for 2025.

2025 Proxy Statement 74

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met eleven times during 2024. At various times during the 2024 fiscal year, the Audit Committee met with our independent accountants RSM and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2024, RSM, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and RSM and reviewed and discussed our December 31, 2024 audited consolidated financial statements. The Audit Committee also discussed with RSM matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from RSM required by the applicable sections of the PCAOB regarding our independent accountants’ communications with the Audit Committee, concerning independence, discussed with RSM its independence from management and the Company, and considered the compatibility of non-audit services with RSM’s independence.

Based upon the Audit Committee’s discussions with management and RSM and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Samuel M. Gullo

Bruce W. Harting

Angela J. Panzarella

Mark A. Zupan, PhD

75 Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

The Executive Officers of the Company and the Bank as of April 2, 2025, are identified below. Biographical information, including offices and periods served as an Executive Officer of the Company or the Bank, is also provided. Ages shown are as of April 2, 2025.

Name	Age	Office & Position(s)
Martin K. Birmingham(1)	58	President and Chief Executive Officer
W. Jack Plants II(1)	41	Executive Vice President, Chief Financial Officer and Treasurer
Samuel J. Burruano, Jr.(1)	56	Executive Vice President, Chief Legal Officer and Corporate Secretary
Laurie R. Collins(1)	41	Senior Vice President, Chief Human Resources Officer
Blake G. Jones(1)	44	Senior Vice President, Chief Marketing Officer
Eric W. Marks(1)	40	Senior Vice President, Chief Consumer Banking Officer
Gary A. Pacos(1)	58	Senior Vice President, Chief Risk Officer
Kevin B. Quinn(1)	61	Senior Vice President, Chief Commercial Banking Officer
Sandra L. Byers	57	Senior Vice President, Principal Accounting Officer and Controller

(1)
Member of the Executive Management Committee as of April 2, 2025

Martin K. Birmingham has served as President and Chief Executive Officer of FII and the Bank and served on the Company’s Board of Directors since 2013. He joined Five Star in 2005 as President and CEO of National Bank of Geneva and, upon its consolidation with three other subsidiary banks in December of 2005 to form Five Star Bank, served as Commercial Banking Executive and Rochester Region President. He started his banking career in 1989 with Fleet Financial Group, where he held several progressive corporate banking roles until it was acquired by Bank of America and he was named President of the Rochester Market.

W. Jack Plants II has served as Chief Financial Officer and Treasurer of FII and the Bank since 2021 and was promoted to Executive Vice President in December 2022. He joined the Bank in December 2019 as Senior Vice President, Corporate Treasurer. Previously, he served as Senior Vice President and Treasurer of United Bank where he progressed from Treasury Manager to Treasurer during his seven-year tenure. Prior to his tenure at United Bank, Mr. Plants served in various treasury and credit roles at GE Capital, GE Commercial Finance and Five Star Bank.

Samuel J. Burruano, Jr. was named Executive Vice President, Chief Legal Officer and Corporate Secretary of FII and the Bank in February 2021. Between December 2019 and February 2021, he served as Senior Vice President, General Counsel and Corporate Secretary. Mr. Burruano joined the Bank in 2016 as Assistant General Counsel and Director of Regulatory Compliance and was named Deputy General Counsel and Corporate Secretary in 2018. Previously, he held various positions in the Legal Department at First Niagara Bank, NA beginning in 2011, including Assistant General Counsel, Retail Services and Assistant Corporate Secretary. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP from 1993 to 2011, where he ascended from associate counsel to partner and his practice included providing legal advice to financial services industry clients.

Laurie R. Collins was named Senior Vice President, Chief Human Resources Officer of the Bank in August 2021. Prior to joining the Bank, she worked for Columbus McKinnon Corporation. She served as the publicly traded manufacturing company’s Global Director of Total Rewards, Culture, and HR Technology from November 2019 through July 2021 and as Global Director of Corporate Human Resources and Talent from May 2017 through November 2019. Prior to her tenure at Columbus McKinnon Corporation, Ms. Collins served for 11 years in roles of increasing responsibility in the human resources department at PepsiCo, Inc.

2025 Proxy Statement 76

OUR EXECUTIVE OFFICERS

Blake G. Jones was named Senior Vice President, Chief Marketing Officer of the Bank in July 2023. She joined the Bank from Arrow Financial Corporation, where she served in roles of steadily increasing responsibility during her 11-year tenure, most recently serving as Senior Vice President, Marketing Director. Earlier in her career, Ms. Jones was a journalist and editor with news publications in New York, Hawaii and California.

Eric W. Marks was named Senior Vice President, Chief Consumer Banking Officer of the Bank in March 2025. He joined the Company from M&T Bank, where he had most recently served as its Retail Segment Chief Financial Officer. During his 19-year tenure at M&T, Mr. Marks held roles of increasing responsibility in several enterprise functions and lines of business, including corporate and consumer strategy, mortgage, branch distribution planning, consumer deposit pricing and portfolio management, as well as consumer indirect lending.

Gary A. Pacos was named Senior Vice President, Chief Risk Officer of the Bank in February 2023. Prior to that, he had served as Chief Compliance Officer of Bank OZK since 2020. Previously, he served as Senior Vice President, Compliance Executive for Fair & Responsible Banking, Risk Evaluation & Assurance, overseeing Fair Lending and Compliance testing at KeyBank from 2016 to 2020, and as Chief Compliance Officer and Senior Vice President, Director of Corporate Compliance and Ethics at First Niagara Bank, NA from 2010 to 2016. From 2006 to 2010, Mr. Pacos served as Vice President, Deputy Chief Compliance Officer, Compliance Testing Manager at M&T Bank. He began his banking career at HSBC Bank USA, NA, serving in various Compliance, Consumer Credit, Audit and Operations roles. Mr. Pacos also served our country in the United States Army as a Senior Army Aviator, rising to the rank of Major and serving in the New York Army National Guard until his retirement in 2008.

Kevin B. Quinn was named Senior Vice President, Chief Commercial Banking Officer of the Bank in February 2021. He joined the Bank in August 2020 as Senior Vice President, Commercial Banking Executive. From 2005 to late 2019, he served in leadership roles with HSBC Bank USA, NA, most recently as Managing Director and Regional Head of Corporate Banking. He began his career as an attorney with Jones Day in Cleveland, Ohio and subsequently spent 10 years in commercial banking at M&T Bank.

Sandra L. Byers was named Senior Vice President and Controller of FII and the Bank in March 2024, at which time she was also designated Principal Accounting Officer of FII. She joined the Bank in 2021 as Assistant Controller and was named Deputy Controller in October 2023. Prior to that, she held various finance and accounting consulting positions from 2019 to 2021. From 2016 to 2019, she served as Finance and Treasury Manager with global manufacturer Hardinge, Inc. Ms. Byers also spent 12 years of her career in the banking industry, holding various Accounting, SEC Reporting and Internal Audit positions with First Niagara Financial Group, HSBC Bank USA, Inc. and M&T Bank Corporation.

2025 Proxy Statement 77

STOCK INFORMATION

STOCK INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of April 2, 2025, beneficial ownership of shares of FII common and preferred stock by (a) all current directors and nominees, (b) all NEOs, and (c) all current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 2, 2025.

Name	Title of class	Number of shares beneficially owned	Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 2, 2025	Percent of class outstanding(1)

Directors and Nominees(2):
Martin K. Birmingham	Common	152,677	—	*
Donald K. Boswell	Common	15,295	—	*
Dawn H. Burlew	Common	18,281	—	*
Andrew W. Dorn Jr.	Common	36,423	—	*
Robert M. Glaser	Common	46,939	—	*
Samuel M. Gullo	Common	40,840	—	*
Bruce W. Harting	Common	4,778	—	*
Susan R. Holliday	Common	40,035	—	*
Robert N. Latella	Common	46,206	—	*
Angela J. Panzarella	Common	1,321	—	*
Robert L. Schrader	Common	—	—	*
Kim E. VanGelder	Common	27,713	—	*
Mark A. Zupan, PhD	Common	11,674	—	*
NEOs who are not Directors(2):
W. Jack Plants II	Common	12,061	—	*
Kevin B. Quinn	Common	5,303	—	*
Samuel J. Burruano, Jr.	Common	13,692	—	*
Laurie R. Collins	Common	6,879	—	*
All current Directors, Nominees and executive officers as a group (21 persons)	Common	483,549	—	2.40%

* Denotes less than 1%

(1)
As reported by such persons as of April 2, 2025 with percentages based on 20,109,712 shares of Common Stock, 1,435 shares of Series A Preferred Stock and 171,413 shares of Series B-1 Preferred Stock, respectively, outstanding on April 2, 2025, including shares the individual or group has a right to acquire within 60 days of April 2, 2025 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.
(2)
Each person has sole investment and voting power with respect to the stock beneficially owned by such person.

2025 Proxy Statement 78

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the company as of April 2, 2025.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock(1)

BlackRock, Inc.
50 Hudson Yards
New York, New York 10001	1,348,563	(2)	6.71%
PL Capital Advisors, LLC
John W. Palmer
Richard J. Lashley
Black Maple Capital Management LP
Black Maple Capital Holdings LLC
Robert Barnard
Danielle Morgan Lashley 2010 Trust
Danielle Lashley
Lashley Family 2011 Trust
Beth Lashley
Robin Lashley
750 Eleventh Street South, Suite 202
Naples, Florida 34102	1,273,101	(3)	6.33%

(1)
Based on 20,109,712 shares of Common Stock outstanding as of April 2, 2025.
(2)
This information is based solely on information set forth in a Schedule 13G/A filed with the SEC on February 5, 2025 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power over 1,323,085 shares and sole dispositive power over 1,348,563 shares. Blackrock, Inc. reported beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.
(3)
This information is based solely upon information set forth in a Schedule 13D filed with the SEC on March 18, 2025 reporting beneficial ownership in the following manner: shared voting and dispositive power over 1,260,801 shares by PL Capital Advisors, LLC; sole voting and dispositive power over 4,000 shares and shared voting and dispositive power over 1,260,801 shares by John W. Palmer; shared voting and dispositive power over 1,264,001 shares by Richard J. Lashley; shared voting and dispositive power over 13,000 shares by Black Maple Capital Management LP; shared voting and dispositive power over 13,000 shares by Black Maple Capital Holdings; shared voting and dispositive power over 13,000 shares by Robert Barnard; shared voting and dispositive power over 2,000 shares by Danielle Morgan Lashley 2010 Trust; shared voting and dispositive power over 2,000 shares by Danielle Lashley; shared voting and dispositive power over 5,100 shares by Lashley Family 2011 Trust; shared voting and dispositive power over 5,100 shares by Beth Lashley; and, shared voting and dispositive power over 1,200 shares by Robin Lashley. In aggregate, the reporting persons have voting and dispositive power over 1,273,101 shares.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were timely met during the fiscal year ended December 31, 2024.

2025 Proxy Statement 79

STOCK INFORMATION

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals for consideration at our 2026 Annual Meeting of Shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting of Shareholders, pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 15, 2025. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the Annual Meeting of Shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws and include in such notice the information required by our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary no later than 90 days and not earlier than 120 days prior to the one-year anniversary date of the annual meeting. However, if the 2026 annual meeting is more than thirty days before or more than sixty days after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2026 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2026 annual meeting was first made public.

Under SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to the Company’s 2026 Annual Meeting of Shareholders must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 30, 2026.

80 Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION

Time, Location and How to Participate

Financial Institutions, Inc.’s 2025 Annual Meeting of Shareholders will be held via virtual meeting at 10:00 a.m. (Eastern) on May 28, 2025.

To attend, vote and submit questions during the 2025 Annual Meeting of Shareholders, visit www.virtualshareholdermeeting.com/FISI2025 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting, please call 1-844-986-0822 (toll free) or 303-562-9301 (international) for assistance.

Record Date and Number of Shares Outstanding

The record date for the 2025 Annual Meeting of Shareholders is April 2, 2025. On that date, there were 20,109,712 shares of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the 2025 Annual Meeting of Shareholders.

VOTING MATTERS

Proxy Information

On or about April 14, 2025, we began distributing materials for the Annual Meeting to shareholders entitled to vote at the Annual Meeting. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are solicited by the Board of Directors of the Company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of April 2, 2025 are eligible to vote at the annual shareholders meeting. Each common share entitles the holder to one vote on the items of business to be considered at the Annual Meeting.

Vote Required for Items of Business

The presence, in attendance at the virtual meeting or by proxy, of holders of a majority of Financial Institutions, Inc. outstanding common shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Votes to abstain and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. If a quorum is present:

•
Proposal 1 – Our shareholders elect directors by a plurality vote, which means that the five nominees for election who receive the highest number of “for” votes will be elected as directors;
•
Proposal 2 – The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal;
•
Proposal 3 – The Second Amended and Restated 2015 Long-Term Incentive Plan will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and
•
Proposal 4 – Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2025 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

81 Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

Any nominee for director who receives a greater number of “withheld” votes than “for” votes will tender his or her resignation to the Board. The Board’s Governance Committee will then make a recommendation to the independent directors whether to accept or reject the resignation(s) or take other appropriate action. The independent directors (excluding any director(s) required to submit their resignation) will determine action to be taken within 90 days of the Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. This means that an abstention will not impact Proposals 1, 2, 3 or 4.

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on each item. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 4, but do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Broker non-votes will not affect Proposals 1, 2 or 3. There will be no broker non-votes on Proposal 4.

Options for Voting Your Shares

You may vote your common shares in one of several ways, depending on how you own your shares.

Shareholders of Record – If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. You may vote your shares on the Internet, by phone, by mail or at the meeting.

Beneficial Shareholders – If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares at the virtual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided or will provide you with instructions regarding how to direct the voting of your shares.

401(k) Plan Shareholders – Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan who hold shares of our common stock in their plan accounts may direct the trustee of the plan to vote these shares by completing and returning a proxy card. Any shares in a plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose plan accounts hold such shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering by Internet, mail, or online during the Annual Meeting, another proxy dated as of a later date.

82 Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the Company. In addition, our directors, employees and agents may solicit proxies in person, by telephone, via the Internet, or by other means of communication, but the Company will not pay any compensation for such solicitations. We have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $8,000, plus out-of-pocket expenses. In addition, we will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares.

Duplicative Shareholder Mailings

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers.

Remember, you may vote by Internet, by phone or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2025.

Householding

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials or Notice of Internet Availability of Proxy Materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless they have received instructions to the contrary. If you wish to receive a separate copy of the proxy materials, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record.

Inspector of Election

Representatives of Broadridge Financial Solutions will tabulate shareholder votes and act as inspector for the election.

Voting Results

We will report the voting results in a filing with the SEC on Form 8-K within four business days following the conclusion of the Annual Meeting.

Additional Copies of Annual Meeting Materials

This proxy statement and the 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, are available at www.proxydocs.com/FISI and on our website www.FISI-Investors.com.

2025 Proxy Statement 83

INFORMATION ABOUT THE MEETING

Annual Report on Form 10-K

Shareholders may receive a copy of our 2024 Annual Report on Form 10-K filed with the SEC without charge. Requests should be sent in writing to: Corporate Secretary, Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569. The report can also be accessed on our website at www.FISI-investors.com by clicking on “Financials” at the top of the page, then on “SEC Filings.”

Notice Pursuant to Section 726(d) of The New York Business Corporation Law

On September 30, 2024, we renewed our policies of Directors & Officers, Fiduciary, Employment Practices Liability, and Employed Lawyers insurance, including both primary and excess liability insurance coverage, each for a one-year term, at a total premium cost of $1,033,900, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance Company of Pittsburgh, PA and the excess policies are carried with Axis Insurance Company, Continental Casualty Company, Travelers Casualty and Surety Company of America, Fair American Insurance and Reinsurance Company, AXA XL Specialty Insurance Company, and AIG National Fire Insurance Company of Pittsburgh, PA. The Directors and Officers policy covers all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Risk Oversight Committee of the Board of Directors oversees the insurance renewal process.

Other Business

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

84 Financial Institutions, Inc.

APPENDIX A

APPENDIX A

Reconciliations of GAAP to Non-GAAP Financial Measures

$ in thousands

	Year Ended December 31

	2024	2023	2022	2021	2020

Pre-Provision Net Income (PPNI)
Net (loss) income	$(41,646)	$50,264	$56,573	$77,697	$38,332
Add: Provision (benefit) for credit losses	6,150	13,681	13,311	(8,336)	27,184
Less: Tax adjustment for provision (benefit) for credit losses	1,576	3,505	3,410	(2,136)	6,965
Pre-provision net (loss) income	(37,072)	60,440	$66,474	71,497	58,551
Less: Adjustment for after-tax loss on sale of investment securities	(74,419)	—	—	—	—
Less: Adjustment for after-tax provision for litigation settlement	(17,123)	—	—	—	—
Adjusted pre-provision net income	$54,470	$60,440	$66,474	$71,497	$58,551

	December 31

	2024	2023

Total adjusted loans:
Total loans	$4,479,204	$4,462,139
Add: Loans held for sale	2,280	1,370
Less: Total PPP loans	717	919
Total adjusted loans	$4,480,767	$4,462,590

A-1 Financial Institutions, Inc.

APPENDIX B

APPENDIX B

FINANCIAL INSTITUTIONS, INC.

SECOND amended and restated

2015 LONG-TERM INCENTIVE PLAN

Financial Institutions, Inc. (the “Company”) hereby amends and restates the Financial Institutions, Inc. 2015 Long-Term Incentive Plan (the “Original Plan”), as amended and restated by the Financial Institutions, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “A&R Plan”) with this Financial Institutions, Inc. Second Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) for the benefit of eligible Employees and Directors.

Article I

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and its stockholders and to promote the growth and profitability of the Company and its Subsidiaries by (a) providing incentives to certain Employees and Directors of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business affairs of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) providing certain Employees and Directors with a means to acquire a proprietary interest in the Company, acquire shares of Common Stock, or to receive compensation which is based upon appreciation in the value of Common Stock; and (c) providing a means of obtaining, rewarding, and retaining Employees and Directors.

1.2 Effective & Expiration Date. The Original Plan became effective as of May 6, 2015 (the “Original Effective Date”), upon the approval of the Plan by the Company’s stockholders on that date. The Plan was amended and restated effective as of June 16, 2021, upon the approval of the A&R Plan by the Company’s stockholders on that date. This second amendment and restatement of the Plan shall become effective as of May 28, 2025 (the “Effective Date”), upon the approval of the Plan by the Company’s stockholders on that date. No Award will be granted under the Plan more than ten (10) years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

1.3 Successor Plan. The Original Plan was established as a successor to the 2009 Management Incentive Plan and 2009 Directors’ Stock Incentive Plan (the “Prior Plans”). No additional awards shall be made under the Prior Plans after the Original Effective Date. As provided by Section 4.2, shares of Common Stock authorized under the Prior Plans as of the Original Effective Date became available for issuance or transfer under the Original Plan. Outstanding awards under the Prior Plans continued in effect according to their terms as in effect before the Original Effective Date (subject to such amendments as the Committee determines, consistent with the Prior Plans, as applicable).

Article II

DEFINITIONS

2.1 A&R Plan. A&R Plan shall have the meaning assigned to such term in the Preamble hereof.

2.2 Award. Award shall mean, collectively, the Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Director Awards, and other equity awards that may be granted under the Plan.

2.3 Award Agreement. Award Agreement shall mean a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under the Plan, such Award Agreement to be in such form as shall be prescribed by the Committee from time to time.

2.4 Board. Board shall mean the board of directors of the Company.

2025 Proxy Statement B-1

APPENDIX B

2.5 Cause. Cause as a reason for the termination of a Participant’s employment shall have the meaning assigned such term in the executive, employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary. If the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, Cause shall mean the commission by the Participant of, or the determination by the Board, based on reasonable evidence of misconduct as presented by a law enforcement agency, or as a result of an internal or external audit or investigation, that the Participant has committed: (a) a criminal offense involving the violation of state or federal law; (b) a breach of fiduciary duty; (c) an act of dishonesty, fraud, or material misrepresentation; or (d) any act of moral turpitude which the Board determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations, or which may prevent, because of its demonstrated or demonstrable effect on employees, regulatory agencies, or customers, the Participant from effectively performing his duties. Any reference to the Company in this definition includes each of its Subsidiaries.

2.6 Change in Control. Change in Control shall have the meaning specified in Section 7.2.

2.7 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and other guidance issued thereunder, as such law, regulations, and guidance may be amended from time to time.

2.8 Committee. Committee shall mean the Management Development & Compensation Committee of the Board, each member of which is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and meets the independence requirements of the Nasdaq Stock Market listing standards.

2.9 Common Stock. Common Stock shall mean the common stock of the Company, $0.01 par value per share.

2.10 Company. Company shall mean Financial Institutions, Inc., a New York corporation, and its successors and assigns.

2.11 Director. Director shall mean any non-employee member of the board of directors of the Company or a Subsidiary.

2.12 Director Awards. Director Awards shall mean the director awards that may be made to an eligible Director pursuant to Section 6.6.

2.13 Disability. Except as otherwise provided by this Section 2.13, Disability shall have the meaning assigned such term in the executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary, and if the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement and except as otherwise provided by this Section 2.13, Disability shall have the meaning assigned such term in the long-term disability plan or policy maintained, or if applicable, most recently maintained, by the Company or any Subsidiary for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, or if the determination of Disability relates to an Incentive Stock Option, Disability shall mean the condition described in Code Section 22(e)(3).

2.14 Effective Date. Effective Date shall have the meaning specified in Section 1.2.

2.15 Employee. Employee shall mean an employee of the Company or a Subsidiary.

2.16 Exchange Act. Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

B-2 Financial Institutions, Inc.

APPENDIX B

2.17 Exercise Price. Exercise Price shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

2.18 Fair Market Value. Fair Market Value of Common Stock shall mean the closing price of the Common Stock as reported on the Nasdaq Stock Market on the relevant valuation date or, if there were no Common Stock transactions on such day, on the next preceding date on which there were Common Stock transactions.

2.19 Good Reason. Good Reason as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary. If the Participant is not a party to an executive, employment, severance, or similar agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (a) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (b) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than fifty (50) miles away) from the geographic location immediately prior to the Change in Control; provided, however, no termination shall be deemed to be for Good Reason unless (i) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (ii) to the extent curable, the Company has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (iii) the effective date of the termination for Good Reason occurs no later than one hundred eighty (180) days after the initial existence of the facts or circumstances constituting Good Reason.

2.20 Incentive Stock Option. Incentive Stock Option shall mean an Option to purchase Common Stock which is granted under the Plan with the intention that it qualify as an “incentive stock option” as that term is defined under Code Section 422.

2.21 Incumbent Board. Incumbent Board shall have the meaning specified in Section 7.2(d).

2.22 Indemnified Person. Indemnified Person shall have the meaning specified in Section 5.4(a).

2.23 Involuntary Termination. Involuntary Termination shall mean termination of a Participant’s employment or service by the Company or a Subsidiary without Cause or by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company or a Subsidiary for Cause or due to the Participant’s death, Disability, or voluntary resignation other than for Good Reason.

2.24 Non-Qualified Stock Option. Non-Qualified Stock Option shall mean an Option to purchase Common Stock which is granted under the Plan and that is not an Incentive Stock Option.

2.25 Option. Option shall mean a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 6.2.

2.26 Original Effective Date. Original Effective Date shall have the meaning specified in Section 1.2.

2.27 Original Plan. Original Plan shall have the meaning assigned to such term in the Preamble hereof.

2.28 Over 10% Owner. Over 10% Owner shall mean an individual who, at the time an Incentive Stock Option is granted to such individual, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.29 Participant. Participant shall mean an Employee or Director who has been granted an Award.

2025 Proxy Statement B-3

APPENDIX B

2.30 Performance Stock Award. Performance Stock Award shall mean an Award as described in Section 6.4(c).

2.31 Performance Stock Unit Award. Performance Stock Unit Award shall mean an Award as described in Section 6.5(b).

2.32 Plan. Plan shall have the meaning assigned to such term in the Preamble hereof.

2.33 Plan Year. Plan Year shall mean the calendar year.

2.34 Prior Plans. Prior Plans shall have the meaning specified in Section 1.3.

2.35 Replaced Award. Replaced Award shall have the meaning specified in Section 7.1(a).

2.36 Replacement Award. Replacement Award shall have the meaning specified in Section 7.1(a).

2.37 Reporting Person. Reporting Person shall mean an officer or director of the Company or a Subsidiary subject to the reporting requirements of Section 16 of the Exchange Act.

2.38 Restricted Period. Restricted Period shall mean the period of time during which Restricted Stock Awards granted pursuant to Section 6.4 or Restricted Stock Unit Awards granted pursuant to Section 6.5 are subject to restrictions.

2.39 Restricted Stock Award. Restricted Stock Award shall mean an Award of Common Stock subject to restrictions determined by the Committee as described in Section 6.4.

2.40 Restricted Stock Unit Award. Restricted Stock Unit Award shall mean an Award as described in Section 6.5.

2.41 Stock Appreciation Right. Stock Appreciation Right shall mean an Award of a stock appreciation right as described in Section 6.3.

2.42 Strike Price. Strike Price shall mean the measuring price per share of Common Stock for a Stock Appreciation Right used to determine the payment of such Stock Appreciation Right.

2.43 Subsidiary. Subsidiary shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44 Termination of Employment. Termination of Employment shall mean the termination of the employment or other service relationship between a Participant and the Company and its Subsidiaries, regardless of whether severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or retirement, as determined by the Committee pursuant to Section 6.1(i)(3). For the avoidance of doubt, unless the Committee determines otherwise, the following would not constitute a Termination of Employment: (i) a Participant’s cessation of employee status at a time when the Participant continues the performance of services for the Company or a Subsidiary as a Director or consultant, or vice versa, (ii) a Participant’s transfer between the Company and any Subsidiary; and (iii) any leave of absence approved by the Company. If the Subsidiary to which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Board, such Participant’s service will be considered to have terminated on the date such Subsidiary ceases to qualify as a Subsidiary.

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APPENDIX B

Article III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Subject to the limitation on eligibility for Awards of Incentive Stock Options set forth in Section 6.2(g), any Employee or Director of the Company or a Subsidiary, who is selected by the Committee is eligible to receive an Award under the Plan.

3.2 Participation. Unless otherwise determined by the Committee, as a condition precedent to participation in the Plan, each Employee or Director selected to receive an Award shall enter into an Award Agreement with the Company, agreeing to the terms and conditions of the Plan and the Award granted.

Article IV

STOCK SUBJECT TO PLAN

4.1 Types of Shares. The shares of Common Stock subject to the provisions of the Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

4.2 Aggregate Limit. Subject to adjustment in accordance with Section 9.1, the maximum number of shares of Common Stock reserved exclusively for issuance upon an award of or exercise or payment pursuant to Awards under the Plan (including, but not limited to, Awards made under the Original Plan and the A&R Plan) shall be the sum of the following: (a) 1,134,000 shares of Common Stock; (b) the number of shares remaining available for issuance under the Prior Plans on the Original Effective Date; and (c) any shares of Common Stock that are subject to outstanding awards under the Prior Plans on the Original Effective Date that are subsequently canceled, expired, forfeited, or otherwise not issued or are settled in cash. All or any of this maximum number of shares of Common Stock reserved under the Plan may be issued pursuant to Awards of Incentive Stock Options or pursuant to any one or more other Awards.

4.3 Calculation of Shares.

(a) Share Counting. For purposes of calculating the total number of shares of Common Stock available for grants of Awards hereunder, the following shall apply:

(1) The number of shares of Common Stock available for grants of Awards hereunder shall be reduced by the number of shares for which Awards are actually granted under the Plan or the Original Plan; and

(2) The grant of a Performance Stock Award or Performance Stock Unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under such Award.

(b) Shares Added Back. If less than the maximum number of shares of Common Stock which may be issued under a Performance Stock Award or Performance Stock Unit Award are earned and issued, only the number of shares of Common Stock actually issued shall count against the above limit, and the excess of the maximum over the actual number of shares of Common Stock issued shall again become available for grants under the Plan. Further, if any Award under the Plan or the Original Plan shall expire, terminate, be canceled (including cancellation upon the Participant’s exercise of a related Award), or is unsettled for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised, unsettled, or forfeited Award, shall not count against the aggregate limitations under Section 4.2 and shall again become available for grants under the Plan.

(c) Shares NOT Added Back. Shares of Common Stock equal in number to the shares tendered or withheld in payment of an Option Exercise Price or in settlement of any other Award, and shares of Common Stock that are tendered or withheld in order to satisfy any federal, state, or local tax liability, shall count against the aggregate limitations in Section 4.2 and shall not become available again for grants under the Plan. Provided further, the full

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number of shares of Common Stock subject to a Stock Appreciation Right shall count against the above limit, and any shares that were estimated to be used for such purposes and were not in fact so used shall not become available again for grants under the Plan.

(d) Cash Settlement. Cash settlements of Awards will not count against the above limits.

(e) Shares under Plans of Acquired Companies. Shares of Common Stock issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the aggregate limitations under Section 4.2.

4.4 Participant Limits.

(a) Employee Limits. Subject to adjustment in accordance with Section 9.1, the total number of shares of Common Stock for which Awards may be granted in any Plan Year to any Employee shall not exceed fifty thousand (50,000) shares of Common Stock.

(b) Director Limits. Notwithstanding any provision to the contrary in the Plan or in any non-employee director compensation policy adopted by the Company, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a non-employee Director during any calendar year shall not exceed three hundred thousand dollars ($300,000) in the case of an incumbent director, five hundred thousand dollars ($500,000) in the case of Chairman of the Board who is a non-employee Director, or five hundred thousand dollars ($500,000) in the case of a new non-employee Director during his or her first year of service.

Article V

ADMINISTRATION

5.1 Action of the Committee. The Plan shall be administered by the Committee. In administering the Plan, the Committee’s actions, determinations, and interpretations made in good faith shall not be subject to review and shall be final, binding, and conclusive on all interested parties.

5.2 Duties and Powers of the Committee. The Committee shall have the power to grant Awards in accordance with the provisions of the Plan and may grant Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, including the prohibition against repricing set forth in Section 8.3, the Committee shall have the discretion and authority to determine: (a) the Employees and Directors to whom Awards will be granted; (b) the number of shares of Common Stock subject to each Award; (c) the terms and conditions of each Award, including, without limitation, the applicable vesting schedule and forfeiture provisions of the Award, Exercise Price, Strike Price, performance goals, performance periods; Restricted Periods and exercise periods; and (d) such other matters applicable to an Award as are permissible under the Plan. Except as otherwise required by the Plan, the Committee shall have the authority to interpret and construe the provisions of the Plan and the Award Agreements, and to make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

5.3 Delegation. The Committee may designate and authorize individual officers or employees of the Company or a Subsidiary who are not members of the Committee to carry out its responsibilities hereunder under such conditions or limitations as the Committee may set, other than its authority and responsibility with regard to Awards granted to a Reporting Person. References in the Plan to Committee shall include the individuals to whom the Committee has delegated to the extent of the authority so delegated.

5.4 No Liability; Indemnification.

(a) No Director, member of the Committee, or officer or employee to whom any duty or power relating to the administration or interpretation of the Plan has been delegated (each, an “Indemnified Person”), shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Award.

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(b) Each Indemnified Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which the Indemnified Person may be a party or in which the Indemnified Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by the Indemnified Person in settlement thereof, with the Company’s approval, or paid by the Indemnified Person in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided the Indemnified Person shall give the Company an opportunity, at its own expense, to handle, and defend the same before the Indemnified Person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or policies, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article VI

AWARDS UNDER THE PLAN

6.1 Terms and Conditions of All Awards.

(a) Shares Subject to Grant. The number of shares of Common Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the Participant limits in Section 4.4.

(b) Award Agreement. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that are inconsistent with the Plan shall be superseded by the terms of the Plan.

(c) Date of Grant. The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Common Stock or amount of cash covered by the Award, and has taken all such other actions necessary to complete the grant of the Award.

(d) Transfer and Exercise. Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during a Participant’s lifetime, only by the Participant, or in the event of the Disability of the Participant, by the Participant or the legal representative of the Participant, or in the event of the death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will. Any transfer or attempted transfer of an Award by a Participant not made in accordance with the Plan and the applicable Award Agreement will be void and of no effect, and the Company will not recognize, or have the duty to recognize, any transfer not made in accordance with the Plan and the applicable Award Agreement, and an Award attempted to be transferred will continue to be bound by the Plan and the applicable Award Agreement.

(e) Payment. Awards for which any payment is due from a Participant including, without limitation, the Exercise Price of an Option or the tax withholding required with respect to an Award pursuant to Section 6.1(g), may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to:

(i) U.S. dollars by personal check, bank draft, or money order payable to the Company, by money transfer or direct account debits;

(ii) Delivery to the Company of a number of shares of Common Stock having an aggregate fair market value of not less than the aggregate Exercise Price or minimum tax withholding required for the Award;

(iii) Involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T;

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(iv) A cashless exercise if and to the extent permissible by applicable law; or

(v) Any combination of the above forms and methods.

(f) Dividend Equivalents. If the Committee so determines and provides in an Award Agreement, Participants may be credited with any dividends paid with respect to the shares of Common Stock underlying an Award (other than an Option or Stock Appreciation Right) in a manner determined by the Committee in its sole discretion; provided, however, any dividend equivalents on an Award shall accrue and be paid only if and to the extent the shares of Common Stock underlying the Award become vested or payable. The Committee may apply any other restrictions to such dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividend equivalents, including cash or shares of Common Stock.

(g) Withholding. The Company shall deduct from all cash payments under the Plan the amount of any federal, state, or local taxes required to be withheld. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or upon the vesting of any Restricted Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the amount of any federal, state, or local taxes required to be withheld as a condition of and prior to the delivery or release of such shares.

(h) Deferred Compensation. Notwithstanding the Committee’s discretion to determine the terms and conditions of Awards under the Plan, the Committee may require or permit the deferral of the receipt of Awards (other than an Option or Stock Appreciation Right) upon such terms as the Committee deems appropriate and in accordance with the requirements of Code Section 409A.

(i) Treatment of Awards upon Termination of Employment.

(1) All Awards granted under the Plan, including all unexercised Options whether vested or non-vested, shall immediately be forfeited and may not thereafter vest or be exercised in the event a Participant incurs a Termination of Employment for Cause.

(2) Except as otherwise provided by Section 6.1(i)(1), any Award under the Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Subsidiaries may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or as the Committee may otherwise determine to the extent not prohibited by or inconsistent with the provisions of the Plan (including Section 6.1(j)), taking into consideration such other factors as the Committee determines are relevant to its decision whether to continue an Award.

(3) Subject to Section 6.1(i)(1), the Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

(j) Exclusion from Minimum Vesting Requirements. Awards granted under Section 6.2, Section 6.3, Section 6.4, Section 6.5 and Section 6.7 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:

(1) Up to a maximum of five percent (5%) of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.2 may be issued pursuant to Awards granted under Section 6.2, Section 6.3, Section 6.4, Section 6.5 and Section 6.7 without regard for any minimum vesting period or continued employment or provision of service requirements set forth in such Sections;

(2) Continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a

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APPENDIX B

retirement, death, or Disability of a Participant, or in the event of a Change in Control subject to the limitations set forth in Section 7.1; and

(3) Awards granted to Directors pursuant to Section 6.6 in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock equal in value to the cash-based director fees that the Director would otherwise have received shall not be subject to any minimum vesting period or continued provision of service requirement.

6.2 Options. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option. Each Incentive Stock Option granted under the Plan shall be clearly identified as to its status as an Incentive Stock Option and the applicable Award Agreement shall reflect such status. Subject to the special conditions applicable to Incentive Stock Options set forth in Section 6.2(g) and the special conditions applicable to substitute Options set forth in Section 6.2(f), Options awarded under the Plan shall be subject to the following terms and conditions:

(a) Exercise Price. Subject to adjustment in accordance with Section 9.1, the Exercise Price per share of Common Stock purchasable under any Option shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Exercise Price may not be less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(b) Option Term. The exercise period for each Option granted under the Plan shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(c) Conditions to Exercise. Each Option granted under the Plan shall vest over a period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.1(j), Options shall not vest for at least one year after the date of grant. The Committee may impose such conditions and restrictions on the exercise of an Option as it may deem appropriate. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares of Common Stock as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(d) Exercise of Option. An Option shall be exercised by (i) delivery to the Company of a written notice of exercise (on the form or in the manner specified by the Company for such notice) with respect to all or a specified number of shares of Common Stock subject to the Option, and (ii) payment to the Company of the full amount of the Exercise Price in a manner permissible under Section 6.1(e) and the applicable Award Agreement.

(e) No Rights as a Stockholder. The holder of an Option, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Option until such time as the Option vests, is exercised and the shares of Common Stock are issued to the holder of the Option.

(f) Special Provisions for Substitute Options. Notwithstanding anything to the contrary in this Section 6.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a corporate transaction, may provide for an Exercise Price and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby; provided, however, the number of shares of Common Stock and the Exercise Price of any Option issued in substitution for an option previously issued by another entity shall be determined in accordance with the requirements of Code Section 409A.

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APPENDIX B

(g) Special Conditions for Incentive Stock Options. Notwithstanding anything to the contrary in Section 6.1 or this Section 6.2, Incentive Stock Options shall be subject to the following terms and conditions:

(i) Incentive Stock Options may only be granted to Employees of the Company or of a Subsidiary that qualifies as a “subsidiary corporation” within the meaning given such term by Code Section 424.

(ii) The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an Employee during any calendar year (under all plans of the Company and its Subsidiaries) may not exceed one hundred thousand dollars ($100,000); provided, however, if such limitation is exceeded, the portion of such Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

(iii) No Incentive Stock Option may be granted after ten (10) years from the date that the Plan is approved by the Company’s stockholders.

(iv) With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted.

(v) The exercise period for an Incentive Stock Option must be no longer than ten (10) years from the date that the Incentive Stock Option is granted, or in the case of an Incentive Stock Option granted to an Over 10% Owner, the exercise period may be no longer than five (5) years after the date that the Incentive Stock Option is granted.

(vi) For an Incentive Stock Option issued in substitution for an incentive stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, both the number of shares of Common Stock and the Exercise Price of the substitute Incentive Stock Option shall be computed in accordance with Code Section 424.

(vii) Incentive Stock Options granted under the Plan are intended to comply with Code Section 422, and the provisions of the Plan and the Award Agreements for any Incentive Stock Options granted under the Plan shall be construed in such manner as to effectuate that intent.

6.3 Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive at the time of payment or exercise, for a specified or determinable number of shares of the Common Stock, an amount equal to a percentage (not to exceed 100%) of the excess of Fair Market Value of a share of Common Stock over the applicable Strike Price per share of Common Stock. Each Stock Appreciation Right shall be subject to the following terms and conditions:

(a) Strike Price. Subject to adjustment in accordance with Section 9.1, the Strike Price per share of Common Stock under any Stock Appreciation Right shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Strike Price may not be less than the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall vest over a period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.1(j), Stock Appreciation Rights shall not vest for at least one year after the date of grant. The Committee may impose such conditions and restrictions on the exercise of a Stock Appreciation Right as it may deem appropriate. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts as determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement.

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APPENDIX B

(c) No Rights as a Stockholder. The holder of a Stock Appreciation Right, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Stock Appreciation Right until such time as the Stock Appreciation Right vests, is exercised, or paid and the shares of Common Stock are issued to the holder of the Stock Appreciation Right.

(d) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash, shares of Common Stock (valued at the aggregate fair market value), or a combination thereof, as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

6.4 Restricted Stock Awards. Each Restricted Stock Award shall be made in such number of shares of Common Stock, upon such terms and conditions on such shares, for such Restricted Period and with such dividend or voting rights during the Restricted Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Consideration. The Committee may require a payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without any consideration from the Participant other than his service to or on behalf of the Company or its Subsidiaries.

(b) Shares. A Restricted Stock Award granted pursuant to the Plan may be evidenced by book entry or in such manner as the Committee shall determine, and the Committee may take any action it deems necessary or advisable to reflect that the shares of Common Stock that are part of the Restricted Stock Award are subject to its applicable terms, conditions, and restrictions applicable, until the restrictions thereon shall have lapsed.

(c) Vesting. Each Restricted Stock Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.1(j), Restricted Stock Awards shall not vest for at least one year after the date of grant. Restricted Stock Awards subject to performance goals may be designated as Performance Stock Awards. A Restricted Stock Award may also, in the Committee’s discretion, provide for earlier termination of the Restricted Period in the event of the retirement, death, or Disability of the Participant, or in the event of a Change in Control.

(d) Rights as Stockholder. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, a grant of a Restricted Stock Award shall immediately entitle the Participant to voting and dividend rights with respect to the shares of Common Stock subject to the Award; provided, however, the dividends and other distributions on the shares of Common Stock subject to the Award shall in all cases either (i) be deferred and payment thereof contingent on the vesting of the shares of Common Stock with respect to which such dividends and other distributions are paid, or (ii) be credited with additional number of shares of Restricted Stock determined using the amount of dividends that would have been paid on the number of shares of Common Stock underlying the Award and the fair market value of a share of Common Stock on the applicable dividend payment date, in each case subject to the same vesting and forfeiture restrictions that apply to the shares of Common Stock subject to the Award with respect to which such dividends and other distributions are paid.

6.5 Restricted Stock Unit Awards. Restricted Stock Unit Awards shall entitle the Participant to receive, at a specified future date or event, payment of a specified number of shares of Common Stock or an amount equal to all or a portion of the fair market value of a specified number of shares of Common Stock at the end of the applicable Restricted Period. Each Restricted Stock Unit Award shall be made in such number of shares of Common Stock, upon such terms and conditions, for such Restricted Period and with such dividend equivalent rights during the Restricted

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Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(a) Consideration. The Committee may require a payment from the Participant in consideration of a payment of a Restricted Stock Unit Award or may grant a Restricted Stock Unit Award without any consideration from the Participant other than his service to or on behalf of the Company or its Subsidiaries.

(b) Vesting. Each Restricted Stock Unit Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee provided, however, except as otherwise permitted by Section 6.1(j), Restricted Stock Units shall not vest for at least one year after the date of grant. Restricted Stock Unit Awards subject to performance goals may be designated as Performance Stock Unit Awards. A Restricted Stock Unit Award may also, in the Committee’s discretion, provide for earlier termination of the Restricted Period in the event of the retirement, death, or Disability of the Participant, or in the event of a Change in Control.

(c) No Rights as a Stockholder. The holder of a Restricted Stock Unit Award, as such, shall have none of the rights of a stockholder of the Company with respect to the shares of Common Stock underlying such Restricted Stock Unit Award until such time as the Restricted Stock Unit Award vests, is paid and the shares of Common Stock are issued to the holder of the Restricted Stock Unit Award.

(d) Settlement. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent fair market value, any combination thereof or in any other form of consideration, as determined by the Committee and set forth in the applicable Award Agreement.

6.6 Director Awards. Subject to the limitations in Section 4.4(b), in addition to the ability of Directors to receive Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, or other Awards under this Article VI, Directors may also (a) receive Awards of outright shares of Common Stock, subject to the limitations set forth in Section 6.1(j), and (b) be permitted to elect to receive, pursuant to procedures established by the Committee, Awards of outright shares of Common Stock in lieu of cash-based director fees that the Director elects to receive in the form of shares of Common Stock with a fair market value equal to the cash-based director fees that the Director would otherwise have received.

6.7 Other Awards. Subject to applicable law and the limits set forth in Article IV, the Committee may grant to any Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Except as otherwise permitted by Section 6.1(j), such Awards shall not vest for at least one year after the date of grant. Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation shares of Common Stock, notes or other property, as the Committee determines.

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APPENDIX B

Article VII

CHANGE IN CONTROL

7.1 Effect of a Change in Control. In the event of a Change in Control, the following acceleration, exercisability, and valuation provisions will apply:

(a) Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award or other Award will lapse, and each Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an Award meeting the requirements of Section 7.1(b) (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 7.1(b) to replace or adjust such outstanding Award (a “Replaced Award”);

(b) An Award meets the conditions of this Section 7.1(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit award for Restricted Stock Unit Award, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) the federal tax consequences to the Participant holding the Replaced Award of the Replacement Award are not less favorable to such Participant than the federal tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied; and

(c) Except as otherwise provided in an executive, employment, severance, or similar agreement, if any, between the Participant and the Company or a Subsidiary, upon the Involuntary Termination, during the period of two (2) years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of ninety (90) days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

7.2 Definition. For purposes of the Plan, a “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(a) The consummation of a transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) the total voting power represented by the Company’s then outstanding voting securities. The term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company; (ii) a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company; (iii) the Company; and (iv) a corporation or other entity of which at least a majority of its combined voting power is owned directly by the Company;

(b) The consummation of (i) a merger or consolidation of the Company with or into any other entity or any other corporate reorganization, other than a merger, consolidation or other corporate reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent

2025 Proxy Statement B-13

APPENDIX B

(either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, consolidation or other corporate reorganization, provided that the consolidation or merger is not with a corporation which was a wholly owned subsidiary of the Company immediately before the consolidation or merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the consolidation or corporate reorganization which does not result in a Change in Control as defined herein;

(c) For Awards granted prior to June 16, 2021, the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, and for Awards granted on or after June 16, 2021, the liquidation or dissolution of the Company;

(d) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall acquire, directly or indirectly, twenty percent (20%) or more of the Company’s then-outstanding common stock within any twelve (12) month period, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such twenty percent (20%) beneficial owner; or

(e) Individuals who constitute the Board on any specified date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof within any twelve (12) month period, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors comprising the Board immediately prior to the date of such election (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (e), considered as though such person were a member of the Incumbent Board.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Code 409A, such transaction or event with respect to any Award (or portion thereof) will not be deemed a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Article VIII

TERMINATION AND AMENDMENT

8.1 Termination and Amendment of Plan.

(a) Subject to the limitations of Section 8.3, the Board may amend or terminate the Plan at any time; provided, however, the Board shall obtain stockholder approval for any amendment to the Plan that increases the number of shares of Common Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the Code or other applicable laws, or the Nasdaq Stock Market listing standards.

B-14 Financial Institutions, Inc.

APPENDIX B

(b) Notwithstanding Section 8.1(a), without the consent of the holder of an Award, no such termination or amendment of the Plan may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Code Section 409A, no termination or amendment of the Plan shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Code Section 409A.

8.2 Amendment of Award Agreements. Subject to the limitations of Section 8.3, the Board or the Committee may amend an Award Agreement at any time, in their sole discretion; provided, however, without the consent of the holder of an Award, no such amendment of an Award Agreement may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Code Section 409A, no amendment of the Award Agreement shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Code Section 409A.

8.3 No Repricing. Except as provided by Section 9.1, without the approval of the Company’s stockholders, the Exercise Price of an Option or the Strike Price of a Stock Appreciation Right may not be amended or modified after the grant of the Option or Stock Appreciation Right, and an Option or Stock Appreciation Right may not be surrendered or cancelled in consideration of, or in exchange for, cash, other Awards, or the grant of a new Option or Stock Appreciation Right having an Exercise Price or Strike Price below that of the Option or Stock Appreciation Right that was surrendered or cancelled, and without the approval of the Company’s stockholders, neither the Board nor the Committee may take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares of Common Stock are traded.

Article IX

GENERAL PROVISIONS

9.1 Changes in Capitalization; Merger; Liquidation.

(a) The aggregate number of shares of Common Stock reserved for the grant of Awards, for issuance upon the exercise or payment, as applicable, of each outstanding Award and upon vesting of an Award; the annual limit per Participant; the Exercise Price of each outstanding Option; the Strike Price of each outstanding Stock Appreciation Right and the specified number of shares of Common Stock to which each outstanding Award pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization, or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company.

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but, except as set forth in this Section, may not otherwise diminish the then value of the Award.

(c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company or a Subsidiary to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company or a

2025 Proxy Statement B-15

APPENDIX B

Subsidiary, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company or a Subsidiary, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

9.2 Code Section 409A. Options, Stock Appreciation Rights, Restricted Stock Awards, and Director Awards granted under the Plan are intended to be exempt from Code Section 409A, and Restricted Stock Unit Awards, dividend equivalents, and all other Awards awarded under the Plan are intended to be exempt from or comply with Code Section 409A, and the Plan, Award Agreements and the terms of Awards shall be administered and interpreted consistent with such intention. In the event any provisions of the Plan or any Award Agreement are determined by the Committee potentially to violate Code Section 409A, such provisions shall be amended, as necessary, to be exempt from or comply with Section 409A; and until adoption of any such amendment, the provisions shall be construed and interpreted, to the extent possible, to be exempt from or comply with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A. Without limiting the scope of the foregoing, changes to the A&R Plan made by this Plan which, if applied to Award outstanding on the Effective Date, would have the effect of modifying the timing or form of payment of any Award which is subject to Section 409A shall only apply to Awards made on or after the Effective Date.

9.3 Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant or other service provider of the Company or any of its Subsidiaries or affects the right of the Company or any of its Subsidiaries to terminate a Participant’s employment or services at any time.

9.4 Non-Alienation of Benefits. Except as otherwise expressly provided by the Plan, no Award or benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, encumbrance, or charge; and any attempt to do so shall be void. No such Award or benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

9.5 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares of Common Stock covered by such Award upon any securities exchange or under any federal or state law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares of Common Stock pursuant to such Award may be withheld unless and until such listing, registration, or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Common Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

9.6 FDIA Limitations. Any actions by the Company under the Plan or any Award Agreement must comply with the law, including regulations and other interpretive action, of the Federal Deposit Insurance Act, Federal Deposit Insurance Corporation, or other entities that supervise any of the activities of the Company. Specifically, any payments to the Participant by the Company, whether pursuant to the Plan, an Award Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12. U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

B-16 Financial Institutions, Inc.

APPENDIX B

9.7 Compensation Recovery Policy. Notwithstanding any provision of the Plan or an Award Agreement, the amount of any cash paid under an Award, any shares of Common Stock granted or issued under an Award, and any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s compensation recovery policy, if any, or any similar policy that the Company may adopt from time to time, and the Committee shall include a provision in Award Agreements to give effect to such policy.

9.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

9.9 Choice of Law. The laws of the State of New York shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

9.10 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

9.11 Interpretation. Whenever used in the Plan, nouns in the singular shall include the plural and the plural shall include the singular, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections in the Plan are inserted for convenience and reference only, and they do not constitute part of the Plan.

* * * * *

2025 Proxy Statement B-17

220 Liberty Street, Warsaw, NY 14569
585.786.1100 | FISI-Investors.com

Financial Institutions, Inc.

FINANCIAL INSTITUTIONS, INC.
220 LIBERTY STREET
WARSAW, NY 14569
ATTN: Samuel J. Burruano, Jr.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/27/2025 for shares held directly and by 11:59 P.M. ET on 05/22/2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/27/2025 for shares held directly and by 11:59 P.M. ET on 05/22/2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Martin K. Birmingham 02 Bruce W. Harting 03 Angela J. Panzarella 04 Robert L. Schrader 05 Kim E. VanGelder

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3. Approval of the Second Amended and Restated 2015 Long-Term Incentive Plan.	☐	☐	☐
4. Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000669663_1 R1.0.0.2

Financial Institutions, Inc.®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

FINANCIAL INSTITUTIONS, INC.
Annual Meeting of Shareholders
May 28, 2025 10:00 a.m. (Eastern)
This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) W. Jack Plants II and Samuel J. Burruano Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of FINANCIAL INSTITUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (Eastern) on 5/28/2025 by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000669663_2 R1.0.0.2